UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The New York Times
Company

Notice of 2014
Annual Meeting and
Proxy Statement

620 Eighth Avenue New York, NY 10018 tel 212-556-1234
Invitation to 2014 Annual Meeting of Stockholders
DATE: Wednesday, April 30, 2014
TIME: 10:00 a.m.
PLACE: TheTimesCenter
242 West 41st Street, New York, NY 10018

March 17, 2014
Dear Fellow Stockholder:
Please join me at our Annual Meeting on Wednesday, April 30, 2014. My colleagues and I will review the major Company developments over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of the Company. Members of the Board of Directors will also be present.
In addition, you will be asked to vote on the election of the Board of Directors, an amended incentive compensation plan and the ratification of the selection of auditors. Our Class B stockholders will also be asked to vote on an advisory resolution to approve executive compensation.
There is one change to the Board slate this year. Thomas Middelhoff, who has served on our Board with distinction since 2003, is not standing for election at this year’s Annual Meeting. He has provided invaluable advice and counsel, and we are grateful for his many contributions. All of the other current directors are standing for re-election.
We are furnishing our proxy materials to stockholders primarily over the Internet. On or about March 17, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that the Proxy Statement, 2013 Annual Report and voting instructions are available online. As more fully described in that Notice, a stockholder may instead choose to request paper copies of the proxy materials.
Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or the designated toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you will receive in response to your request. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement on page 2. Please vote as soon as possible.
I hope to see you on April 30th.
ARTHUR SULZBERGER, JR.
Chairman of the Board

620 Eighth Avenue New York, NY 10018 tel 212-556-1234
Notice of Annual Meeting of Stockholders
To be held Wednesday, April 30, 2014
To the Holders of Class A and Class B
Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 10:00 a.m., local time, on Wednesday, April 30, 2014, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, for the following purposes:

1.	To elect a Board of 13 members;

2.	To consider and act upon a proposal to approve an amendment and restatement of The New York Times Company 2010 Incentive Compensation Plan (the “2010 Incentive Plan”);

3.	To hold an advisory vote to approve executive compensation;

4.	To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 28, 2014; and

5.	To transact such other business as may properly come before the meeting.
Holders of the Class A and Class B common stock as of the close of business on March 3, 2014, are entitled to notice of, and to attend, this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 directors. Class B stockholders are entitled to vote for the election of nine of the 13 directors and on the advisory resolution to approve executive compensation. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to approve the amended 2010 Incentive Plan and the proposal to ratify the selection of Ernst & Young LLP as auditors for the 2014 fiscal year. Class B stockholders are entitled to vote on any other matters presented at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

New York, NY
March 17, 2014
By Order of the Board of Directors
DIANE BRAYTON
Secretary and Assistant General Counsel

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 30, 2014

VOTING ON MATTERS BEFORE THE ANNUAL MEETING

Q:	What am I voting on?

A:	There are four items on which stockholders are asked to vote at the 2014 Annual Meeting:

•	Proposal 1: Election of the Board of Directors.

•
Proposal 2: Approval of an amendment and restatement of The New York Times Company 2010 Incentive Compensation Plan (the “2010 Incentive Plan”) to authorize an additional 6.5 million shares of Class A common stock for issuance thereunder; increase the maximum individual award limits for cash-based awards; and reapprove material terms of the performance goals used for annual and long-term performance awards under the 2010 Incentive Plan.

•	Proposal 3: Advisory vote to approve executive compensation (the “say-on-pay” vote).

•	Proposal 4: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 28, 2014.

Q:	Who is entitled to vote?

A:
The New York Times Company has two classes of outstanding voting securities: Class A stock and Class B stock. Stockholders of record of Class A or Class B stock as of the close of business on March 3, 2014, may vote at the 2014 Annual Meeting. As of March 3, 2014, there were 149,369,799 shares of Class A stock and 816,841 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

•	Proposal 1: Class A stockholders vote for the election of four of the 13 directors. Class B stockholders vote for the election of nine of the 13 directors.

•	Proposal 2: Class A and B stockholders, voting together as a single class, vote on this proposal.

•	Proposal 3: Class B stockholders vote on this proposal.

•	Proposal 4: Class A and B stockholders, voting together as a single class, vote on this proposal.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:
We are furnishing to our stockholders this Proxy Statement and our 2013 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. On or about March 17, 2014, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders (other than those who previously requested printed copies or electronic delivery of our proxy materials). The Notice directs you to a website where you can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Q:	How do I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet. In addition, this Proxy Statement is available at http://investors.nytco.com/investors/financials/proxy-statements, and the 2013 Annual Report is available at http://investors.nytco.com/investors/financials/annual-reports.

You may elect to receive all future stockholder communications (i.e., our annual reports, proxy statements and other correspondence) electronically by email, instead of in print, and we encourage you to do so. You may choose this method of delivery in the “Investors” section of our website at http://investors.nytco.com/investors/investor-resources/annual-meeting-information. If you choose to receive future stockholder communications

THE NEW YORK TIMES COMPANY – P. 1

electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Q:	How do I cast my vote?

A:
You can vote your shares either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by using the Internet or the designated toll-free telephone number, or if you received a printed copy of the proxy materials, by mail. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 29, 2014 (11:59 p.m. Eastern Time on April 27, 2014, for participants in The New York Times Companies Supplemental Retirement and Investment Plan (the “Company 401(k) Plan”)). Each of these procedures is more fully explained below.

•	Vote by Internet
You can vote your shares by Internet on the voting website, http://www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. Follow the instructions and have your Notice, proxy card or voting instruction form in hand, as you will need to reference your assigned Control Number(s).

•	Vote by Telephone
You can also vote your shares by telephone by calling the toll-free telephone number provided on the voting website, http://www.proxyvote.com, and on the proxy card. Telephone voting is available 24 hours a day, seven days a week.

•	Vote by Mail
If you received a printed copy of the proxy materials, you can vote by completing the enclosed proxy card or voting instruction form and returning it in the return envelope provided. If you received a Notice, you can request a printed copy of the proxy materials by following the instructions contained in the Notice. If you voted by Internet or telephone, you do not need to return your proxy card or voting instruction form.

•	Voting in Person at the Annual Meeting
If you wish to vote at the Annual Meeting, written ballots will be available at the Annual Meeting. If you are a street name holder, while you are invited to attend the Annual Meeting, you may only vote your shares in person at the Annual Meeting if you bring with you a legal proxy from the registered holder and submit it with a written ballot. A legal proxy may be obtained from your broker, bank or other nominee.
If you are a registered holder and submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.
If you are a beneficial owner of shares, voting your shares is critical due to a New York Stock Exchange (“NYSE”) rule that prohibits your broker from voting your shares on Proposals 1, 2 and 3 without your instructions. See “What is a broker non-vote?”
If you have any questions about this NYSE rule or the proxy voting process in general, the U.S. Securities and Exchange Commission (the “SEC”) also has a website (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.

Q:	What is the difference between holding shares as a “registered holder” and as a “beneficial owner” of shares held in street name?

A:
Registered Holder. If your shares are registered directly in your name on the books of the Company maintained with the Company’s transfer agent, Computershare, you are considered the “registered holder” of those shares and the proxy materials are being sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy materials are being forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account.

P. 2 – THE NEW YORK TIMES COMPANY

Q:	How do I vote my shares in the Company 401(k) Plan?

A:
If you are a participant in the Company 401(k) Plan, you may instruct the trustee for the Company 401(k) Plan on how to vote the shares attributed to your account by mail, by telephone, or on the Internet. Voting instructions must be received no later than 11:59 p.m. Eastern Time on April 27, 2014, so that the plan trustee (who votes the shares on behalf of participants of the Company 401(k) Plan) has adequate time to tabulate the voting instructions. The plan trustee will vote those shares as you instruct. If you do not provide timely instructions to the plan trustee on how to vote your shares, the plan trustee will vote your shares in the same proportion as the shares for which the plan trustee has received timely instructions from others who do vote.

Q:	How does the Board of Directors recommend voting?

A:	The Board of Directors recommends voting:

•	FOR each nominee to the Board of Directors; and

•	FOR the approval of the amended 2010 Incentive Plan; and

•	FOR the approval, on an advisory basis, of the executive compensation of our named executive officers; and
The Audit Committee of the Board recommends voting:

•	FOR ratification of Ernst & Young LLP as auditors for the fiscal year ending December 28, 2014.

Q:	How will my stock be voted on other business brought up at the Annual Meeting?

A:
By submitting your proxy, you authorize the persons named as proxies to use their discretion in voting on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

Q:	Can I change my vote or revoke my proxy?

A:
Yes. If you are a registered holder, you can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-dated proxy on the Internet, by telephone or mail or by voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

Q:	What is the quorum requirement for the Annual Meeting?

A:
The holders of record of a majority of the Company’s shares of stock issued and outstanding on the record date and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. However, the Certificate of Incorporation of the Company provides that Class A stockholders, voting separately, are entitled to elect 30% of the Board of Directors (or the nearest larger whole number) and the Class B stockholders, voting separately, are entitled to elect the balance of the Board of Directors. Accordingly, with respect to the election of directors, the holders of a majority of the shares of each of the Class A and Class B stock, respectively, constitute a quorum for the election of the Board of Directors. In addition, the advisory say-on-pay vote to approve executive compensation is an item on which only the Class B stockholders are entitled to vote. Accordingly, the holders of a majority of the shares of the Class B stock constitute a quorum for this proposal. Broker non-votes and abstentions (as described below) are counted as present for establishing a quorum.

Q:	What is the voting requirement to elect the directors and to approve each of the other proposals?

A:	The voting requirements are as follows:

•	Proposal 1: Directors are elected by a plurality of the votes cast. However, please see our policy described on page 23 regarding directors who do not receive more “for” votes than “withheld” votes.

•
Proposal 2: Approval of the amended 2010 Incentive Plan requires the affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class.

THE NEW YORK TIMES COMPANY – P. 3

•
Proposal 3: The advisory say-on-pay vote to approve executive compensation requires, pursuant to the Company’s By-laws, the affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal.

•
Proposal 4: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 28, 2014, requires, pursuant to the Company’s By-laws, the affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class.

Q:	What is a broker non-vote?

A:
If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority, namely: Proposal 1 (election of the Board of Directors), Proposal 2 (approval of the amended 2010 Incentive Plan) and Proposal 3 (advisory vote to approve executive compensation). This is called a “broker non-vote.” Your shares will be counted as present at the meeting for quorum purposes but not present and entitled to vote for purposes of these specific proposals. Therefore, it is very important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares.

If you do not provide your broker, bank or other nominee with voting instructions with respect to Proposal 4 (ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 28, 2014), your broker, bank or other nominee may vote your shares on this proposal, which is considered a “routine” management proposal on which your broker, bank or other nominee has discretion to vote.

Q:	How will broker non-votes, withheld votes or abstentions affect the voting results?

A:
Pursuant to the Company’s By-laws, withheld votes and broker non-votes will have no effect on the election of directors; broker non-votes will have no effect on Proposal 2 or advisory Proposal 3; and abstentions will have the same effect as votes against Proposal 2, advisory Proposal 3 and Proposal 4.

Q:	Who pays for the solicitation of proxies and how are they solicited?

A:
Proxies are being solicited by our Board of Directors. The Company will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing and mailing our proxy materials, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding the Notice to beneficial owners of our common stock;

•	Forwarding our printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.
We will also reimburse those firms for their reasonable expenses in accordance with applicable rules. If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, we have engaged Georgeson Inc. to assist in soliciting proxies, and we expect to pay this firm a fee of $10,000, plus out-of-pocket expenses.

Q:	Who will serve as inspector of election?

A:	Broadridge Financial Solutions, Inc. has been engaged as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2014.
This Proxy Statement is available at http://investors.nytco.com/investors/financials/proxy-statements, and the 2013 Annual Report is available at http://investors.nytco.com/investors/financials/annual-reports. Information on how to obtain directions to attend the Annual Meeting is available at http://thetimescenter.com.

P. 4 – THE NEW YORK TIMES COMPANY

GLOSSARY OF CERTAIN TERMS

To improve the readability of this Proxy Statement, we use certain shortened “defined terms” to refer to various terms that are used frequently. These defined terms are generally provided the first time the longer term appears in the text and, for your convenience, are also set forth below.
“1991 Incentive Plan” means the Company’s 1991 Executive Stock Incentive Plan;
“1997 Trust” means the trust created in 1997 by the four children of Iphigene Ochs Sulzberger (Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger (now deceased) and Arthur Ochs Sulzberger (now deceased) (the “grantors”)) for the benefit of each of the grantors and his or her family;
“2010 Incentive Plan” means The New York Times Company 2010 Incentive Compensation Plan;
“amended 2010 Incentive Plan” means the 2010 Incentive Plan giving effect to the amendment and restatement described under Proposal 2;
“Class A stock” means the Company’s Class A Common Stock, $.10 par value per share;
“Class B stock” means the Company’s Class B Common Stock, $.10 par value per share;
“the Company 401(k) Plan” means The New York Times Companies Supplemental Retirement and Investment Plan;
“DEC” means The New York Times Company Deferred Executive Compensation Plan;
“Directors’ Deferral Plan” means the Company’s Non-Employee Directors Deferral Plan;
“Directors’ Incentive Plan” means the Company’s 2004 Non-Employee Directors’ Stock Incentive Plan;
“Pension Plan” means The New York Times Companies Pension Plan;
“Restoration Plan” means The New York Times Company Savings Restoration Plan;
“‘say-on-pay’ vote” means the advisory vote to approve executive compensation under Proposal 3;
“SEC” means the U.S. Securities and Exchange Commission;
“SERP” means The New York Times Company Supplemental Executive Retirement Plan;
“SERP II” means The New York Times Company Executive Unfunded Pension Plan II;
“SESP” means The New York Times Company Supplemental Executive Savings Plan; and
“Trustees” mean the current trustees of the 1997 Trust: James M. Cohen, Gertrude A.L. Golden, Hays N. Golden, Michael Golden, Steven B. Green, Carolyn D. Greenspon, Joseph Perpich and Arthur Sulzberger, Jr.

THE NEW YORK TIMES COMPANY – P. 5

WHERE TO FIND MORE INFORMATION ON THE NEW YORK TIMES COMPANY

Documents Filed with the Securities and Exchange Commission
This Proxy Statement is accompanied by our 2013 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, that we have previously filed with the SEC and that includes audited financial statements.
You can obtain any of the documents that we file with the SEC (including a copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2013) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:
The New York Times Company
620 Eighth Avenue
New York, NY 10018
Phone: (212) 556-1234
Attention: Corporate Secretary
We will send you the requested documents without charge, excluding exhibits.
Additional Information
There are a number of other sources for additional information on The New York Times Company:
SEC. We file reports, proxy statements and other information with the SEC, which can be accessed through the SEC’s website (http://www.sec.gov) or reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.
NYSE. The Class A stock of The New York Times Company is listed on the NYSE, and reports and other information on the Company can be reviewed at the office of the NYSE at 11 Wall Street, New York, NY 10005.
The New York Times Company website. Our website at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our website at http://investors.nytco.com/investors/corporate-governance:
— Corporate Governance Principles
— Board Committee Charters:
•Audit Committee
•Compensation Committee
•Finance Committee
•Nominating & Governance Committee
•Technology & Innovation Committee
— Code of Ethics for the Chairman, Chief Executive Officer, Vice Chairman and Senior Financial Officers
— Code of Ethics for Directors
— Business Ethics Policy
— Policy on Transactions with Related Persons
— Procedures regarding Communications by Security Holders and Other Interested Parties to the Board of Directors
Please note that information contained on our website does not constitute part of this Proxy Statement.

IMPORTANT NOTE:
This Proxy Statement is dated March 17, 2014. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

P. 6 – THE NEW YORK TIMES COMPANY

GENERAL INFORMATION

The 1997 Trust
Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.
In February 1990, on the death of Adolph S. Ochs’s daughter, Iphigene Ochs Sulzberger (“Mrs. Sulzberger”), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger’s four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger (now deceased) and Arthur Ochs Sulzberger (now deceased) (the “grantors”).
In 1997, the grantors executed an indenture (the “Trust Indenture”) creating a trust (the “1997 Trust”) for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare (“the primary objective of the 1997 Trust”).
The current trustees of the 1997 Trust are James M. Cohen, Gertrude A.L. Golden, Hays N. Golden, Michael Golden, Steven B. Green, Carolyn D. Greenspon, Joseph Perpich and Arthur Sulzberger, Jr. (the “Trustees”).
The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the “Shareholders Agreement”) among the grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the 1997 Trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs, provided that the recipients become parties to the Shareholders Agreement.
In addition, the Shareholders Agreement provides that, if the Company is a party to a merger (other than a merger solely to change the Company’s jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.
The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

THE NEW YORK TIMES COMPANY – P. 7

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor trustees who may also serve on the Company’s Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, four of the trustees will be appointed by all eight trustees; the remaining four trustees will be elected by the beneficiaries of the 1997 Trust.
Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.
On March 3, 2014, the Trustees also controlled, through a limited liability company, an additional 4,300,197 shares of Class A stock that are held in various family limited partnerships.
We have been informed by representatives of the Ochs-Sulzberger family that, on March 3, 2014, the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 12% of the Company’s total outstanding equity (i.e., Class A and Class B stock of the Company).

P. 8 – THE NEW YORK TIMES COMPANY

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on March 3, 2014, more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A Stock	Percent of Class A Stock	Class B Stock	Percent of Class B Stock
1997 Trust[1,2] 620 Eighth Avenue New York, NY 10018	6,439,007	4.3%	738,810	90.4%
James M. Cohen[1,2,3] 620 Eighth Avenue New York, NY 10018	6,875,989	4.6%	741,615	90.8%
Gertrude A.L. Golden[1,2,4] 620 Eighth Avenue New York, NY 10018	6,560,733	4.4%	739,928	90.6%
Hays N. Golden[1,2,5] 620 Eighth Avenue New York, NY 10018	6,493,424	4.3%	738,810	90.4%
Michael Golden[1,2,6] 620 Eighth Avenue New York, NY 10018	6,976,715	4.6%	739,930	90.6%
Steven B. Green[1,2,7] 620 Eighth Avenue New York, NY 10018	6,469,007	4.3%	738,810	90.4%
Carolyn D. Greenspon[1,2,8] 620 Eighth Avenue New York, NY 10018	6,513,965	4.3%	739,170	90.5%
Joseph Perpich[1,2,9] 620 Eighth Avenue New York, NY 10018	6,644,162	4.4%	739,770	90.6%
Arthur Sulzberger, Jr.[1,2,10] 620 Eighth Avenue New York, NY 10018	7,723,634	5.1%	743,340	91.0%
Carlos Slim Helú[11] Paseo de las Palmas 736 Colonia Lomas de Chapultepec 11000 México, D.F., México	27,803,000	16.8%
Fairpointe Capital LLC[12] One North Franklin Street, Suite 3300 Chicago, IL 60606	13,931,397	9.3%
Contrarius Investment Management Limited[13] 2 Bond Street St. Helier Jersey JE2 3NP, Channel Islands	11,672,294	7.8%
JHL Capital Group LLC[14] 900 N. Michigan Avenue, Suite 1700 Chicago, IL 60611	11,175,000	7.5%
BlackRock, Inc.[15] 40 East 52nd Street New York, NY 10022	10,662,098	7.1%
T. Rowe Price Associates, Inc.[16] 100 E. Pratt Street Baltimore, MD 21202	10,478,600	7.0%

1.
Includes (a) 1,400,000 shares of Class A stock and 738,810 shares of Class A stock issuable upon the conversion of 738,810 shares of Class B stock directly owned by the 1997 Trust, and (b) 4,300,197 shares of Class A stock indirectly owned by the 1997 Trust through its control of a limited liability company.

THE NEW YORK TIMES COMPANY – P. 9

Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a “group” within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 9,184,580 shares of Class A stock, representing approximately 6.1% of the outstanding shares of Class A stock. This amount includes those shares directly or indirectly held by the 1997 Trust, as well as (i) 1,469,169 shares of Class A stock directly or indirectly held by individual Trustees, including attributed amounts based on holdings in the Company Stock Fund of the Company 401(k) Plan (as of the last plan statement); (ii) 10,893 shares of Class A stock issuable upon the conversion of 10,893 shares of Class B stock held directly or indirectly by individual Trustees; and (iii) 1,263,543 shares of Class A stock that could be acquired within 60 days upon the exercise of options granted under the Company’s 1991 Executive Stock Incentive Plan (the “1991 Incentive Plan”), its 2010 Incentive Plan or its 2004 Non-Employee Directors’ Stock Incentive Plan (the “Directors’ Incentive Plan”). In addition, the Company has been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 12% of the Company’s total outstanding equity (i.e., Class A and Class B stock of the Company).

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Mr. Cohen include (a) 385,270 shares of Class A stock and 2,805 shares of Class B stock held solely, (b) 37,657 shares of Class A stock held by a charitable trust, of which Mr. Cohen is a co-trustee, (c) 9,616 shares of Class A stock held by trusts created by Mr. Cohen for the benefit of his sons and stepson, of which Mr. Cohen is the sole trustee, and (d) 1,634 shares of Class A stock held by a family trust, of which Mr. Cohen is a beneficiary. Mr. Cohen disclaims beneficial ownership of all shares held by the trusts described in (b) and (c) above. The holdings of Class A stock reported for Mr. Cohen exclude 17,835 shares of Class A stock held by his wife and for which Mr. Cohen disclaims beneficial ownership.

4.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Ms. Golden include (a) 40,678 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband, (b) 31,712 shares of Class A stock held by four trusts created for the benefit of her children, of which Ms. Golden is the sole trustee, and (c) 48,218 shares of Class A stock held in a family trust, of which Ms. Golden is a co-trustee. Ms. Golden disclaims beneficial ownership of all shares held by the trusts described in (b) above. The holdings of Class A stock reported for Ms. Golden exclude (i) 42,150 shares of Class A stock held in a charitable trust, of which her husband is a trustee, and (ii) 3,269 shares of Class A stock held by two trusts, of which her husband is a co-trustee. Ms. Golden disclaims beneficial ownership of all shares held by the trusts described in (i) and (ii) above.

5.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Mr. Hays Golden include (a) 6,200 shares of Class A stock held solely, and (b) 48,217 shares of Class A stock held by a trust, of which he is a co-trustee. The holdings of Class A stock reported for Mr. Golden exclude 3,450 shares of Class A stock held by a trust, of which his wife is the sole trustee and for which Mr. Golden disclaims beneficial ownership.

6.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Mr. Michael Golden include (a) 11,634 shares of Class A stock and 1,120 shares of Class B stock held solely and 196,650 shares of Class A stock held jointly with his wife, (b) 325,083 shares that could be acquired within 60 days upon the exercise of options granted under the 1991 Incentive Plan and the 2010 Incentive Plan, and (c) 3,221 shares of Class A stock equivalents attributed to Mr. Golden based on his holdings in the Company Stock Fund of the Company 401(k) Plan (as of the last plan statement).

P. 10 – THE NEW YORK TIMES COMPANY

7.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Mr. Green include 30,000 shares of Class A stock held by a limited partnership, of which Mr. Green is the controlling general partner. Mr. Green disclaims beneficial ownership of the shares held by the limited partnership, except to the extent of his pecuniary interest (approximately 75%) in the shares. The holdings of Class A stock reported for Mr. Green exclude (i) 325,193 shares of Class A stock and 960 shares of Class B stock held by Mr. Green’s wife, (ii) 50,000 shares of Class A stock and 3,570 shares of Class B stock held by the estate of his late father-in-law for which his wife is a co-executor, and (iii) 1,968 shares of Class A stock held by two trusts for the benefit of his children, of which his wife is a co-trustee. Mr. Green disclaims beneficial ownership of the shares described in (i), (ii) and (iii) above. In addition to these holdings, 15,468 cash-settled phantom Class A stock units have been credited to Mr. Green’s account under the Company’s Non-Employee Directors Deferral Plan (“Directors’ Deferral Plan”).

8.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Ms. Greenspon include (a) 5,510 shares of Class A stock and 360 shares of Class B stock held solely, (b) 8,000 shares of Class A stock that could be acquired within 60 days upon the exercise of options granted under the Directors’ Incentive Plan, and (c) 61,088 shares of Class A stock held by two trusts, of which Ms. Greenspon is a co-trustee. Ms. Greenspon disclaims beneficial ownership of all shares held by the trusts described in (c) above. In addition to these holdings, 22,287 cash-settled phantom Class A stock units have been credited to Ms. Greenspon’s account under the Directors’ Deferral Plan.

9.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Mr. Perpich include 204,195 shares of Class A stock and 960 shares of Class B stock held jointly with his wife. The holdings of Mr. Perpich exclude (i) 103,928 shares of Class A stock held by four trusts of which Mr. Perpich’s wife is the trustee, (ii) 56,286 shares of Class A stock held by six trusts of which Mr. Perpich’s wife is a co-trustee, and (iii) 50,000 shares of Class A stock and 3,570 shares of Class B stock held by the estate of his late father-in-law for which his wife is a co-executor. Mr. Perpich disclaims beneficial ownership of all shares described in (i) through (iii) above.

10.
In addition to the amounts of Class A and Class B stock described in footnotes 1 and 2, the holdings for Mr. Sulzberger, Jr. include (a) 294,460 shares of Class A stock and 960 shares of Class B stock held solely, (b) 930,460 shares that could be acquired within 60 days upon the exercise of options granted under the 1991 Incentive Plan and 2010 Incentive Plan, (c) 3,209 shares of Class A stock equivalents attributed to Mr. Sulzberger, Jr. based on his holdings in the Company Stock Fund of the Company 401(k) Plan (as of the last plan statement), (d) 1,968 shares of Class A stock held by two trusts for the benefit of his children, of which Mr. Sulzberger, Jr. is a co-trustee, and (e) 50,000 shares of Class A stock and 3,570 shares of Class B stock held by the estate of his late father for which he is a co-executor. Mr. Sulzberger, Jr. disclaims beneficial ownership of the shares described in (d) above and, except to the extent of his pecuniary interest (approximately 25%) in the shares described in (e) above. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude 104,500 stock options under the 1991 Incentive Plan that were transferred to his former wife. In addition to these holdings, Mr. Sulzberger, Jr. has 100,000 cash-settled stock appreciation rights that were awarded under the 1991 Incentive Plan.

11.
According to information contained in its most recent filing with the SEC related to the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of December 31, 2011, Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) owns, directly or indirectly 11,903,000 shares of Class A stock. In addition, each of Inmobiliaria and Grupo Financiero Inbursa, S.A.B. de C.V. (“GFI”), as the parent company of Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, owns, directly or indirectly, warrants to purchase 7,950,000 shares of Class A stock at a price of $6.3572 per share. The warrants, which are subject to certain anti-dilution adjustments, may be exercised at any time prior to January 15, 2015. Accordingly, pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act, each of Inmobiliaria and GFI is deemed to beneficially own 7,950,000 shares of Class A stock issuable upon exercise of the warrants.

According to the filing, Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”) are beneficiaries of a trust that in turn owns all of the outstanding voting securities of Inmobiliaria and a majority of the outstanding voting equity securities of GFI. As a result, the Slim Family may be deemed to beneficially own indirectly 27,803,000 shares of Class A stock, consisting of: (a) the 11,903,000 shares of Class A stock beneficially owned by Inmobiliaria, (b) the 7,950,000 shares of Class A stock that may be obtained upon the

THE NEW YORK TIMES COMPANY – P. 11

exercise of the warrants owned, directly or indirectly, by Inmobiliaria, and (c) the 7,950,000 shares of Class A stock that may be obtained upon the exercise of the warrants owned, directly or indirectly, by GFI.

12.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2013, Fairpointe Capital LLC beneficially owned 13,931,397 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

13.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2013, Contrarius Investment Management Limited and Contrarius Investment Management (Bermuda) Limited beneficially owned 11,672,294 shares of Class A stock. The filing states that, to the best of the holders’ knowledge, the shares were acquired in the ordinary course of such holders’ business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

14.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2013, JHL Capital Group LLC and JHL Capital Group Master Fund L.P. beneficially owned 11,175,000 shares of Class A stock. The filing states that, to the best of the holders’ knowledge, the shares were acquired in the ordinary course of such holders’ business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

15.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2013, BlackRock, Inc. beneficially owned 10,662,098 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

16.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2013, these 10,478,600 shares of Class A stock are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investment and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The filing also states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

P. 12 – THE NEW YORK TIMES COMPANY

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the beneficial ownership, reported to the Company as of March 3, 2014, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, of each director and nominee named in this Proxy Statement, the chief executive officer, the chief financial officer, the three other most highly compensated executive officers of the Company during 2013, one former executive officer who is a “named executive officer” for 2013, and all directors, nominees and executive officers of the Company as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See “General Information—The 1997 Trust.” The table also shows, under “Class A Stock Units and SARs,” in the case of non-employee directors, cash-settled phantom stock units credited under the Directors’ Deferral Plan and, in the case of Mr. Sulzberger, Jr., stock appreciation rights (“SARs”) awarded under the 1991 Incentive Plan.

	Class A Stock	Percent of Class A Stock	Class A Stock Units and SARs	Class B Stock	Percent of Class B Stock
Raul E. Cesan[1] Director	72,000	*	79,523	—
Robert E. Denham[1] Director	31,000	*	31,451	—
James M. Follo[2] Executive Vice President and Chief Financial Officer	423,777	*	—	—
Michael Golden[3,4] Vice Chairman and Director	6,976,715	4.6%	—	739,930	90.6%
Steven B. Green[3,4] Director	6,469,007	4.3%	15,468	738,810	90.4%
Carolyn D. Greenspon[3,4] Director	6,513,965	4.3%	22,287	739,170	90.5%
Joichi Ito Director	—	*	11,825	—
James A. Kohlberg[1,5] Director	21,370	*	31,451	—
David E. Liddle[1] Director	34,600	*	35,816	—
Ellen R. Marram[1] Director	36,000	*	48,668	—
Christopher M. Mayer[2] Former Publisher, The Boston Globe and President, New England Media Group	26,016	*	—	—
Brian P. McAndrews Director	—	*	11,825	—
Thomas Middelhoff[1] Director	34,709	*	35,816	—
Kenneth A. Richieri[2] Executive Vice President and General Counsel	390,185	*	—	—
Arthur Sulzberger, Jr.[3,4] Chairman of the Board, Publisher, The New York Times, and Director	7,723,634	5.1%	100,000	743,340	91.0%
Mark Thompson[2] President and Chief Executive Officer	139,134	*	—	—
Doreen A. Toben[1] Director	32,500	*	72,171	—
All Directors, Nominees and Executive Officers[3] (17 Individuals)	9,704,362	6.4%	496,301	744,820	91.2%
*Indicates beneficial ownership of less than 1%.			Footnotes continue on following page

THE NEW YORK TIMES COMPANY – P. 13

1.
The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options under the Directors’ Incentive Plan, as follows: Mr. Cesan, 32,000; Mr. Denham, 16,000; Mr. Kohlberg, 16,000; Dr. Liddle, 32,000; Ms. Marram, 32,000; Dr. Middelhoff, 32,000; and Ms. Toben, 32,000.

2.
The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options awarded under the 1991 Incentive Plan and 2010 Incentive Plan, as follows: Mr. Follo, 389,358 shares; Mr. Mayer, 22,919 shares; Mr. Richieri, 346,110 shares; and Mr. Thompson, 128,535 shares. The amounts reported for Mr. Richieri include 19,600 restricted stock units granted under the 2010 Incentive Plan, pursuant to which shares of Class A stock are issued upon vesting (Mr. Richieri is eligible to retire, in which case such restricted stock units would vest). In addition, the amounts reported include shares of Class A stock equivalents attributed to an executive officer based on their respective holdings (as of the last plan statement) in a New York Times Company Stock Fund of a 401(k) plan as follows: Mr. Follo, 3,023 shares; Mr. Mayer, 2,756 shares; Mr. Richieri, 3,101 shares; and Mr. Thompson, 599 shares. The amounts reported exclude the following stock-settled restricted stock units granted under the 2010 Incentive Plan: Mr. Follo, 82,615; and Mr. Thompson, 17,588.

3.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by the directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

4.	See “Principal Holders of Common Stock” and “General Information—The 1997 Trust” for a discussion of this person’s holdings.

5.	The holdings for Mr. Kohlberg include 5,370 shares of Class A stock indirectly held by a trust, of which Mr. Kohlberg is the trustee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2013.

P. 14 – THE NEW YORK TIMES COMPANY

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

Thirteen directors will be elected to the Board of The New York Times Company at the 2014 Annual Meeting. Nominees proposed for election as directors are listed below. Directors will hold office until the next annual meeting and until their successors are elected and qualified. Each of the nominees is now a member of the Board of Directors and was elected at the 2013 Annual Meeting for which proxies were solicited.
The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 directors; Class B stockholders will elect nine directors. Directors are elected by a plurality of the votes cast. (Please see our policy described on page 23 regarding directors who do not receive more “for” votes than “withheld” votes.) Once elected, our directors have no ongoing status as “Class A” or “Class B” directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.

Class A Nominees (4)	Class B Nominees (9)
Raul E. Cesan	Robert E. Denham
Joichi Ito	Michael Golden
David E. Liddle	Steven B. Green
Ellen R. Marram	Carolyn D. Greenspon
James A. Kohlberg
Brian P. McAndrews
Arthur Sulzberger, Jr.
Mark Thompson
Doreen A. Toben
If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.
Proxies will be used to vote for the election of the nominees named above unless you withhold the authority to do so when you vote your proxy. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected.
Notes on Nominees

•	Michael Golden and Arthur Sulzberger, Jr. are cousins.

•	Steven B. Green’s wife is Mr. Sulzberger, Jr.’s sister and Mr. Golden’s cousin.

•	Carolyn D. Greenspon is the daughter of a cousin of Messrs. Golden and Sulzberger, Jr.
Board of Directors—Experience and Qualifications
Consistent with the Company’s Corporate Governance Principles, the Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of director nominees, as well as the composition of the Board as a whole. This assessment includes consideration of directors’ independence, diversity, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission. We believe that the 13 director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board and each committee of the Board to continue to provide sound judgment and leadership and to function effectively as a group. Each current non-employee director has completed the comprehensive orientation program described below under “Board of Directors and Corporate Governance—Director Orientation.” In addition, the biographical information for each director nominee includes, under the caption “Specific Experience,” a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company. It would not be possible to detail all experience, qualifications, attributes or skills possessed by each director. Rather, we have attempted to set out those unique and important professional characteristics that each particular person brings to the Board.

THE NEW YORK TIMES COMPANY – P. 15

PROFILES OF NOMINEES FOR THE BOARD OF DIRECTORS

The following information was provided by the nominees:
Class A Nominees

RAUL E. CESAN
Principal Occupation: Founder and Managing Partner, Commercial Worldwide LLC (an investment firm) (from 2001)
Business Experience: President and Chief Operating Officer of Schering-Plough Corporation (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); President of Schering-Plough International (from 1988 to 1992)
Specific Experience: During his nearly 25-year career at Schering-Plough Corporation, Mr. Cesan served in various capacities, including as the President and Chief Operating Officer as well as the President of Schering-Plough International. Mr. Cesan’s international business and general management experience are valuable assets to the Company and the Board. In addition, Mr. Cesan brings significant financial expertise to the Company, the Board and the Audit Committee.
Other Directorships: Gartner, Inc. (from 2012)

Age: 66 Director Since: 1999 Committee Memberships: Audit and Compensation (Chair)

JOICHI ITO
Principal Occupation: Director, Media Lab at the Massachusetts Institute of Technology (a laboratory devoted to research projects at the convergence of design, multimedia and technology) (from 2011); Founder and Chief Executive Officer, Neoteny Co., Ltd. (a venture capital firm) (from 1999); General Partner, Neoteny Labs (an early-stage investment fund focusing on Asia and the Middle East) (from 2009)
Business Experience: Chairman (from 2010 to 2012) and Chief Executive Officer (from 2008 to 2011), Creative Commons; General Manager, Global Operations, Technorati, Inc. (from 2004 to 2006); Chairman, Infoseek Japan (from 1996 to 2003); Co-Founder (1994) and Chief Executive Officer (from 1995 to 1999), Digital Garage, Inc.; Founder and Chief Executive Officer, PSINet Japan (from 1995 to 1996)
Specific Experience: Mr. Ito brings to the Company and the Board deep digital and international experience in the technology industry, which is highly valued as the Company continues to expand its businesses digitally and globally. He has gained exposure to a wide range of digital businesses as a founder of several Internet companies, as an early investor in numerous businesses and as a director of various public and private companies.
Other Directorships: Sony Corporation (from 2013); Digital Garage, Inc. (from 2006); Tucows Inc. (from 2008)

Age: 47 Director Since: 2012 Committee Membership: Audit and Technology & Innovation

P. 16 – THE NEW YORK TIMES COMPANY

DAVID E. LIDDLE
Principal Occupation: Partner, U.S. Venture Partners (a venture capital firm) (from 2000)
Business Experience: Chairman (1999), Co-Founder, President and Chief Executive Officer (from 1992 to 1999), Interval Research Corporation; Vice President, New Systems Business Development, Personal Systems, International Business Machines Corporation (1991); Co-Founder, President and Chief Executive Officer, Metaphor Computer Systems, Inc. (from 1982 to 1991)
Specific Experience: Dr. Liddle’s background in developing technologies for interaction between people and computers has given him deep experience in articulating technological trends and directions, which is instrumental to the Company’s strategy to grow its digital businesses. His current role as partner at U.S. Venture Partners provides him with exposure to investee companies in high-growth markets. In addition, Dr. Liddle brings significant financial expertise to the Company, the Board and the Audit Committee.
Other Directorships: Inphi Corporation (from 2012); MaxLinear, Inc. (from 2004 to 2012)

Age: 69 Director Since: 2000 Committee Memberships: Audit and Technology & Innovation (Chair)

ELLEN R. MARRAM
Principal Occupation: President, The Barnegat Group, LLC (a business advisory firm) (from 2006)
Business Experience: Operating Advisor (from 2006 to 2010) and Managing Director (from 2000 to 2005), North Castle Partners, LLC; President and Chief Executive Officer, efdex, Inc. (from August 1999 to May 2000); President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group; Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc. (from 1993 to 1998); Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company (from 1988 to 1993)
Specific Experience: Ms. Marram has spent more than 35 years building brands and companies, serving in key positions at public companies and private equity firms and advising private and public companies. As a result, she brings to the Company and the Board her extensive management, business, consumer brand and marketing experience. In addition, Ms. Marram’s experience in advising companies provides her with multiple perspectives on successful strategies across a variety of businesses.
Other Directorships: Eli Lilly and Company (from 2002); Ford Motor Company (from 1988)

Age: 67 Director Since: 1998 Committee Memberships: Compensation, Finance and Nominating & Governance (Chair)

THE NEW YORK TIMES COMPANY – P. 17

Class B Nominees

ROBERT E. DENHAM
Principal Occupation: Partner, Munger, Tolles & Olson LLP (a law firm) (from 1998)
Business Experience: Chairman and Chief Executive Officer of Salomon Inc (from 1992 to 1998), General Counsel of Salomon Inc and Salomon Brothers (from 1991 to 1992); Managing Partner of Munger, Tolles & Olson LLP (from 1985 to 1991); Partner at Munger, Tolles & Olson LLP (from 1973 to 1991)
Specific Experience: Mr. Denham’s legal practice emphasizes advising clients on strategic and financial issues and providing disclosure and corporate law advice to public and private corporations and boards of directors. In addition, as Chairman and Chief Executive Officer of Salomon Inc, Mr. Denham successfully guided that investment banking firm as it was rebuilding. Mr. Denham also has extensive experience serving on the boards (and various board committees) of other large public companies and brings significant financial expertise to the Company, the Board and the Finance Committee. Mr. Denham has also held numerous leadership positions with associations and councils focusing on corporate governance, executive compensation, accounting, professional ethics and business, including serving as Chairman of the Financial Accounting Foundation from 2004 to 2009.
Other Directorships: Oaktree Capital Group, LLC, a public company since 2012 (from 2007); Chevron Corporation (from 2004); Fomento Económico Mexicano, S.A. de C.V. (from 2001); UGL Limited (from 2012 to 2013); Wesco Financial Corporation (from 2000 to 2011)

Age: 68 Director Since: 2008 Presiding Director Since: 2013 Committee Memberships: Finance (Chair) and Nominating & Governance

MICHAEL GOLDEN
Principal Occupation: Vice Chairman of the Company (from 1997)
Business Experience: President and Chief Operating Officer, Regional Media Group of the Company (from 2009 to 2012); Publisher, International Herald Tribune (from 2003 to 2008); Senior Vice President (from 1997 to 2004); Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President and Publisher, Tennis magazine (from 1994 to 1996); Executive Vice President and General Manager, NYT Women’s Magazines (from 1991 to 1994)
Specific Experience: Mr. Golden is a fourth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history to his roles as director and a key member of the Company’s management team. In addition to his current role, he has served in a variety of critical positions since joining the Company in 1984. As a long-time employee of the Company, Mr. Golden has extensive knowledge of our Company and our businesses. In addition, his life-long affiliation with the Company provides the Board with an important historical perspective and a focus on the long-term interests of the Company.

Age: 64 Director Since: 1997

P. 18 – THE NEW YORK TIMES COMPANY

STEVEN B. GREEN
Principal Occupation: General Partner, Ordinance Capital L.P. (an investment firm) (from 1997)
Business Experience: President, Captain Gardner House (a real estate development property)(from 1988 to 1995); Owner, Medical Transportation Inc. (from 1988 to 1993)
Specific Experience: Mr. Green is married to Mr. Sulzberger, Jr.’s sister, a fourth-generation member of the Ochs-Sulzberger family, and brings to the Board a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. His alignment with stockholder interests makes Mr. Green an important part of the Board’s leadership and decision-making process.

Age: 49 Director Since: 2012 Committee Membership: Finance

CAROLYN D. GREENSPON
Principal Occupation: Senior Consultant (from 2013) and Consultant (from 2010 to 2013), Relative Solutions, LLC (a family business consulting firm); Psychotherapist, Comprehensive Psychiatric Associates (from 2002)
Business Experience: Family Business Consultant (from 2008 to 2010); various roles, including Child Outpatient Therapist, Clinical Manager, Program Manager and Clinical Supervisor, Child and Adolescent Program, McLean Hospital (from 1997 to 2003)
Specific Experience: Ms. Greenspon is a fifth-generation member of the Ochs-Sulzberger family and brings to the Board a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. Her alignment with stockholder interests makes Ms. Greenspon an important part of the Board’s leadership and decision-making process.

Age: 45 Director Since: 2010 Committee Membership: Finance

JAMES A. KOHLBERG
Principal Occupation: Co-Founder (from 1987) and Chairman (from 2007), Kohlberg & Company (a middle-market private equity firm)
Business Experience: Co-Founder and Chairman (from 2008), Kohlberg Ventures LLC; Co-Founder and Chairman (from 2007), Halogen Media Networks (d/b/a Social Chorus); Chairman (from 2004), ClearEdge Power; Investment Professional (from 1984 to 1987), Kohlberg Kravis Roberts & Co.
Specific Experience: Mr. Kohlberg brings to the Company and the Board his broad business and financial experience. He co-founded and serves on the boards of several private companies, including as Chairman of Kohlberg & Company, a private equity firm with over $2 billion of equity capital under management.

Age: 56 Director Since: 2008 Committee Memberships: Finance and Nominating & Governance

THE NEW YORK TIMES COMPANY – P. 19

BRIAN P. MCANDREWS
Principal Occupation: Chief Executive Officer, President and Chairman, Pandora Media, Inc. (an internet radio company) (from 2013)
Business Experience: Venture Partner (from 2012 to 2013) and Managing Director (from 2009 to 2011), Madrona Venture Group, LLC (a venture capital firm); Senior Vice President, Advertiser and Publisher Solutions, Microsoft Corporation (from 2007 to 2008); President and Chief Executive Officer (from 2000 to 2007) and Chief Executive Officer (from 1999 to 2000), aQuantive, Inc.; various positions of increasing responsibility at ABC, Inc., including Executive Vice President and General Manager, ABC Sports (from 1990 to 1999)
Specific Experience: Mr. McAndrews brings to the Company and the Board deep digital experience gained through his experience as a chief executive officer of public companies in the technology industry, as well as his private and public company director experience. His background in both traditional and digital media has also given him an understanding of digital advertising and the integration of emerging technologies, which is highly valued by the Company and the Board as the Company continues to expand its digital businesses.
Other Directorships: Pandora Media, Inc. (Chairman) (from 2013); Clearwire Corporation (from 2009 to 2013); Fisher Communications, Inc. (from 2006 to 2013)

Age: 55 Director Since: 2012 Committee Memberships: Compensation and Technology & Innovation

ARTHUR SULZBERGER, JR.
Principal Occupation: Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992)
Business Experience: Chief Executive Officer (from 2011 to 2012); Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times
Specific Experience: Mr. Sulzberger, Jr. is a fourth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history to his roles as Chairman and Publisher of The New York Times. He has served in a variety of critical positions since joining the Company in 1978. As a long-time employee of the Company, including over 20 years as Publisher of The New York Times and over 15 years as Chairman, Mr. Sulzberger, Jr. has extensive knowledge of our Company and our businesses and provides a unique insight and perspective to the Board about the Company’s business strategy and industry opportunities and challenges. In addition, his life-long affiliation with the Company provides the Board with an important historical perspective and a focus on the long-term interests of the Company.

Age: 62 Director Since: 1997

P. 20 – THE NEW YORK TIMES COMPANY

MARK THOMPSON
Principal Occupation: President and Chief Executive Officer (from 2012)
Business Experience:  Director-General, British Broadcasting Corporation (“BBC”) (from 2004 to 2012); Chief Executive, Channel 4 Television Corporation (from 2002 to 2004); various positions of increasing responsibility at the BBC, including Director of Television and Controller of BBC Two (from 1979 to 2001)
Specific Experience: As the Company’s President and Chief Executive Officer, Mr. Thompson has primary responsibility for overseeing and coordinating all of the Company’s strategy, operations and business units. Mr. Thompson brings to the Company and the Board a global perspective and more than 30 years of experience in the media industry, including extensive international business and management experience gained serving as Director-General of the BBC and Chief Executive of Channel 4 Television Corporation. In addition, his experience in reshaping the BBC to meet the challenge of the digital age is highly valued by the Company and the Board as the Company continues to expand its businesses digitally and globally.

Age: 56 Director Since: 2012

DOREEN A. TOBEN
Principal Occupation: Director of various public corporations
Business Experience: Executive Vice President and Chief Financial Officer, Verizon Communications, Inc. (from 2002 to 2009); Senior Vice President and Chief Financial Officer, Telecom Group, Verizon Communications, Inc. (from 2000 to 2002); Vice President and Controller (from 1999 to 2000) and Vice President and Chief Financial Officer, Telecom/Network, Bell Atlantic Inc. (from 1997 to 1999)
Specific Experience: Ms. Toben has over 25 years of experience in the communications industry, serving until 2009 as Executive Vice President and Chief Financial Officer of Verizon Communications, Inc., where she was responsible for Verizon’s finance and strategic planning efforts. In addition to her deep communications industry experience, Ms. Toben’s financial and accounting expertise is a valuable asset to the Company, the Board and the Audit and Finance Committees.
Other Directorships: ARRIS Group, Inc. (from 2013); Fifth & Pacific Companies, Inc. (formerly Liz Claiborne, Inc.) (from 2009); Virgin Media Inc. (from 2010 to 2013)

Age: 64 Director Since: 2004 Committee Memberships: Audit (Chair) and Finance

THE NEW YORK TIMES COMPANY – P. 21

INTERESTS OF RELATED PERSONS IN CERTAIN TRANSACTIONS OF THE COMPANY

Policy on Transactions with Related Persons.  See “Board of Directors and Corporate Governance—Policy on Transactions with Related Persons” on pages 26-27 for a description of the Company’s policy regarding any transaction between the Company and a “related person.”
Interests of Directors in Certain Transactions of the Company. In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also directors of the Company. In 2013, these included the running of advertising in Company properties for the products and services of Sony Corporation, Ford Motor Company, Chevron Corporation and Eli Lilly and Company, as well as other director-affiliated companies. All of these arrangements were conducted on an arm’s-length basis and in each case resulted in revenue to the Company in amounts that represented less than 0.1% of the revenues of the advertising company. The relevant outside director does not participate in these business relationships or profit directly from them. Due to the nature of these transactions, it is likely that they will not even come to the attention of the Company’s Board or the relevant director.
Members of the Ochs-Sulzberger Family Employed by the Company During 2013. Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times. Michael Golden was employed as Vice Chairman. See “Compensation of Executive Officers” for a description of their compensation. Samuel Dolnick was employed as a staff reporter and deputy sports editor for The New York Times and was paid $122,761. James Dryfoos was employed as a program director in business intelligence and advertising systems and was paid $175,503. Michael Greenspon, who was employed as general manager, news services division and general manager, news services and international, was paid $360,933 and received time-vested restricted stock units with a grant date fair value of $34,827. Rachel G. Kirscht was employed as a manager in marketing and was paid $79,635. David Perpich, who was employed as vice president, product management and general manager, new digital products, was paid $287,926 and received time-vested restricted stock units with a grant date fair value of $23,950. Arthur Gregg Sulzberger was employed as an assistant editor for The New York Times and was paid $118,285.
Arthur Sulzberger, Jr., Michael Golden and Carolyn D. Greenspon’s mother are cousins. Samuel Dolnick is the son of Michael Golden’s sister. James Dryfoos and Michael Greenspon are each the son of a cousin of Arthur Sulzberger, Jr. and Michael Golden, and Michael Greenspon is Carolyn D. Greenspon’s brother. Rachel G. Kirscht is Michael Golden’s daughter. David Perpich is the son of Arthur Sulzberger, Jr.’s sister and Arthur Gregg Sulzberger is Arthur Sulzberger, Jr.’s son.
Lump-Sum Payment Offer to Certain Former Employee Participants in Unfunded Retirement Plans. In March 2014, the Company commenced an offer to approximately 200 former employees who are participants in certain unfunded non-qualified defined benefit plans, each of which was frozen effective December 31, 2009, allowing such participants to elect a one-time lump-sum payment in exchange for their right to payments over time under the relevant plan. One of the offerees (on the same terms as other participants) was Stephen Golden, the brother of Michael Golden. The amount of the lump-sum payment (which was calculated as a discounted present value of the participant’s existing benefits under the relevant plan) offered to Stephen Golden is $1,074,310. In accordance with the Company’s policy on transactions with related persons, the extension of the offer to Stephen Golden was approved by the independent members of the Board of Directors.

P. 22 – THE NEW YORK TIMES COMPANY

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.
The following highlights key corporate governance practices applicable to the Board:
Board Leadership Structure. The Company has separated the positions of Chairman of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, and taking into account that our Chairman is also the Publisher of The New York Times, the Board believes it is appropriate to separate the positions of Chairman and Chief Executive Officer. Furthermore, since our Chairman is an executive officer of the Company, the Board believes it is appropriate to have a lead independent director to serve as Presiding Director who, among other things, chairs all executive sessions of our non-employee and independent directors and serves as a liaison between the Chairman and Chief Executive Officer, on the one hand, and our independent directors, on the other. Robert E. Denham, our Presiding Director, currently serves in this role. The Presiding Director is selected annually by the Board from the independent directors upon the recommendation of the Nominating & Governance Committee. See “—Presiding Director” on page 25.
The Board’s Role in Risk Oversight. Risk is an integral part of the Board and Committee deliberations throughout the year. The Audit Committee oversees the Company’s enterprise risk management program and annually reviews an assessment prepared by management of the critical risks facing the Company, their relative magnitude and management’s actions to mitigate them.
The Company has an enterprise risk management program designed to identify, prioritize and assess a broad range of risks (e.g., strategic, operational, financial, legal/regulatory and reputational) that may affect our ability to execute our corporate strategy and fulfill our business objectives, and to formulate plans to mitigate their effects.
Corporate Governance Principles. NYSE rules require listed companies to adopt corporate governance principles. A printable copy of the current version of the Company’s Corporate Governance Principles, most recently amended on November 8, 2012, is available on our website, as described on page 6.
Majority Voting for Directors. Our Corporate Governance Principles provide that each nominee for election to the Board must agree to resign upon the request of the Board if, in an uncontested election, he or she is elected to the Board but fails to receive a majority of the votes cast. In determining whether to require the director to resign, the Board, with such person not participating, will consider all relevant facts and circumstances. The Board must make the request within 60 days and the Company must disclose the Board’s decision within 65 days.
Director Nominee Rotation. Our Corporate Governance Principles provide that it is the policy of the Company to have an annual rotation of the nominees for election to the Board by holders of the publicly traded Class A stock. It is intended that each of the independent directors be nominated for election by the Class A stockholders at least once every three years and that the annual slate of Class A nominees include at least one member of each of the Audit, Compensation and Nominating & Governance Committees. This policy reinforces the principle that, once elected, our directors have no ongoing status as “Class A” or “Class B” directors. All directors owe fiduciary duties and responsibilities to all of our stockholders.
Director Election. All directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, 30% (or the nearest larger whole number) of the directors are elected by the holders of the Company’s Class A stock and the remaining directors are elected by the holders of the Company’s Class B stock. Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our directors have no ongoing status as “Class A” or “Class B” directors and serve as one Board with the same fiduciary duties and responsibilities to all stockholders.
Director Attendance at Annual Meetings. All directors are expected to attend the Company’s annual meetings of stockholders. All directors attended the Company’s 2013 Annual Meeting.
Director Retirement Age. None of our directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.
Directors as Stockholders. To encourage alignment of the interests of our directors and stockholders, all directors are expected to own stock in the Company equal in value to at least three times the annual Board cash

THE NEW YORK TIMES COMPANY – P. 23

retainer as set from time to time by the Board. Each director is expected to accumulate this stock over an approximately five-year period. Stock units held by a director under the Directors’ Deferral Plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated. No director currently fails to comply with this stock ownership policy.
In addition, as part of our insider trading policy, directors generally may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions, or hold Company stock in a margin account or pledge Company stock as collateral for a loan.
Director Orientation. The Company has a comprehensive orientation program for all new non-employee directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes one-on-one meetings with senior management and top New York Times editors, and extensive written materials. The senior management meetings cover a corporate overview, the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies.
Ongoing Director Education. From time to time, the Company will provide directors with additional educational materials and presentations from Company and/or third-party experts on subjects that would enable directors to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any director who wishes to attend a director continuing education program.
“Controlled Company” Exception to NYSE Rules. The Company’s Board of Directors has determined not to take advantage of an available exception to certain of the NYSE rules. A company of which more than 50% of the voting power for the election of directors is held by a single entity, a “controlled company,” need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. As a result of the 1997 Trust’s holdings of Class B stock, the Company would qualify as a controlled company and could elect not to comply with these independence requirements.
Independent Directors. The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent directors.
The NYSE rules specify five categories of relationships between an individual and a listed company that render the individual ineligible to be independent. Under the NYSE rules, a director qualifies as “independent” so long as he or she has none of these impermissible relationships with the Company and upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has determined that none of the Company’s independent directors has a relationship with the Company that falls within these categories.
For the purpose of assisting the Board in determining director independence, the Board has adopted guidelines with respect to “material relationships.” Under these guidelines, the Board has determined that the following relationships—provided they are not required to be disclosed in the Company’s public filings by SEC rules—are immaterial to the Company for purposes of director independence:

•
if the director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1 million or, in the case of an affiliated entity, 2% of the annual revenues of such entity; or

•
if the director serves as an officer or director of a charitable organization to which the Company, The New York Times Company Foundation or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1 million or 2% of that organization’s annual charitable receipts.

The Board has determined that each of the Company’s independent directors has only immaterial relationships with the Company consistent with these guidelines. In addition, in the course of the Board’s determination regarding independence, it considered certain transactions, relationships and arrangements, all of which were deemed to be in the ordinary course of business and conducted on an arm’s-length basis. See “Interests of Related Persons in Certain Transactions of the Company—Interests of Directors in Certain Transactions of the Company.”

P. 24 – THE NEW YORK TIMES COMPANY

Based on the foregoing, the Board has affirmatively determined that each of Messrs. Cesan, Denham, Ito and Kohlberg, Dr. Liddle, Ms. Marram, Mr. McAndrews, Dr. Middelhoff and Ms. Toben has no material relationships with the Company and, therefore, each is independent pursuant to applicable NYSE rules. Of the remaining directors, Messrs. Golden, Sulzberger, Jr. and Thompson are executive officers of the Company; Mr. Green’s wife is Mr. Sulzberger, Jr.’s sister and Mr. Golden’s cousin; and Ms. Greenspon is the daughter of a cousin of Messrs. Sulzberger, Jr. and Golden. Due to their family relation to Messrs. Sulzberger, Jr. and Golden, Mr. Green and Ms. Greenspon are not considered independent.
Board Committees. The NYSE rules require the Company to have independent audit, compensation and nominating/corporate governance committees. The Board of Directors has determined that all members of the Audit, Compensation and Nominating & Governance Committees are independent and satisfy the relevant independence standards of the Company, the SEC (in the case of the Audit Committee) and the NYSE.
Audit Committee Financial Experts. SEC rules require the Company to disclose annually whether our Audit Committee has one or more “audit committee financial experts,” as defined by the SEC. The Board has determined that a majority of the members of the Audit Committee qualify as an “audit committee financial expert” as defined by the SEC and satisfy the “financial management expertise” standard of the NYSE. In addition, the Board has determined that every member of the Audit Committee meets the “financial literacy” standard of the NYSE.
Codes of Ethics. The Company has adopted a Business Ethics Policy, applicable to all employees, a code of ethics that applies to the Company’s Chairman, Chief Executive Officer, Vice Chairman and senior financial officers, and a code of ethics for directors. A printable version of each of these documents is available on our website, as described on page 6.
Executive Sessions of Non-Employee Directors. The NYSE rules require that, at the listed company’s option, either non-employee directors or independent directors of such company meet periodically in executive sessions without management participation. The Company’s non-employee directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year the independent directors meet in executive session. Mr. Green and Ms. Greenspon are non-employee directors who, due to their family relation to Messrs. Sulzberger, Jr. and Golden, are not considered independent.
Presiding Director. In addition to chairing all executive sessions of our non-employee and independent directors, our Presiding Director:

•	serves as a liaison between our Chairman and our Chief Executive Officer, on the one hand, and our independent directors, on the other;

•	reviews proposed plans for Board meeting presentations;

•	consults with any of the senior executives of the Company as to any concerns the executive might have; and

•	makes herself or himself available for direct consultation with major stockholders.
Additional meetings of the non-management and independent directors may be called by the Presiding Director in his or her discretion.
Communications with Directors. Stockholders may communicate with the Board of Directors care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. Stockholders and other interested parties may also express their concerns to the Company’s non-employee directors or the independent directors by contacting the Presiding Director, care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018.
All such correspondence is handled in accordance with our procedures regarding communications by security holders and other interested parties to the Board of Directors, available on our website, as described on page 6. Such correspondence will be relayed to the appropriate director or directors, unless the Corporate Secretary determines it to be primarily commercial in nature or related to an improper or irrelevant topic or that requests general information about the Company.
Board and Committee Evaluations. Our Board has an annual Board and Committee evaluation process to examine and discuss how our Board and Committees function as groups and with senior management of our Company.

THE NEW YORK TIMES COMPANY – P. 25

No Interlocking Directorships. The Chairman of the Board, who also serves as the Publisher of The New York Times, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our directors is the chief executive officer.
Succession Planning. Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.
Senior Management Evaluation. In consultation with all non-employee directors, the Compensation Committee annually evaluates the performance of the Chairman, Chief Executive Officer and Vice Chairman.
Corporate Financial Ethics Hotline. The Company has established a corporate financial ethics hotline to allow an employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter or potential securities law violation.
Executive Stock Ownership Guidelines.  Those executive officers named in the “Summary Compensation Table” are subject to stock ownership guidelines. The Chairman, Chief Executive Officer and Vice Chairman are required to own shares of Class A stock equal to five times their base salary. All other named executive officers are required to own an amount equal in value to two times his or her base salary in Company stock. Restricted stock units and shares of Class A stock equivalents attributed to an executive officer based on his or her holdings in the Company Stock Fund of the Company 401(k) Plan are counted in calculating ownership. An executive officer’s stock holdings are valued at the greater of the fair market value or the officer’s tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). An affected executive officer has five years to attain the holding requirements. If at any time an executive officer does not meet the ownership requirements, he or she is expected to abide by transfer restrictions on Company stock. All of our named executive officers are in compliance with the guidelines.
In addition, as part of our insider trading policy, executive officers generally may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions, or hold Company stock in a margin account or pledge Company stock as collateral for a loan.
Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.  In the event of a restatement of the Company’s financial statements due to fraud or intentional misconduct, the Board will review performance-based bonuses to executive officers whose fraud or intentional misconduct caused the restatement, and the Company will seek to recoup bonuses paid for performance during the period or periods that are the subject of the restatement.
Independent Compensation Consultant.  The Compensation Committee has directly engaged an independent compensation consultant, Exequity LLP (“Exequity”). In preparation for the Committee’s decision-making regarding 2013 compensation levels, Exequity reported on its review of data from a comparator group of 17 media companies, as well as a statistical summary of data from the over 1,000 companies that participate in the Towers Watson General Industry Survey, adjusted to reflect the Company’s revenue size and excluding companies in the healthcare, financial services, energy services and higher education industries. The review analyzed salary, annual and long-term incentive bonuses and equity compensation, as well as total compensation. Exequity also provided general advice on executive compensation trends and programs and supplied consulting services to the Compensation Committee in connection with the design of the amended 2010 Incentive Plan, including evaluating the plan against proxy advisory firm voting guidelines. Exequity has not provided any services to the Company, other than those relating to its role as compensation adviser to the Committee, during the Company’s 2013 fiscal year. See “Compensation Committee—Compensation Committee Procedures.”
Policy on Transactions with Related Persons.  The Board of Directors recognizes the fact that transactions with related persons may present actual or apparent conflicts of interest.
Any transaction (or series of transactions) in which the Company or any of its subsidiaries is a participant and a director, director nominee, executive officer or beneficial holder of more than 5% of any class of the Company’s voting securities, or any immediate family member of the foregoing (each, a “related person”) has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by the Company in its public filings.

P. 26 – THE NEW YORK TIMES COMPANY

Any such transaction would be subject to the Company’s written policy respecting the review, approval or ratification of related person transactions. Under this policy:

•
the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company’s policies and practices with respect to the employment of non-related persons in similar positions; and

•
any other related person transaction that would be required to be publicly disclosed must be approved or ratified by the Board of Directors, or the Nominating & Governance Committee or other committee to which such matter has been delegated for review, or if it is impractical or undesirable to defer consideration of the matter until a Board or committee meeting, by the Chair of the Nominating & Governance Committee (or, if he or she is not disinterested, by the Presiding Director).

If the transaction involves a related person who is a director or an immediate family member of a director, that director may not participate in the deliberations or vote. In approving or ratifying a transaction under this policy, the Board, committee or director considering the matter must determine that the transaction is fair and reasonable to the Company.
A printable version of this written policy is available on our website, as described on page 6.
Our Code of Ethics applicable to directors discourages directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Business Ethics Policy applicable to employees, including executive officers and others who may be “related persons,” similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval by designated members of management of transactions involving the Company and in which employees have an interest. Specifically, an employee’s retention for the provision of goods or services to the Company of any business in which he or she has an interest must be approved by the employee’s supervisor, and an employee’s direct or indirect financial interest in a business enterprise that does business with the Company must be approved by or on behalf of the president/chief executive officer of that employee’s operating unit. There are exceptions for small holdings in public companies.
These provisions of the Code of Ethics applicable to directors and the Company’s Business Ethics Policy are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.
See “Interests of Related Persons in Certain Transactions of the Company” for a description of transactions between the Company and related persons in 2013 and through the date of this Proxy Statement.
BOARD MEETINGS AND ATTENDANCE

Board Meetings in 2013:  9
Board Committees:  Five standing Committees: Audit, Compensation, Finance, Nominating & Governance and Technology & Innovation. See “Board Committees” for Committee descriptions and membership.
Total Committee Meetings in 2013:  27
2013 Attendance:  All directors attended 75% or more of the total meetings of the Board and of the Committees on which they served.

THE NEW YORK TIMES COMPANY – P. 27

BOARD COMMITTEES

Name of Committee and Members	Principal Functions of the Committee		Meetings In 2013

Audit Doreen A. Toben, Chair Raul E. Cesan Joichi Ito David E. Liddle	•	Engages the Company’s independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors’ independence and other matters. Recommends appropriate action to ensure the auditors’ independence.	7
•
Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and disclosure controls and procedures and major issues regarding accounting principles and practices, including any changes resulting from amendments to the rules of any authoritative body affecting the Company’s financial disclosure.

	•	Meets regularly with the Company’s senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
	•	Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
	•	Reviews the Company’s risk assessment and risk management policies.
•
Reviews the scope of the annual audit plan of the Company’s internal audit department, its progress and results. Reviews the responsibility, organization, resources, competence and performance of the Company’s internal audit department.

	•	Monitors the Company’s systems of disclosure controls and procedures and internal control over financial reporting.
	•	Prepares the report to stockholders included in the annual Proxy Statement.
Compensation Raul E. Cesan, Chair Ellen R. Marram Brian P. McAndrews Thomas Middelhoff	•	In consultation with all non-employee directors, evaluates the performance of the Chairman, the Chief Executive Officer and the Vice Chairman and, together with the other independent directors, approves their compensation arrangements.	5
	•	Approves compensation arrangements for the Company’s other executive officers, including base salaries, salary increases, participation in incentive compensation plans and awards.
•
Reviews and approves and, when appropriate, recommends to the Board for approval, incentive compensation plans for all executive officers and broad-based equity-based plans, subject to stockholder approval if required. Determines awards granted to executive officers under such plans.

•
Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.

•
Appoints the ERISA Management Committee, which oversees benefits administration in connection with the Company’s retirement and health benefit plans and which reports to the Compensation Committee once a year.

	•	Has sole authority to engage an executive compensation consultant.

P. 28 – THE NEW YORK TIMES COMPANY

Name of Committee and Members	Principal Functions of the Committee		Meetings In 2013

Compensation (continued)	•
Reviews and approves the Compensation Discussion and Analysis, considers the results of the most recent stockholder advisory vote on executive compensation and prepares the report to stockholders included in the annual Proxy Statement.

Finance Robert E. Denham, Chair Steven B. Green Carolyn D. Greenspon James A. Kohlberg Ellen R. Marram Doreen A. Toben	•	Reviews the Company’s material financial policies, practices and matters, including, without limitation, its dividend policy, investment of cash, stock repurchases and issuances, short- and long-term financings, foreign currency, hedging and derivative transactions, material acquisitions and dispositions, capital expenditures and long-term commitments.	5
	•	Establishes (and adjusts from time to time) investment policies for the Company’s retirement and savings plans.
•
Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company’s retirement and savings plans and which reports to the Finance Committee from time to time.

Nominating & Governance Ellen R. Marram, Chair Robert E. Denham James A. Kohlberg	•	Recommends director nominees for election to the Board.	7
	•	Makes recommendations to the Board regarding the structure and composition of the Board Committees, including size and qualifications for membership, and the designation of a presiding director.
•
Advises the Board on appropriate compensation for outside directors. Assesses periodically the Company’s director stock ownership guidelines and the directors’ ownership relative to such guidelines, and makes recommendations as appropriate.

	•	Advises the Board on corporate governance matters.
	•	Reviews and approves or ratifies transactions with related persons if required in accordance with the Company’s policy.
	•	Oversees annual evaluation of the Board.
	•	Has sole authority to engage a search firm to identify director candidates.
Technology & Innovation David E. Liddle, Chair Joichi Ito Brian P. McAndrews Thomas Middelhoff	•	Reviews with management the Company’s overall technology and innovation strategy, including objectives, strategic initiatives, investments and research and development activities, and, as and when appropriate, makes recommendations to the Board.	3
•
Consults with the Finance Committee in connection with its review of material acquisitions, dispositions, capital expenditures and long-term commitments, to the extent such actions relate to the Company’s technology and innovation strategy.

•
Periodically monitors and evaluates the performance of the Company’s initiatives in support of its technology and innovation strategy, including the execution, consumer acceptance and integration of new products and services.

	•	Reviews with management, as appropriate, major technology risks and opportunities for the Company, and emerging issues and trends in the broader marketplace.

THE NEW YORK TIMES COMPANY – P. 29

NOMINATING & GOVERNANCE COMMITTEE

Our Nominating & Governance Committee consists of three non-employee directors, Ellen R. Marram, Chair, Robert E. Denham and James A. Kohlberg. Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.
The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, and the designation of a presiding director; recommending nominees to the Board for election; advising the Board on corporate governance matters; and overseeing the evaluation of the Board. The chart set forth in “Board Committees” on pages 28-29 describes the principal functions of the Committee under its charter. A printable version of the charter is available on our website, as described on page 6.
Whenever a vacancy exists on the Board due to expansion of the Board’s size or the need to replace a resigning or retiring director, the Committee begins a process of identifying and evaluating potential director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms. In this regard, from time to time, the Committee has retained a global executive recruiting firm, whose function is to bring specific director candidates to the attention of the Committee.
Consistent with the Company’s Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission, and whether they have time available to devote to Board activities.
The Committee also considers, as one factor among many, the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age and ethnic diversity. The Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates.
The Committee also considers whether a potential nominee would satisfy:

•	the NYSE’s criteria of director “independence”;

•	the NYSE’s “financial literacy” and “financial management expertise” standards; and

•	the SEC’s definition of “audit committee financial expert.”
Director candidates are evaluated in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing directors and the relative mix of independent and management directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential director nominees to the Board, and final approval of a candidate is determined by the Board.
As discussed elsewhere in this Proxy Statement, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock. In addition, the Committee will consider director candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, and giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee. The evaluation process for director nominees who are recommended by our stockholders is the same as for any nominee.
Each individual who is standing for election to the Board at the 2014 Annual Meeting is currently a director and was elected by the stockholders at the 2013 Annual Meeting.

P. 30 – THE NEW YORK TIMES COMPANY

COMPENSATION COMMITTEE

Compensation Committee Procedures
Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of four non-employee directors, Raul E. Cesan, Chair, Ellen R. Marram, Brian P. McAndrews and Thomas Middelhoff.
Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.
The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our website, as described on page 6. The chart set forth in “Board Committees” on pages 28-29 describes the principal functions of the Committee under its charter.
Together with the other non-employee members of the Board, the Committee evaluates the performance of the Chairman, Chief Executive Officer and Vice Chairman and, together with the other independent directors, approves their compensation. In addition, the Committee approves all compensation for our other executive officers and discusses with management in general terms the compensation of non-executive employees.
The Committee has delegated the authority to make equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its longstanding procedures, the Committee has adopted a grant policy that provides, among other things, that options are granted with an exercise price set at the grant date fair market value. Awards made other than pursuant to the annual equity grant—for example, to newly hired or recently promoted employees—typically take place shortly after issuance of our quarterly earnings releases, and grants to new employees occur only after employment has commenced.
Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in preparation for the Committee’s decision-making regarding 2013 compensation, it directly engaged an independent compensation consultant, Exequity. Exequity reported on its review of data from a comparator group of 17 media companies, as well as a statistical summary of data from the over 1,000 companies that participate in the Towers Watson General Industry Survey, adjusted to reflect the Company’s revenue size and excluding companies in the healthcare, financial services, energy services and higher education industries. The review analyzed salary, annual and long-term incentive bonuses and equity compensation, as well as total compensation. Exequity also provided general advice on executive compensation trends and programs and supplied consulting services to the Compensation Committee in connection with the design of the amended 2010 Incentive Plan, including evaluating the plan against proxy advisory firm voting guidelines. In the course of advising the Committee, Exequity occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling.
Exequity did not provide any services to the Company, other than those relating to its role as compensation adviser to the Committee, during the Company’s 2013 fiscal year. After considering the factors required by NYSE rules, the Committee is satisfied that Exequity is independent.
The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for executive officers other than the Chairman and Chief Executive Officer. The Company’s human resources, legal, controllers and treasury departments support the Committee in its work.
Throughout the year, the Committee meets to discuss the Company’s executive compensation and benefits programs and related matters. In February of each year, the Committee generally takes the following actions:

•
together with the other independent directors of the Board, approves the compensation of the Chairman, Chief Executive Officer and Vice Chairman, including setting salaries and approving annual and long-term incentive potentials;

•	approves compensation for the other executive officers;

THE NEW YORK TIMES COMPANY – P. 31

•	sets financial targets for the annual incentive and long-term performance awards; and

•	approves awards of equity-based compensation for eligible employees.
In addition, each February, the Committee meets to certify the achievement of performance goals for the recently completed annual and long-term cycles and approve the payment of the annual incentive and long-term performance awards. Other meetings are scheduled throughout the year as the Committee deems appropriate.
The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled “Compensation of Executive Officers—Compensation Discussion and Analysis,” and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under “Compensation of Executive Officers” on page 37.
Compensation Committee Interlocks and Insider Participation
No member of the Committee is now, or was during 2013 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2013 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Committee.
AUDIT COMMITTEE REPORT

To the Stockholders of The New York Times Company:
The Audit Committee consists of four non-employee directors, Doreen A. Toben, Chair, Raul E. Cesan, Joichi Ito and David E. Liddle. The Board of Directors has determined that:

•	each Committee member is “independent” under the listing standards of the NYSE and is “financially literate” as defined by the NYSE;

•	a majority of the Committee members, including the Chair of the Committee, satisfy the “financial management expertise” standard, as required by the NYSE; and

•	a majority of the Committee members, including the Chair of the Committee, are “audit committee financial experts” as defined by the SEC.
The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our website, as described on page 6. The chart set forth in “Board Committees” on pages 28-29 describes the principal functions of the Committee under its charter.
Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of (i) the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and (ii) the Company’s internal control over financial reporting, and for issuing their reports thereon. The Committee is responsible for assisting the Board in monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s independent registered public accounting firm’s qualifications and independence;

•	the performance of the Company’s internal audit function and independent registered public accounting firm; and

•	the Company’s system of disclosure controls and procedures and internal control over financial reporting.
In addition, the Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters or potential securities law violations and the confidential and anonymous submission by Company employees of concerns regarding such matters.

P. 32 – THE NEW YORK TIMES COMPANY

During 2013, the Committee met seven times and held separate discussions with management, the Company’s internal auditors and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). The Committee’s Chair, as the representative of the Committee, discussed the Company’s interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and/or Controller and Ernst & Young prior to public release. Each other member of the Committee also generally participated in this discussion. The full Committee reviews the Company’s quarterly financial statements with management and Ernst & Young. In addition, the Committee reviewed and discussed the Company’s compliance with the requirements of the Sarbanes-Oxley Act with respect to internal control over financial reporting.
Management has represented to the Committee that the Company’s 2013 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management, the Company’s internal auditors and Ernst & Young the Company’s 2013 annual consolidated financial statements and Ernst & Young’s audit report thereon and Ernst & Young’s audit report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Committee reviewed and discussed with management the annual report of management on the Company’s internal control over financial reporting. The Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 16, “Communication with Audit Committees” (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012), including, among other items, matters related to the conduct of the audit of the Company’s 2013 annual consolidated financial statements.
In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young their firm’s independence from the Company and management. As part of its role of monitoring Ernst & Young’s independence, the Committee has adopted a “Policy on Auditor Independence and Non-Audit Services” (which, among other things, requires management and the Committee to consider whether Ernst & Young’s provision of any non-audit services would impair Ernst & Young’s independence) and a “Policy on Hiring Current or Former Employees of the Company’s or Plan’s Independent Auditors.”
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013, for filing with the SEC.
The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2014.
Doreen A. Toben, Chair
Raul E. Cesan
Joichi Ito
David E. Liddle

THE NEW YORK TIMES COMPANY – P. 33

DIRECTORS’ COMPENSATION

2013 Compensation of Non-Employee Directors
Compensation for our non-employee directors for 2013 consisted of: cash compensation, consisting of annual retainers for all Board members, Committee Chairs and Committee members and the Presiding Director; and equity compensation, consisting of a grant of phantom Class A stock units.
Our goal in setting compensation for our non-employee directors is to remain competitive in attracting and retaining high quality directors. We also recognize that, over the past few years, there has been an increase in board responsibilities and potential liability.
Our Nominating & Governance Committee annually reviews and makes recommendations to the Board with respect to the compensation for non-employee directors. Each year, management reports to the Nominating & Governance Committee on non-employee director compensation at comparable companies and makes recommendations with respect to the amount and form of compensation for non-employee directors.
Each of the current components of our non-employee director compensation is described in more detail below.
Cash Compensation: In 2013, we paid an annual retainer to Board members, Committee Chairs and Committee members and the Presiding Director as follows:

•	Annual cash Board retainer of $45,000;

•	Annual cash Committee Chair retainer of $10,000;

•	Annual cash Committee retainers in the following amounts:
— Audit—$20,000
— Compensation—$10,000
— Finance—$10,000
— Nominating & Governance—$6,000
— Technology & Innovation—$6,000; and

•	Annual cash Presiding Director retainer of $10,000.
Phantom Stock Units: Under the Directors’ Deferral Plan, a discretionary grant of phantom Class A stock units worth $60,000 was credited to each non-employee director’s account on the date of the 2013 Annual Meeting. In addition to this award, Messrs. Ito and McAndrews each received an additional grant, valued at $51,600, a pro rata amount reflecting their Board service since their appointment in June 2012 to the date of the 2013 Annual Meeting. The number of phantom stock units credited was based on the average closing price of a share of Class A stock for the 30 trading days prior to the date of the 2013 Annual Meeting.
Non-Employee Directors’ Deferral Plan: The Directors’ Deferral Plan allows our non-employee directors to defer the receipt of all or a portion of their cash compensation. We credit deferred amounts to a cash account or a phantom Class A stock unit account, as elected by the director. Amounts deferred as phantom Class A stock are initially held as cash and are converted to phantom stock units as of the date of our next succeeding annual meeting. Cash accounts are credited with interest at a market rate. Phantom Class A stock unit accounts are credited with dividend equivalents. Subsequent to a non-employee director’s resignation, we pay him or her the cash value of amounts accumulated in his or her account.
Expenses: We reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

P. 34 – THE NEW YORK TIMES COMPANY

Non-Employee Director Compensation Table
The total 2013 compensation of our non-employee directors is shown in the following table.

Name (a)	Fees Earned or Paid in Cash ($)[1] (b)	Stock Awards($)[2,3] (c)	Option Awards ($)[4] (d)	All Other Compensation ($)[5] (g)	Total ($) (h)
Raul E. Cesan	85,000	60,000	—	320	145,320
Robert E. Denham	77,676	60,000	—	320	137,996
Steven B. Green	55,000	60,000	—	320	115,320
Carolyn D. Greenspon	55,000	60,000	—	320	115,320
Joichi Ito	64,352	111,600	—	320	176,272
James A. Kohlberg	61,000	60,000	—	320	121,320
David E. Liddle	81,000	60,000	—	320	141,320
Ellen R. Marram	84,352	60,000	—	320	144,672
Brian P. McAndrews	61,000	111,600	—	320	172,920
Thomas Middelhoff	61,000	60,000	—	314	121,314
Doreen A. Toben	85,000	60,000	—	320	145,320

1.	Includes a Presiding Director retainer for Mr. Denham and a Committee Chair retainer for each of Messrs. Cesan and Denham, Dr. Liddle, and Mss. Marram and Toben.

2.
Included in the “Stock Awards” column is the aggregate grant date fair value of the discretionary grant of phantom stock units made to each non-employee director on May 1, 2013, under the Directors’ Deferral Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of such awards is estimated as $60,000. In addition to this award, Messrs. Ito and McAndrews each received an additional grant, valued at $51,600, a pro rata amount reflecting their Board service since their appointment in June 2012 to the date of the 2013 Annual Meeting.

3.	The following table shows the aggregate phantom stock units outstanding at December 29, 2013:

Name	Aggregate Phantom Stock Units Outstanding at December 29, 2013 (#)
Raul E. Cesan	79,523
Robert E. Denham	31,451
Steven B. Green	15,468
Carolyn D. Greenspon	22,287
Joichi Ito	11,825
James A. Kohlberg	31,451
David E. Liddle	35,816
Ellen R. Marram	48,668
Brian P. McAndrews	11,825
Thomas Middelhoff	35,816
Doreen A. Toben	72,171

4.
Prior to 2012, stock options were awarded under the Directors’ Incentive Plan annually to our non-employee directors on the date of the annual meeting. The following table shows outstanding stock option awards as of December 29, 2013. These stock options have a term of 10 years from the date of grant and the option exercise price for those awards were set at the average of the high and low stock prices as quoted on the NYSE on the date of the annual meeting. The exercise prices of the stock options range from $4.92 to $46.945.

THE NEW YORK TIMES COMPANY – P. 35

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	In-the-money Amount of Unexercised Options ($) Exercisable/ Unexercisable[a]
Raul E. Cesan	32,000/0	87,800/0
Robert E. Denham	16,000/0	87,800/0
Steven B. Green	0/0	0/0
Carolyn D. Greenspon	8,000/0	45,840/0
Joichi Ito	0/0	0/0
James A. Kohlberg	16,000/0	87,800/0
David E. Liddle	32,000/0	87,800/0
Ellen R. Marram	32,000/0	87,800/0
Brian P. McAndrews	0/0	0/0
Thomas Middelhoff	32,000/0	87,800/0
Doreen A. Toben	32,000/0	87,800/0

(a)	The closing price of the underlying Class A stock on the NYSE on December 27, 2013 ($15.41), the last trading day of our 2013 fiscal year, minus the option exercise price.

5.	The amount for each of the directors consists of a tax reimbursement.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company maintains directors’ and officers’ liability insurance effective May 1, 2013, with an expiration date of May 1, 2014. This is part of the Company’s blended program coverage, which was purchased at an annual cost of $1,367,896. The insurance companies providing directors’ and officers’ liability insurance are Zurich American Insurance Company, ACE American Insurance Company, St. Paul Fire & Marine Insurance Company, Endurance American Insurance Company, Allied World Assurance Company (U.S.), Inc., Great American Insurance Company, Berkley Insurance Company and Liberty Insurance Underwriters Inc.

P. 36 – THE NEW YORK TIMES COMPANY

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report
The Compensation Committee has reviewed and discussed with Company management the “Compensation Discussion and Analysis” appearing below, and based on this review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2013 Annual Report on Form 10-K.
Raul E. Cesan, Chair
Ellen R. Marram
Brian P. McAndrews
Thomas Middelhoff
Compensation Discussion and Analysis
We believe that our executive officers are critical to our success and to the creation of long-term stockholder value. We structure compensation for our executive officers based on the following objectives:

•	to drive performance through the achievement of short-term and long-term objectives;

•	to link our executives’ total compensation to the interests of our stockholders and to drive the creation of value for stockholders over the long term; and

•	to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance.
The discussion below analyzes 2013 executive compensation for the following executive officers whose compensation is set out in the Summary Compensation Table (our “named executive officers”):

•	Arthur Sulzberger, Jr., Chairman of the Board, and Publisher, The New York Times;

•	Mark Thompson, President and Chief Executive Officer;

•	Michael Golden, Vice Chairman;

•	James M. Follo, Executive Vice President and Chief Financial Officer;

•	Kenneth A. Richieri, Executive Vice President and General Counsel; and

•	Christopher M. Mayer, Publisher, The Boston Globe, and President of the New England Media Group (through October 19, 2013).
Executive Summary
Executive Compensation Governance

•	The Compensation Committee consists solely of independent directors, notwithstanding an exemption from NYSE rules available to us as a controlled company.

•
Each year, the Compensation Committee approves the compensation for the Company’s executive officers. For the individuals serving as Chairman, Chief Executive Officer and Vice Chairman, the final compensation decisions are made by the independent members of our Board of Directors.

•
The Compensation Committee’s independent compensation consultant, Exequity, is retained directly by the Committee and performs services in support of the Committee. The Compensation Committee’s charter authorizes it to engage such consultants and advisors as it determines to be appropriate.

•
The Compensation Committee has directed management to reach out to significant stockholders to solicit comments on executive compensation matters, and takes this stockholder feedback into account in designing executive compensation.

•
The Compensation Committee conducts an annual review of the Company’s executive compensation program, and does not believe that it creates risks that are reasonably likely to have a material adverse effect on the Company.

THE NEW YORK TIMES COMPANY – P. 37

•
The Company has in place meaningful stock ownership guidelines for its named executive officers, who must acquire and hold Company stock worth, based on their position, two to five times their annual base salary.

•	The Company’s executive officers are subject to a compensation recoupment or “clawback” policy.

•
The Company’s executive officers may not engage in short-term, speculative trading in Company stock, including hedging or other derivative transactions, or hold Company stock in a margin account, or pledge Company stock as collateral for a loan.

•	The Company does not generally provide so-called tax “gross-ups” for its executive officers.

•	Equity and performance-based cash awards to executives are made under the Company’s 2010 Incentive Plan, which:

◦	prohibits the repricing of any stock option or stock appreciation right without stockholder approval; and

◦
does not contain an “evergreen” share reserve, meaning that the shares of Class A stock reserved for awards are fixed by number rather than by reference to a percentage of the Company’s total outstanding shares.

2013 Compensation Highlights
In 2013, the Company made noteworthy progress on strategic growth initiatives intended to enhance long-term stockholder value. These included the continued expansion of its digital subscription base, the rebranding of the International Herald Tribune as the International New York Times, and the launch of innovative news and advertising products. The Company also sold the New England Media Group, which included The Boston Globe, to allow it to sharpen its focus on investments in the core New York Times brand and its journalism.
The Times’s paid digital subscription model launch in 2011 has created a meaningful consumer revenue stream. At year-end 2013, there were 760,000 paying subscribers to the Company’s digital products, underscoring the willingness of our readers and users to pay for the high-quality journalism we provide.
Management also continued to strengthen the Company’s liquidity position in 2013. As a result of steady cash flows from operations and the proceeds from the sale of the New England Media Group and our ownership interest in Metro Boston, the Company ended the year with approximately $1 billion in cash, cash equivalents and marketable securities. The Company’s total cash, cash equivalents and marketable securities exceeded total debt and capital lease obligations by over $300 million. The Company restored a quarterly dividend effective in the fourth quarter of 2013, while still maintaining a prudent view of its balance sheet.
These efforts took place while we continued to maintain the highest standards of journalism, highlighted by the award in 2013 of four Pulitzer Prizes to The Times.
Looking ahead, we plan to continue to execute our strategy to grow and transform our business through a combination of a strong focus on the core business, the strengthening of our digital businesses, the pursuit of new opportunities for growth and prudent fiscal management.
Details of our 2013 financial results appear in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended December 29, 2013.
Key highlights of 2013 executive compensation were as follows:

•
Salaries: For 2013, annual salary levels for the named executive officers were the same as the prior year and, for Messrs. Sulzberger, Jr., and Golden, have not increased since 2006. See “—Executive Compensation—Salaries.”

•
Annual Incentive Compensation: The portion of 2013 annual incentive awards for our executive officers based on financial performance (an adjusted EBITDA target) was earned at 149% of target. See “—Executive Compensation—Annual Incentive Compensation.”

•
Long-Term Performance Awards: Achievement under the two financial metrics set in 2011 for the 2011-2013 long-term performance award program, operating cash flow margin and return on invested capital, was

P. 38 – THE NEW YORK TIMES COMPANY

below target for the three-year performance cycle, resulting in a payout of 31.5% of target. See “—Executive Compensation—Long-Term Incentive Compensation.”

•
Performance Award Program: In February 2013, the Committee implemented a redesign of the Company’s long-term incentive compensation program, eliminating the annual grant of time-based stock options and restricted stock units and long-term performance awards payable solely in cash for executives. In their place, executives have the opportunity to earn cash and shares of Class A stock at the end of three-year cycles based on the achievement of financial goals tied to adjusted EBITDA and stock price performance relative to companies in the Standard & Poor’s 500 Stock Index, with the majority of the target award to be settled in the Company’s Class A stock. See “—Executive Compensation—Long-Term Incentive Compensation.”

•
Review of Market Data: In setting 2013 compensation, the Committee reviewed data from a new comparator group of 17 media companies, as well as a statistical summary of data from over 1,000 companies that participate in the Towers Watson General Industry Survey. The Committee believes the new peer group reflects the critical organizational capabilities needed to execute the Company’s strategy, as well as industry and financial equivalence. In addition, effective with its 2013 compensation decisions, the Committee modified its long-standing practice of measuring total target compensation against above-median levels and instead measured total target compensation against the 50th percentile.

•
Retirement Benefits: Effective January 1, 2014, the Company amended an unfunded supplemental defined contribution plan for certain of its executives, including the named executive officers (the Supplemental Executive Savings Plan, or the “SESP”), to discontinue all future contributions under that plan, thereby significantly reducing those executives’ retirement benefits. No additional executives may be designated as participants under the now frozen plan.

Effective with this change, the Company amended the Company 401(k) Plan to, among other things, eliminate a 3% nonelective Company contribution, but it increased the Company matching contribution on participant deferrals from 5% to 6% of earnings contributed by the participant (up to applicable limits under the Internal Revenue Code). An unfunded defined contribution plan, the Savings Restoration Plan (the “Restoration Plan”), was amended to increase the annual employer contribution from 3% to 6% of a participant’s earnings in excess of the amount of compensation that can be taken into account under the Company 401(k) Plan, to reflect the changes made to the amount of the Company match under the Company 401(k) Plan. See “—Pension Benefits” and “—Nonqualified Deferred Compensation.”

•
Employment Agreement with Mark Thompson: In connection with his appointment as the Company’s President and Chief Executive Officer in 2012, Mr. Thompson entered into an employment agreement with the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Thompson participated in the 2013 annual incentive compensation program with a target equal to 100% of his base salary and is participating in the 2013-2015 long-term incentive program with a target payout in stock and cash valued at $3.0 million. Beginning in 2014, Mr. Thompson’s incentive compensation is no longer governed by the terms of the Employment Agreement and is subject to Committee and Board approval in the same manner as for other executive officers. Mr. Thompson’s Employment Agreement was a result of an arm’s-length negotiation for which the Board retained Frederic W. Cook & Co., Inc., an independent compensation consultant, as well as separate legal counsel.

•
Retention Agreement with Christopher M. Mayer: During 2013, the Company sold the New England Media Group, and as part of the sales process, in May 2013, entered into a retention agreement (the “Retention Agreement”) with Mr. Mayer, publisher of the Boston Globe and president of the New England Media Group. Under the terms of the Retention Agreement, because Mr. Mayer remained an active employee through the completion of the sale in October 2013, he received a retention bonus and a special payment in the aggregate amount of $840,000. As a result of these payments, Mr. Mayer, though no longer an executive officer of the Company at year end, is included as a named executive officer for 2013. See “—Retention Agreement with Christopher M. Mayer” for a description of the Company’s arrangements with Mr. Mayer.

Compensation-Setting Process
The Compensation Committee, which consists solely of independent directors, is primarily responsible for overseeing compensation for our executive officers, including the named executive officers. Each year, the Committee approves the compensation for the Company’s executive officers other than the Chairman, Chief Executive Officer

THE NEW YORK TIMES COMPANY – P. 39

and Vice Chairman. For those individuals, the final compensation decisions are made by the independent members of our Board of Directors, in consultation with the other non-employee directors.
The Committee generally reviews employee compensation matters with management. Our human resources, legal, controllers and treasury departments support the Committee in its work and help administer our compensation programs. The members of the Committee also familiarize themselves with compensation trends and competitive conditions through periodic consultations with compensation experts, including Exequity, and the review of market data and other information about relevant market practices. In addition, the Board has directed management to meet with representatives of significant stockholders to solicit their feedback on executive compensation matters.
A discussion of the composition and procedures of the Committee, including the role of Exequity, is set forth above under “Compensation Committee—Compensation Committee Procedures” on pages 31-32.
Components of Compensation
To achieve our compensation objectives, the Committee structured 2013 executive compensation to have the following components, each of which is discussed in more detail below. The compensation structure is performance-oriented, with “at risk” compensation consisting of annual and long-term incentive programs designed to link the compensation of our named executive officers to the overall success of the Company and support the Company’s business strategy and performance.

Pay Component	Structure and Intended Purpose
Fixed
Salary	Fixed cash component designed to compensate individual for responsibility level of position held.
Variable or “at risk”
Annual performance-based cash awards
Variable cash component of pay designed to motivate and reward an individual’s contributions to the achievement of short-term objectives by linking compensation to important annual financial and operating performance measures set by the Committee in advance based on the Company’s operating budget. Target payout is set as a percentage of salary, with higher percentages for individuals with greater responsibility.
For 2013, financial targets were based on adjusted EBITDA. See “—Executive Compensation—Annual Incentive Compensation.”

Long-term incentive compensation, including performance-based cash awards	•
Performance-based cash awards designed to reinforce the relationship between pay and performance by linking compensation to the achievement of important long-term financial performance measures set by the Committee in advance. Target payout is set as a specific amount, with higher targets for individuals with greater responsibility.

Targets for the 2011-2013 cycle, set early in 2011, were based on return on invested capital and operating cash flow margin and were derived from the three-year plan developed by management and reviewed and discussed with the Board of Directors.

•
In February 2013, the Compensation Committee implemented a redesign of the Company‘s long-term incentive compensation that replaced the above awards with performance-based awards payable in cash and shares of Class A stock depending on the achievement, over a three-year period, of specified performance goals tied to adjusted EBITDA and total stockholder return.
See “—Executive Compensation—Long-Term Incentive Compensation.”

Other benefits	•
A deferred executive compensation plan (the “DEC”), which allows executives to defer portions of their salary and annual incentive and long-term performance awards. Earnings are based on the rates of return earned by various well-known third-party mutual funds. The Company does not make contributions on behalf of participants.

• Other employee benefit plans available to substantially all employees, including medical, life insurance and disability plans, and a Company match for contributions to the Company 401(k) Plan.
•
Certain executives participate in two unfunded supplemental defined contribution plans, one of which was frozen as of December 31, 2013, and in The New York Times Company Supplemental Executive Retirement Plan ( the “SERP”), a non-qualified defined benefit plan that was frozen as of December 31, 2009.

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Key Factors in Setting Compensation
In setting or recommending the amount of each component of an executive’s compensation and considering his or her overall compensation package, the Committee evaluates each of the following factors:

•
Benchmarking—Each year, the Committee reviews market data for executives in positions comparable to Company executives through a process developed with Exequity, its independent compensation consultant. For several years, the Committee examined market data on pay practices at a selection of U.S. companies, primarily publicly traded, that included general industry companies with revenues similar to that of the Company as well as traditional newspaper companies, other print publishing companies, and news and information companies of various sizes.

In preparation for its decision-making regarding 2013 compensation levels in December 2012, the Committee re-examined its approach and reviewed data from a smaller comparator group consisting of the following 17 media companies, which participate in the Towers Watson Executive Compensation Database or publicly disclose compensation data in their annual proxy statements. In addition, the Committee reviewed a statistical summary of data from the over 1,000 companies that participate in the Towers Watson General Industry Survey, adjusted to reflect the Company’s revenue size and excluding companies in the healthcare, financial services, energy services and higher education industries. The Committee believes the new peer group reflects the critical organizational capabilities needed to execute the Company’s strategy, as well as industry and financial equivalence.

AOL Inc.	Hearst Corporation	The Washington Post Company
Belo Corp.	Media General, Inc.	Time Inc.
Cablevision Systems Corporation	Scripps Networks Interactive, Inc.	Tribune Company
Comcast Cable Communications	The E.W. Scripps Company	Turner Broadcasting System, Inc.
Discovery Communications, Inc.	The McClatchy Company	Yahoo! Inc.
Gannett Co., Inc.	The McGraw-Hill Companies, Inc.
In addition, effective with its 2013 compensation decisions, the Committee modified its long-standing practice of measuring total target compensation against above-median levels and instead measured total target compensation against the 50th percentile.

•
Performance—The Committee ties a substantial portion of each named executive officer’s total potential compensation to Company and individual performance. All executive officers, including the named executive officers, are eligible for annual and long-term incentive compensation that reinforces the relationship between pay and performance by linking compensation to the achievement of important short- and long-term performance targets set by the Committee in advance based on the Company objectives set out in the operating budget. To ensure that the executives most responsible for development of the Company’s strategic plan are held most accountable for its successful execution, the portion of total compensation delivered in variable, performance-based awards varies directly in relation to each executive’s level of responsibility and hierarchy among the leadership team. A significant portion of the Company’s 2013 target compensation for its named executive officers (approximately 63% to 80% of target compensation) was based on the performance-based, “at risk” criteria discussed below as opposed to fixed salary.

The Committee also considers the individual performance of each named executive officer against predetermined operational and strategic goals. The amount of a named executive officer’s compensation is based in part on the Committee’s assessment of that individual’s performance.

•
Internal Pay Equity—The Committee’s approach to compensation is that executives holding comparable positions of responsibility should have similar compensation opportunities, adjusted to reflect their responsibilities and role within the Company and recognizing that actual rewards earned should reflect achievement of individual performance objectives.

In setting compensation for 2013, the Committee reviewed tally sheets detailing the total compensation of the named executive officers. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios, as described in “—Payment Upon Termination or Change in Control Table.” At the completion of this review, the Committee

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concluded that the amounts of compensation to be paid were appropriate and reasonable in light of the factors discussed above.
Setting Performance Goals
A substantial portion of each named executive officer’s compensation depends on achievement of pre-defined specific incentive targets that are directly linked to short- or long-term performance objectives. Performance has historically been measured against our operating budget for the fiscal year and the three-year financial plan in effect at the time the awards are granted. Annual operating budgets and three-year plans are developed and submitted to the Board by management annually based on an assessment of the state of the business and the industry and expectations regarding annual and long-term performance. The annual budgets and three-year plans set financial performance objectives that management believes are aggressive but achievable based on the underlying strategic and operating assumptions regarding revenue and cost control initiatives. Historically, the Committee has set a target performance level for a 100% payout at the same level as the relevant objective. While future results cannot be predicted, the Committee believes that these performance targets are set at levels such that achievement of the target levels would reflect a strong performance on the part of the executive officers and that payment of the maximum amounts would occur only upon the achievement of results substantially in excess of internal and market expectations at the time the targets are set.
Operating budgets and three-year plans are created independent of, and therefore the financial performance targets generally exclude, the effect of certain non-recurring or non-operational events.
Executive Compensation
Salaries
Salaries for executive officers are reviewed annually and are intended to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance. For 2013, annual salary levels for the named executive officers were the same as the prior year and, for Messrs. Sulzberger, Jr., and Golden, have not increased since 2006. Under Mr. Thompson’s Employment Agreement, his salary for 2013 was $1 million.
Annual Incentive Compensation
In February 2013, the Compensation Committee set 2013 annual incentive targets for all executives, including the named executive officers (other than Mr. Thompson), as a percentage of salary. The target percentages reflect prevailing external practices based on the annual benchmarking analysis and the Committee’s consideration of internal pay equity. Generally, the more responsible the executive officer’s position, the higher the target percentage. For the named executive officers, target amounts ranged from 55% to 100% of base salary. The potential payout for each executive ranged from zero to 200% of the target amount. Under Mr. Thompson’s Employment Agreement, his 2013 annual incentive target opportunity was equal to 100% of his base salary.
The Committee structured 2013 annual incentive compensation for executive officers, including Messrs. Sulzberger, Jr., Thompson, Golden, Follo and Richieri, such that 75% of the award opportunity was contingent on the achievement of annual Companywide financial targets designed to advance our strategy, and 25% depended on an assessment of individual performance measured against predetermined operational and strategic goals.
For the 2013 awards, the Committee based the financial target portion on adjusted EBITDA, defined as (i) revenues, adjusted to exclude the effect of acquisitions and dispositions, less (ii) total operating costs (excluding severance and depreciation and amortization), adjusted to exclude the effects (to the extent not reflected in the 2013 budget) of acquisitions and dispositions, the termination or withdrawal from a pension or post-retirement plan and non-cash impairment charges. The Committee initially set the adjusted EBITDA target in February 2013 based on a preliminary operating budget. In April 2013, upon finalization of the operating budget, the Committee determined to base 2013 annual incentive compensation on an increased adjusted EBITDA target derived from the revised operating budget. The discussion below is based on this increased target. The Committee believes that adjusted EBITDA is a useful measure of our performance for compensation purposes because it facilitates comparisons about historical operating performance on a consistent basis. In addition, adjusted EBITDA is a measure often used by investors, analysts and others, and serves to align the interests of our executives and our stockholders.
Our 2013 budget, and as a result, the performance targets, took into account, among other factors, a projected challenging print advertising environment and the investment in various strategic initiatives. The performance level

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for a 100% payout of the financial component was set at the operating budget objective, with potential payouts ranging from zero to 200% of target based upon a predetermined performance scale. Targets were adjusted to exclude the budgeted results of the New England Media Group from the date of its sale. In 2013, the Company’s adjusted EBITDA resulted in a payout of 149% for the portion of the annual incentive awards based on financial performance. The following table reflects the target and the achievement level for the financial component of the 2013 annual incentive compensation.

(in thousands)	2013 Financial Target for 100% Payout	2013 Actual
Company EBITDA, as adjusted	$234,166	$260,100
The following table shows the computation of adjusted EBITDA, as defined above, for purposes of the financial component of the 2013 annual incentive compensation.

	(in thousands)
Revenues from continuing operations	$1,577,230
Adjusted to include revenues from the New England Media Group prior to the date of sale (presented in discontinued operations)	287,677
Adjusted revenues		$1,864,907

Total operating costs from continuing operations	$1,411,744
Adjusted to include operating costs from the New England Media Group prior to the date of sale (presented in discontinued operations)	281,414
Adjusted operating costs		$1,693,158
Less:
Severance[1]	$12,709
Depreciation and amortization[2]	85,477
Adjusted operating costs excluding severance and depreciation and amortization		$1,594,972
Less (plus) pre-approved adjustments to exclude the effect of the following (in each case to the extent not reflected in the 2013 budget) and additional negative discretionary adjustments approved by the Compensation Committee:

Impact of acquisitions and dispositions, net	$4,217
Noncash impairment charge[3]	238
Net gain in connection with withdrawals from various pension plans	(1,631)
Additional negative discretionary adjustments reducing adjusted EBITDA	(12,659)
Total adjustments		$(9,835)

Adjusted EBITDA		$260,100

1.	Includes $327,000 in severance charges included as “Operating costs” in 2013 discontinued operations.

2.	Includes $7,000 in depreciation and amortization included as “Operating costs” in 2013 discontinued operations.

3.	Included as “Operating costs” in 2013 statement of operations.

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As noted above, annual incentive compensation also depends upon an assessment of the officer’s individual performance, which included a review of a variety of factors related to the executive’s span of control and accountability, including strategic growth initiatives, cost reduction, Company culture and innovation and other factors. After taking into account performance with respect to these measures, the Committee assessed the individual performance of each of Messrs. Sulzberger, Jr., Thompson, Golden, Follo and Richieri as follows:

Name	Individual Performance
Arthur Sulzberger, Jr.	135%
Mark Thompson	135%
Michael Golden	135%
James M. Follo	135%
Kenneth Richieri	135%
The following table sets out for each named executive officer, the 2013 target, maximum and actual annual incentive amounts, in dollars and as a percentage of the executive’s 2013 base salary.

Name	Target ($) (% of base salary)		Maximum ($) (% of base salary)		Actual ($) (% of base salary)
Arthur Sulzberger, Jr.	1,087,000	100%	2,174,000	200%	1,581,586	146%
Mark Thompson	1,000,000	100%	2,000,000	200%	1,455,000	146%
Michael Golden	438,900	70%	877,800	140%	638,600	102%
James M. Follo	374,286	70%	748,572	140%	544,586	102%
Kenneth Richieri	247,447	55%	494,894	110%	360,035	80%
Under the terms of Mr. Mayer’s Retention Agreement, in addition to the other payments provided for therein, he received payment of his 2013 annual incentive compensation at 200% of target, which resulted in a payment of $440,000.
In February 2014, the Committee determined to structure 2014 annual cash incentive compensation for executives based on a similar allocation of 75% for Companywide performance and 25% for individual goals. Performance targets will be based on an adjusted operating profit measure, calculated in a substantially similar manner to adjusted EBITDA, as described above, and the Committee has set target amounts for each executive officer as a percentage of base salary. Under the terms of his Employment Agreement, beginning in 2014, Mr. Thompson is not entitled to any specified annual incentive target opportunity. Rather, his target amount was set by the Committee, with final approval by the independent members of our Board of Directors (as is also the case for the Chairman and Vice Chairman). See “—Tax Matters” for a description of certain changes to performance-based compensation implemented by the Committee in 2014 to ensure tax deductibility of executive compensation.
Long-Term Incentive Compensation
In 2013, long-term incentive compensation consisted of the below-target payout of an existing long-term performance-based cash program for 2011-2013, and the establishment of a redesigned long-term performance-based cash and stock program for 2013-2015.
Long-Term Performance Awards for 2011-2013
Long-term performance awards granted in 2011 for the three-year period 2011-2013 were based on achievement with respect to two performance measures:

•	50% of the award depended upon operating cash flow margin, defined as operating profit before depreciation, amortization and special items divided by revenues over the three-year period.

•	50% of the award depended upon the average return on invested capital (“ROIC”) from continuing operations over the three-year period. We define ROIC as the quotient of:

◦
our net operating profit after taxes (defined for this purpose as operating profit less income tax expense at an assumed effective income tax rate plus net income/(loss) from joint ventures), divided by

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◦	our average “invested capital” (defined as average total assets less average current liabilities other than short-term debt and capital lease obligations).
Both metrics were subject to adjustment to exclude the effects of significant dispositions, shutdown costs associated with the closure of a business or facility, changes in accounting rules, the cost of severance, changes in newsprint prices and non-cash impairment charges for assets held for more than three years, in each case to the extent not reflected in our three-year plan. In February 2014, the Committee approved an additional adjustment to exclude the effect of a non-cash settlement charge resulting from a 2012 lump-sum payment made to terminated, vested participants in The New York Times Companies Pension Plan (the “Pension Plan”), as well as other adjustments as summarized below.
In adopting these metrics, the Committee concluded that the operating cash flow margin metric enhanced the link between an incentive payment and the successful execution of revenue strategy and cost control initiatives, as reflected in the Company’s three-year plan. The Committee concluded that the ROIC metric would award incentive payments for the efficient and effective management of capital, correlating to long-term stockholder value, while also ensuring a balance with other elements of long-term compensation then in place, such as options and restricted stock units, which are tied to stock market performance.
Achievement with respect to each element of the award was independent of the other. In approving the grants in February 2011, the Committee selected targets based on the Company’s three-year plan that it believed were challenging but achievable, and it set maximum targets at levels that it believed would represent meaningful improvement compared with the three-year plan, in light of the challenging industry conditions and economic uncertainty prevailing at that time. Targets were adjusted to exclude the budgeted results of disposed businesses from the date of sale.
For the 2011-2013 cycle, the operating cash flow margin target for 100% payout was 15.9%; achievement was 13.9%, resulting in a payout percentage of 63% of the target amount based on this metric (50%). No payout was achieved under the ROIC metric. As a result, the aggregate payout was 31.5% of target.

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The table below sets forth the computation of operating cash flow margin.

Operating Cash Flow Margin (2011-2013) (in thousands)
	2011	2012	2013
Operating profit	$126,736	$103,654	$156,087
Depreciation and amortization	83,833	78,980	78,477
	210,569	182,634	234,564
Pre-approved adjustments to exclude the effect of the following (in each case to the extent not reflected in the three-year plan):
Acquisitions and dispositions, net (with a transaction value in excess of $10.0 million)	(35,735)	(137,234)	(15,438)
Shutdown costs associated with the closing of a business or facility	(1,622)		—
Severance costs	4,646	14,111	6,357
Non-cash impairment charges (for assets held more than three years)[1]	166,172	194,732	34,300
Change in newsprint prices	(6,607)	(9,007)	(13,723)
Additional adjustments approved by the Compensation Committee to exclude the effect of various items	(2,900)	44,203	3,399
Operating cash flow	$334,523	$289,439	$249,459

Revenues from continuing operations	1,554,574	1,595,341	1,577,230
Revenues from discontinued operations	768,827	475,824	287,677
Revenues, as adjusted	$2,323,401	$2,071,165	$1,864,907

Operating Cash Flow Margin (operating cash flow divided by revenues)	14.4%	14.0%	13.4%
Operating Cash Flow Margin 2011-2013 13.9%

1.
For 2011, in addition to the $7,458 presented in the Consolidated Statements of Operations in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, includes $156,976 reported in discontinued operations and $1,738 of impairment charges included in “Operating costs.” For 2012, reflects $194,732 reported in discontinued operations, and for 2013, reflects $34,300 reported in discontinued operations.

The following table shows the target and maximum potential payments and the actual awards earned based on results over the 2011-2013 long-term performance cycle. Mr. Thompson did not participate in the 2011-2013 program, and Mr. Mayer’s award was forfeited in connection with the termination of his employment as a result of the sale of the New England Media Group.

Name	Target ($)	Maximum ($)	Actual ($)
Arthur Sulzberger, Jr.	1,531,500	2,680,125	482,423
Michael Golden	395,000	691,250	124,425
James M. Follo	395,000	691,250	124,425
Kenneth Richieri	257,500	450,625	81,113
Long-Term Performance Awards for 2013-2015
In February 2013, the Committee implemented a redesign of the Company’s long-term incentive compensation program that the Committee believes will better align the interests of executives with the fulfillment of our long-term strategic objectives and reward them in relation to the achievement of these goals. Under the redesigned program, the Committee eliminated annual grants of time-based stock options and restricted stock units and long-term performance awards payable solely in cash for executives. In their place, executives have the opportunity to earn cash

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and shares of Class A stock over three-year cycles based on the achievement of specified goals under two performance measures:

•	Cumulative adjusted EBITDA: Represents 60% of an executive’s target award, with half paid in Class A stock and half paid in cash; and

•
Total stockholder return, or “TSR,” of the Company: Represents 40% of an executive’s target award and is paid in Class A stock. The metric is measured over the three-year period relative to the total stockholder return of the companies in the Standard & Poor’s 500 Stock Index as of the beginning of the performance period.

The Committee believes that adjusted EBITDA, defined as (i) revenues, adjusted to exclude the effect of acquisitions and dispositions, less (ii) total operating costs (excluding severance, depreciation and amortization and certain other items), is a strong reflection of the Company’s underlying operating performance, and takes into account the operating results without accounting and financing effects. The selection of this financial measure for the three-year performance cycle is intended to focus management on normalized cash flow, which allows the Company to both make critical investments in its long-term growth strategy and service debt. This metric is a useful measure of performance for compensation purposes because it facilitates comparisons of historical operating performance on a consistent basis and is often used by investors, analysts and others.
The Committee believes that the relative TSR metric encourages management to focus on the Company’s overall performance and value creation for its stockholders over a longer-term (three-year) period and provides an appropriate balance to the internally focused adjusted EBITDA metric. In selecting a performance peer group for the Company’s relative TSR metric, the Committee considered several criteria, including the importance of measurement against companies that compete with the Company, the size and number of companies within the benchmarking group, the reputation and credibility of companies in the group, and the relevance of those companies to the Company’s business. On that basis, the Committee selected the Standard & Poor’s 500 Stock Index, concluding that this group satisfied the criteria better than any other group considered: the index itself is highly reputable, including the largest U.S. companies by market capitalization; information about index performance is widely available; it includes competitor companies; and the number of companies is large enough as to minimize the possibility that relative performance would be distorted by consolidation or unusual performance by a small number of companies.
For the adjusted EBITDA awards, potential payouts range from zero to 200% of target based upon a predetermined performance scale. As was the case with 2013 annual incentive compensation, the Committee first approved the adjusted EBITDA target in February 2013 based upon a preliminary budget and then, in April 2013, increased the targets based upon a revised budget.
For the TSR awards, potential payouts range from zero to 200% of the target amount of shares depending on the percentile ranking of the Company’s TSR compared to that of each company in the index, as follows:

Relative TSR	Payout as Percentage of Target
75th percentile and above	200%
50th percentile	100%
25th percentile	30%
Below 25th percentile	0%
If the Company’s TSR for the three-year performance period is below the 25th percentile, the participating executives will not receive that portion of the award based on TSR.
Notwithstanding the schedule above, the maximum payout cannot exceed 100% of the target number of shares if the Company’s TSR is negative over the performance period, regardless of the Company’s percentile rank relative to those companies in the Standard & Poor’s 500 Stock Index at the start of the performance period. Further, the total value of the award to be paid in Class A stock (i.e., the number of shares earned multiplied by fair market value of the Company’s common stock on the date of the distribution) cannot exceed 400% of the target award opportunity related to such share-based award.

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The following table shows the target and maximum potential awards of cash and shares of Class A stock for 2013-2015 for each of the named executive officers. The target share amounts were calculated by dividing the target dollar value by a fair value estimated using a value derived from a Monte Carlo simulation model.

Name	Metric	Target		Maximum
		Shares	$	Shares	$
Arthur Sulzberger, Jr.	TSR	129,032	—	258,064	—
	Adjusted EBITDA	96,774	900,000	193,548	1,800,000
Mark Thompson[1]	TSR	129,032	—	258,064	—
	Adjusted EBITDA	96,774	900,000	193,548	1,800,000
Michael Golden	TSR	33,978	—	67,956	—
	Adjusted EBITDA	25,484	237,000	50,968	474,000
James M. Follo	TSR	33,978	—	67,956	—
	Adjusted EBITDA	25,484	237,000	50,968	474,000
Kenneth A. Richieri	TSR	22,151	—	44,302	—
	Adjusted EBITDA	16,613	154,500	33,226	309,000

1.	Under his Employment Agreement, Mr. Thompson’s 2013-2015 aggregate total opportunity was set at a value of $3.0 million.
Mr. Mayer forfeited his 2013-2015 performance awards when his employment was terminated in connection with the sale of the New England Media Group.
Long-Term Incentive Compensation for 2014-2016
In February 2014, the Committee determined to structure 2014-2016 long-term incentive compensation as a similar opportunity for executives to earn cash and shares of Class A stock at the end of the three-year performance cycle based upon the achievement of specific goals, based on cumulative adjusted operating profit, calculated in a substantially similar manner to the adjusted EBITDA metric described above, and TSR relative to the TSR of the companies in the Standard & Poor’s 500 Stock Index as of the beginning of the performance period. The Committee again set target amounts for each executive officer as a percentage of base salary. Under the terms of his Employment Agreement, beginning in 2014, Mr. Thompson is not entitled to any specific long-term incentive target opportunity. Rather, his target amount was set by the Committee, with final approval by the independent members of our Board of Directors (as is also the case for the Chairman and Vice Chairman). See “—Tax Matters” for a description of certain changes to performance-based compensation implemented by the Committee in 2014 to ensure tax deductibility of executive compensation.
In addition, in February 2014, the Committee awarded Mr. Thompson a grant of 6,798 stock-settled restricted stock units in recognition of his leadership since becoming CEO in November 2012. These restricted stock units will vest at the end of the three years and will generally be forfeited if Mr. Thompson’s employment terminates other than as a result of death, disability or retirement (in which case the units vest).
Other Elements of Executive Compensation
Our executive officers, including certain of the named executive officers, historically participated in the SERP, a non-qualified defined benefit plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, would ensure payment of a competitive level of retirement income to these individuals. Effective December 31, 2009, the Pension Plan, the SERP and several other defined benefit plans were frozen. Benefits earned by participants prior to January 1, 2010, were not affected.
In connection with the freezing of the SERP in 2009, the Company amended the Company 401(k) Plan and adopted two unfunded supplemental defined contribution plans: the SESP, in which certain executives, including the named executive officers, participate, and the Restoration Plan, which is provided to nonunion employees with compensation above certain Internal Revenue Code limits. After a review of benchmarking data and consideration of its overall retirement benefits programs, effective January 1, 2014, the Company amended the SESP to discontinue all

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future contributions, thereby significantly reducing retirement benefits for those participants. No additional executives may be designated as participants under this now frozen plan.
The Company also amended the Company 401(k) Plan to, among other things, eliminate a 3% nonelective Company contribution, but it increased the Company matching contribution on participant deferrals from 5% to 6% of earnings contributed by the participant (up to applicable limits under the Internal Revenue Code). The Restoration Plan, an unfunded defined contribution plan intended to provide those benefits that may not be provided in the Company 401(k) Plan because of applicable limits under the Internal Revenue Code, was amended to increase the annual employer contribution from 3% to 6% of a participant’s earnings in excess of the amount of compensation that can be taken into account under the Company 401(k) Plan, to reflect the changes made to the amount of the Company match under the Company 401(k) Plan. For a further discussion of these plans, see “—Pension Benefits” and “—Nonqualified Deferred Compensation.” As partial compensation for the retirement income lost as a result of the cessation of SESP contributions, in February 2014, the Committee approved grants of stock-settled restricted stock units with an approximate grant date value of $160,000 to Mr. Thompson and with an approximate grant date value of $855,000 to Mr. Follo. These restricted stock units will vest ratably over a five-year period and will be forfeited in the event of termination, including upon retirement, death or disability.
We provide certain limited perquisites to our executive officers. Perquisites provided in 2013 consisted of financial planning services and, in the case of Mr. Thompson, expense reimbursement related to his relocation to New York. Our Committee believes that perquisites provided to executive officers are modest compared to those provided to executives at other public companies.
Recoupment of Compensation
The Company has a policy on recoupment of performance-based bonuses in the event of certain restatements of financial results arising due to an executive officer’s fraud or intentional misconduct. This policy is described above under “—Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.”
Stock Ownership Guidelines
The named executive officers are subject to minimum stock ownership guidelines. These guidelines were increased in 2013 and now require that the Chairman, Chief Executive Officer and Vice Chairman own shares of the Company’s Class A stock equal in value to five times their current annual base salary, and the other named executive officers own shares equal in value to two times their current annual base salary. Ownership calculations include restricted stock units, shares of Class A stock equivalents attributed to an executive officer based on his or her holdings in the Company Stock Fund of the Company 401(k) Plan, and vested “in-the-money” options (50% of the in-the-money value of such options is used for this calculation). An executive officer’s stock holdings are valued at the greater of the fair market value or the officer’s tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). Each executive officer has five years from becoming subject to the guidelines to attain the full holding requirements. If at any time an executive officer does not meet the ownership requirements, he or she is expected to abide by transfer restrictions on Company stock. All of our named executive officers are in compliance with the guidelines.
In addition, as part of our insider trading policy, executive officers generally may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions, or hold Company stock in a margin account or pledge Company stock as collateral for a loan.
Tax Matters
The Internal Revenue Code imposes limitations on the deductibility of compensation paid to certain executive officers named in the “Summary Compensation Table.” Certain compensation, including performance-based compensation meeting specified requirements, is exempt from this deduction limit. To the extent consistent with corporate performance objectives, we have structured, and intend to continue to structure, performance-based compensation to executive officers who may be subject to these limitations in a manner that maximizes the available deduction. Payouts under our long-term incentive program are intended to be fully deductible. However, we have awarded non-deductible compensation in the past, and we expect to do so in the future when we deem that it is necessary to further the objectives of executive compensation.

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The principal component of non-deductible compensation is the individual component of certain executive officers’ annual incentive compensation. The Committee believes that retaining the discretion to award a portion of annual incentive compensation based in part on individual goals furthers the interests of the Company notwithstanding the increased cost of awarding non-deductible compensation.
In addition, the Committee determined in 2014 to approve additional adjustments to the computation of the operating cash flow margin metric that supported a payment with respect to the 2011-2013 long-term performance awards. As a result, these awards do not qualify for the performance-based exception to non-deductibility.
In February 2014, in setting executive compensation, the Committee approved certain changes to the structure of performance-based awards intended to preserve tax deductibility while increasing Committee discretion to take account of individual performance, as well as of unusual events or other factors that the Committee determines should not impact executive compensation. Beginning in 2014, annual and the long-term performance-based compensation based on adjusted operating profit will be based on two independent sets of performance goals. One set is based on an adjusted operating profit margin and was designed to satisfy the requirements for tax-deductible performance-based compensation. However, in finalizing the payout of the awards, the Committee retains the discretion to reduce (but not increase) amounts payable under such performance-based awards based upon the achievement under a second set of performance objectives, which are in the case of annual incentive compensation, the individual component and adjusted operating profit performance metric discussed above, and in the case of such long-term incentive compensation, the adjusted operating profit metric discussed above. The computation of adjusted operating profit for purposes of these targets will be subject to Committee discretion to make such adjustments that the Committee determines to be appropriate.
Retention Agreement with Christopher M. Mayer
In connection with the sale process for the Company’s New England Media Group, the Company entered into the Retention Agreement with Mr. Mayer on May 15, 2013. The agreement provided that if Mr. Mayer remained an active employee in good standing at the time of the closing of a successful sale in 2013, he would receive:

•	a retention bonus in an amount equal to 200% of his 2013 annual incentive compensation target; and

•	a lump-sum bonus equal to 52 weeks of base salary, in lieu of any rights to payment under the Company’s severance plan.
The Company’s sale of the New England Media Group was completed in October 2013 and, as a result, Mr. Mayer received the foregoing payment, representing $840,000 in total. In addition, under the Retention Agreement, Mr. Mayer is treated as if he had attained age 55 as of the date of employment termination solely for purposes of determining eligibility for early retirement under The New York Times Company Executive Unfunded Pension Plan II (“SERP II”). In approving the Retention Agreement, the Company considered Mr. Mayer’s importance to the overall success of the process to sell the New England Media Group. Upon the termination of his employment in connection with the sale, Mr. Mayer forfeited his outstanding restricted stock units, unvested stock options and his 2013-2015 long-term performance awards, as well as participation in the 2011-2013 and 2012-2014 long-term performance cycles and in the SESP.
Stockholder Advisory Vote on Executive Compensation; Stockholder Outreach
At our 2013 Annual Meeting, we held an advisory vote on executive compensation (“say-on-pay” vote). Under our Certificate of Incorporation, the say-on-pay vote is an item on which our Class B stockholders vote, and the Class B stockholders overwhelmingly supported the say-on-pay proposal in 2013. In addition, members of management have, at the direction of the Board and the Compensation Committee, participated in calls with representatives of significant Class A and Class B stockholders to solicit their feedback on executive compensation matters. The Committee considers the results of the say-on-pay vote, as well as the views of other stockholders in designing executive compensation.

P. 50 – THE NEW YORK TIMES COMPANY

Summary Compensation Table
The following table provides information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers for fiscal 2013 and one former executive officer. A significant amount of 2013 compensation (in “Stock Awards”) consisted of the grant date fair value of the performance awards that will not vest until the end of 2015. For a complete understanding of the table, please read the footnotes that accompany the table as well as the “Compensation Discussion and Analysis.”

Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Arthur Sulzberger, Jr., Chairman and Publisher, The New York Times	2013	1,087,000	0	2,064,194	0	2,064,009	372	95,931	5,311,506
	2012	1,107,904	0	0	696,338	3,858,848	1,169,830	63,691	6,896,611
	2011	1,087,000	0	767,533	797,185	1,972,811	1,189,863	121,442	5,935,834
Mark Thompson, President and Chief Executive Officer[6]	2013	1,000,000	0	2,064,194	0	1,455,000	0	56,226	4,575,420
	2012	96,154	136,111	1,499,993	1,500,000	0	0	66,686	3,298,944

Michael Golden, Vice Chairman	2013	627,000	0	543,571	0	763,025	163	46,200	1,979,959
	2012	639,058	0	0	179,202	991,608	529,891	53,476	2,393,235
	2011	627,000	0	198,990	205,632	886,430	254,118	55,951	2,228,121
James M. Follo, Executive Vice President and Chief Financial Officer	2013	534,694	0	543,571	0	669,011	118	42,260	1,789,654
	2012	541,502	0	176,768	178,924	960,229	13,887	36,290	1,907,600
	2011	516,736	0	198,990	205,632	743,030	47,663	47,480	1,759,531
Kenneth A. Richieri, Executive Vice President and General Counsel	2013	449,904	0	354,353	0	441,148	83	51,321	1,296,809
	2012	455,633	0	141,414	116,875	715,174	310,044	46,337	1,785,477
	2011	432,471	0	138,435	143,054	669,144	259,080	53,019	1,695,203
Christopher M. Mayer, Publisher, The Boston Globe, and President, New England Media Group (through October 19, 2013)	2013	338,462	0	354,353	0	0	59	868,590	1,561,464
	2012	407,692	8,000	121,970	114,905	590,380	188,680	52,230	1,483,857
	2011	400,000	20,000	138,435	143,054	509,500	102,768	45,156	1,358,913

1.	The fiscal year ended December 30, 2012, was a 53-week fiscal year, and the salary amounts for that year reflect an extra week of salary earned.

2.
In accordance with SEC proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock units, stock options, the stock-settled portion of 2013-2015 performance awards, and sign-on performance stock awarded to Mr. Thompson in 2012, in each case computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in computing these valuations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 17 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For 2013, the grant date fair value of the stock-settled portion of 2013-2015 performance awards included in the table is based upon target payouts. The grant date fair value of the maximum potential payouts of the portion of the awards based on adjusted EBITDA (but not the portion based on relative TSR) would be as follows: Mr. Sulzberger, Jr., $1,800,000; Mr. Thompson, $1,800,000; Mr. Golden, $474,000; Mr. Follo, $474,000; and Mr. Richieri, $309,000.

Mr. Mayer’s stock awards granted in 2011, 2012 and 2013 were forfeited when his employment ceased as a result of the sale of the New England Media Group in October 2013. See “—Compensation Discussion and Analysis—Retention Agreement with Christopher M. Mayer.”

THE NEW YORK TIMES COMPANY – P. 51

3.	The “Non-Equity Incentive Plan Compensation” column reflects payments in connection with our annual incentive and long-term performance awards as follows:

Name	Annual Incentive Awards	Long-Term Performance Award (2011-2013 Cycle)
Arthur Sulzberger, Jr.	$1,581,586	$482,423
Mark Thompson	1,455,000	—
Michael Golden	638,600	124,425
James M. Follo	544,586	124,425
Kenneth A. Richieri	360,035	81,113

4.
The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2013 represents above-market interest credited to each named executive officer’s account for calendar year 2013 under the terms of the Restoration Plan described below. Under the terms of the plan, participants’ accounts are credited with interest based on the yield of the Barclays Capital Long Credit Index, or a successor index. The interest rate for 2013 was 4.22%, which is considered above-market under SEC proxy disclosure rules as it is greater than 120% of the applicable federal long-term rate. Only the portion of the credited interest consisting of above-market payments are included in the above table. See “—Nonqualified Deferred Compensation” below for a discussion of the terms of the Restoration Plan.

For 2013, each of the named executive officers (other than Mr. Thompson, who does not participate) had a negative change in actuarial present value of his accumulated benefit under the Pension Plan, the SERP and, for Mr. Mayer, the SERP II, as follows: Mr. Sulzberger, Jr., $(1,455,168); Mr. Golden, $(676,757); Mr. Follo, $(6,600); Mr. Richieri, $(354,360); and Mr. Mayer, $(106,987). Accordingly, no amounts were included in this column for 2013 in respect of a change in pension value.
The calculation of the actuarial present value of accumulated benefits assumes a discount rate as of December 29, 2013, of 4.90% for the Pension Plan, and 4.65% for both the SERP and the SERP II and a discount rate as of December 30, 2012, of 4.05% for the Pension Plan and 3.70% for the SERP and SERP II. For a discussion of the assumptions used in calculating the actuarial present value, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013.
Changes in actuarial present value are for the most part a function of the assumed discount rate. As the benefit can only be paid in the form of an annuity, and not as a lump sum, a change in the present value has no impact on the amount an individual will receive. The Company froze the Pension Plan, SERP and SERP II effective December 31, 2009, and accordingly, the anticipated annual Pension Plan, SERP and SERP II payments to the named executive officers have not increased since December 31, 2009.
Concurrently with the freezing of the Pension Plan, SERP and SERP II effective December 31, 2009, the Company increased matching contributions under the Company 401(k) Plan and adopted two unfunded supplemental defined contribution plans for executives, the Restoration Plan and the SESP. The Company amended the SESP effective December 31, 2013, to discontinue contributions. See “—Pension Benefits” and “—Nonqualified Deferred Compensation” for more information on these plans.
The same interest rate as applied to the Restoration Plan applied to the named executive officers’ accounts under the SESP, but for the reasons discussed below in footnote 5, this column does not reflect any portion of the interest credited to the SESP account.
Under the DEC, participants are allowed to defer portions of their salary and annual and long-term awards. These deferrals are credited with earnings based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time and selected by the participant. The DEC does not provide for earnings at above-market or preferential rates. As a result, no earnings related to the DEC are included in this column. See “—Nonqualified Deferred Compensation” below for discussion of the terms of the DEC.

P. 52 – THE NEW YORK TIMES COMPANY

5.
The table below shows the 2013 components of the “All Other Compensation” column, which include perquisites, the Company match for each named executive officer’s contributions to the Company 401(k) Plan, the Company credit to each named executive officer’s account under the Restoration Plan (together with the Company 401(k) Plan, the “Savings Plans”), life insurance premiums and the amount accrued under Mr. Mayer’s Retention Agreement.

Name	Perquisites[a]	Contributions to Savings Plans[b]	Life Insurance Premiums[c]	Payments under Retention Agreement[d]
Arthur Sulzberger, Jr.	$15,698	$77,725	$2,508	$—
Mark Thompson	38,660	15,058	2,508	—
Michael Golden	0	44,628	1,572	—
James M. Follo	0	40,918	1,342	—
Kenneth A. Richieri	15,000	35,192	1,129	—
Christopher M. Mayer	15,000	12,750	840	840,000

(a)
Amounts for Mr. Sulzberger, Jr., Mr. Thompson, Mr. Richieri and Mr. Mayer reflect the incremental cost to the Company of financial planning services ($15,000) in 2013. Amounts for Mr. Sulzberger, Jr. also include the cost of an executive physical. Amounts for Mr. Thompson also include relocation expense reimbursement as provided under his Employment Agreement.

(b)
Amounts represent our contributions and match of employee contributions (per Internal Revenue Service limits) to the Company 401(k) Plan and our credits to the named executive officers’ accounts under the Restoration Plan. See “—Nonqualified Deferred Compensation—Restoration Plan.” Our matching contributions to the Company 401(k) Plan for 2013 were made 60% in cash and 40% in shares of our Class A stock.

(c)
We pay premiums for basic life insurance for eligible employees, including our executive officers. Coverage is equal to an employee’s annual salary, with a minimum of $20,000 and a maximum of $1 million.

(d)
Under the terms of a Retention Agreement entered into with Mr. Mayer in connection with the sales process for the Company’s New England Media Group, he received, in connection with the closing of the sale in October 2013, a retention bonus and a special payment in the aggregate amount of $840,000. See “—Compensation Discussion and Analysis—Retention Agreement with Christopher M. Mayer.”

The “All Other Compensation” column does not reflect credits to each named executive officer’s account under the SESP. Under the terms of the SESP, a notional credit is made annually to each named executive officer’s account (and such accounts are further credited with interest). However, in no event may the sum of the benefits payable under the SESP and the frozen SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen as of December 31, 2009. As a result, until a SESP participant with SERP benefits retires, it is not possible to calculate the amount of such participant’s notional SESP account that would be actually payable to the participant, and accordingly, the Company has not reflected such notional credits in column (i). See “—Nonqualified Deferred Compensation” for a description of the SESP and for the amount credited to the account of each named executive officer’s account during 2013, and in total. In addition, see “—Potential Payments Upon Termination or Change in Control” for a description of amounts payable to the named executive officers under the Pension Plan, SERP and SESP, assuming a retirement on December 29, 2013, the last day of our 2013 fiscal year.

6.	Mr. Thompson became chief executive officer effective November 12, 2012.

THE NEW YORK TIMES COMPANY – P. 53

Grants of Plan-Based Awards
The table below summarizes grants of long-term performance awards and annual incentive awards to our named executive officers in 2013. The footnotes below the table provide additional detail on these awards.

								Grant Date Fair Value of Stock and Option Awards ($)[4] (l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Arthur Sulzberger, Jr.	2/21/13[1]	0	1,087,000	2,174,000
	2/21/13[2]	450,000	900,000	1,800,000
	2/21/13[3]				87,097	225,806	451,612	2,064,194
Mark Thompson	2/21/13[1]	0	1,000,000	2,000,000
	2/21/13[2]	450,000	900,000	1,800,000
	2/21/13[3]				87,097	225,806	451,612	2,064,194
Michael Golden	2/21/13[1]	0	438,900	877,800
	2/21/13[2]	118,500	237,000	474,000
	2/21/13[3]				22,935	59,462	118,924	543,571
James M. Follo	2/21/13[1]	0	374,286	748,572
	2/21/13[2]	118,500	237,000	474,000
	2/21/13[3]				22,935	59,462	118,924	543,571
Kenneth A. Richieri	2/21/13[1]	0	247,447	494,894
	2/21/13[2]	77,250	154,500	309,000
	2/21/13[3]				14,952	38,764	77,528	354,353
Christopher M. Mayer[5]	2/21/13[1]	0	220,000	440,000
	2/21/13[2]	77,250	154,500	309,000
	2/21/13[3]				14,952	38,764	77,528	354,353

1.
Annual incentive award: Threshold, target and maximum amounts in connection with our 2013 annual incentive award program. The actual amounts that were paid are included in the Summary Compensation Table under column (g) for 2013. See “—Compensation Discussion and Analysis” for a description of the targets and the level of achievement for 2013.

2.
2013-2015 performance award (cash-settled): Threshold, target and maximum amounts in connection with cash-settled performance awards for the 2013-2015 cycle. Threshold amounts reflect the minimum amount payable for a certain level of performance. No payment is made for performance below such enumerated level. The actual amount that will be paid will depend on cumulative adjusted EBITDA over the three-year period and will range from $0 to the maximum amount, depending on performance. See “—Compensation Discussion and Analysis” for a description of the performance measure.

3.
2013-2015 performance award (stock-settled): Threshold, target and maximum amounts in connection with stock-settled performance awards for the 2013-2015 cycle. Threshold amounts reflect the minimum amount payable for a certain level of performance. No payment is made for performance below such enumerated level. The actual number of shares that will be issued will depend on two performance measures, cumulative adjusted EBITDA and total stockholder return relative to companies in the Standard & Poor’s 500 Stock Index, over the three-year period. The aggregate grant date fair value of this award, as set out in column (l), is included in the Summary Compensation Table under column (e) for 2013. See “Compensation Discussion and Analysis” for a description of the performance measures.

4.
Column (l) shows the grant date fair values of stock-settled 2013-2015 performance awards, as estimated for financial reporting purposes. These amounts reflect accounting expenses and may not represent the actual value

P. 54 – THE NEW YORK TIMES COMPANY

that will be realized. The grant date fair value for the performance awards measured against the cumulative adjusted EBITDA metric is calculated based on the average of the high and low stock prices on the grant date and was $8.93. The grant date fair value for the performance awards measured against the relative total stockholder return metric is calculated on the grant date using a Monte Carlo valuation by an independent third party and was $9.30.

5.
Under the terms of his Retention Agreement, in connection with the termination of his employment with the Company in connection with the sale of the New England Media Group, Mr. Mayer received payment of his 2013 annual incentive award at 200% of target and forfeited his 2013-2015 performance awards. See “—Compensation Discussion and Analysis — Retention Agreement with Christopher M. Mayer.”

Employment Agreement with Mark Thompson
On November 12, 2012, Mr. Thompson became the Company’s President and Chief Executive Officer. In connection with his appointment, Mr. Thompson and the Company entered into the Employment Agreement. Mr. Thompson’s compensation arrangement was a result of arm’s-length negotiations. In negotiating and approving Mr. Thompson’s compensation, the Board retained Frederic W. Cook & Co., Inc., an independent compensation consultant, as well as separate legal counsel. In developing the compensation arrangement, the Board considered the same executive compensation objectives used for our other executives.
The Employment Agreement provides that Mr. Thompson is to hold the position of Chief Executive Officer and President, with such duties and responsibilities that are commensurate with such a position. Mr. Thompson’s employment is at will (subject, however, to the provisions regarding his compensation in the event of termination on or before November 12, 2015, the third anniversary of employment commencement date, as described below).
Under the terms of his Employment Agreement, Mr. Thompson is entitled to the following compensation:

•	Base Salary: Mr. Thompson receives an annual base salary of $1 million.

•
Annual Incentive Compensation: Beginning in 2013, Mr. Thompson became eligible for annual incentive compensation on the same terms and conditions applicable to other executive officers. Under his Employment Agreement, his 2013 annual incentive target opportunity is equal to 100% of his base salary, and the actual payout depended on performance versus the same goals that apply to other executives.

•
Long-Term Incentive Compensation: Beginning in 2013, Mr. Thompson is participating in the Company’s long-term incentive program on the same terms and conditions applicable to other executive officers of the Company. For the 2013-2015 cycle, pursuant to the Employment Agreement, Mr. Thompson received an award with a target payout value of $3 million.

•
Severance benefits: In the event Mr. Thompson’s employment is terminated by the Company without Cause and other than as a result of death or Disability or he resigns for Good Reason, in each case, on or prior to the third anniversary of his employment commencement date (November 12, 2015), under the Employment Agreement, he will generally be entitled to receive (i) an amount equal to 1.25 times the sum of his base salary and target incentive award, (ii) a prorated annual incentive award earned for the year of termination based on actual performance for the entire year and paid at the same time as annual incentive awards to active executives, and (iii) reimbursements for the actual cost of COBRA coverage in excess of the amount that similarly situated active employees pay for the same levels of coverage as elected by him for up to 15 months after termination. In the event Mr. Thompson’s employment terminates as a result of his death or Disability, in addition to any other benefits he may be entitled to under the Company’s welfare and benefit plans in accordance with their terms, he (or his estate) will be entitled to payment of the amounts described above in clause (ii) and to the reimbursement described above in clause (iii) for a period of 12 months.

•
Benefits: Mr. Thompson is also eligible to participate in our retirement and employee welfare and benefit plans in accordance with their terms, on the same basis as other senior executives. Mr. Thompson does not participate in the Pension Plan or the SERP, which were frozen effective December 31, 2009, prior to his joining the Company.

In connection with his appointment, Mr. Thompson received a one-time equity sign-on incentive award (the “Sign-on Incentive Award”) with an aggregate value of $3 million structured as follows:

THE NEW YORK TIMES COMPANY – P. 55

•
50% was in the form of a performance-based stock award of 180,940 target shares of Class A stock (“Sign-On Performance Stock”). The Sign-On Performance Stock has a 36-month performance period beginning on December 1, 2012, and ending on November 30, 2015, with vesting based on the Company’s total stockholder return relative to the total stockholder return of those companies in the Standard & Poor’s 500 Stock Index at the start of the performance period, measured over the performance period. Actual payout of the Sign-On Performance Stock will range from zero to 200% of the target shares depending on the level of achievement. No dividends or dividend equivalents are earned or paid with respect to the Sign-On Performance Stock.

•
The remaining 50% was an award of options to purchase 385,604 shares of the Company’s Class A stock at $8.28 per share, the market value as of the November 12, 2012 grant date (“Sign-On Options”). The Sign-On Options have a term of 10 years and began vesting in three equal annual installments on November 12, 2013.

See “—Potential Payments Upon Termination or Change of Control” for a description of the terms applicable to Mr. Thompson’s Sign-on Incentive Award upon a termination of his employment.

P. 56 – THE NEW YORK TIMES COMPANY

Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding stock options, SARs, restricted stock units and performance awards as of December 29, 2013.

	Option Awards[1]				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[3] (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)(j)
Arthur Sulzberger, Jr.[5]	69,288	138,574	7.215	2/16/2022	73,413	1,131,294	225,806	3,479,670
	110,490	55,245	10.455	2/17/2021
	181,650		11.130	2/18/2020
	340,000		3.625	2/19/2019
	100,000		3.625	2/19/2019
	150,000		27.445	12/20/2015
	59,000		39.595	12/16/2014
Mark Thompson[6]	128,535	257,069	8.280	11/12/2022			406,746	6,267,956
Michael Golden	17,831	35,662	7.215	2/16/2022	19,033	293,299	59,462	916,309
	28,501	14,250	10.455	2/17/2021
	42,000		11.130	2/18/2020
	115,000		3.625	2/19/2019
	60,000		27.445	12/20/2015
	29,670		39.595	12/16/2014
James M. Follo	17,804	35,606	7.215	2/16/2022	43,533	670,844	59,462	916,309
	28,501	14,250	10.455	2/17/2021
	42,000		11.130	2/18/2020
	115,000		3.625	2/19/2019
	100,000		20.235	2/21/2018
	54,000		23.865	2/2/2017
Kenneth A. Richieri	11,630	23,258	7.215	2/16/2022	32,841	506,080	38,764	597,353
	19,827	9,914	10.455	2/17/2021
	37,275		11.130	2/18/2020
	90,000		3.625	2/19/2019
	85,000		20.235	2/21/2018
	60,000		23.830	12/14/2016
	14,835		27.445	12/20/2015
	6,000		39.595	12/16/2014
Christopher M. Mayer[7]	7,000		20.235	10/19/2014
	6,919		23.830	10/19/2014
	4,500		27.445	10/19/2014
	4,500		39.595	10/19/2014

1.
Stock options granted to these executives before 2009 became exercisable in four equal annual installments and have a term of ten years. Stock options granted beginning in 2009 become exercisable in three equal annual installments and have a term of ten years.

THE NEW YORK TIMES COMPANY – P. 57

2.
Market value at December 27, 2013 ($15.41), the last trading day of our 2013 fiscal year. Restricted stock units vest 100% on the third anniversary of grant. The grant and vesting dates of the restricted stock unit awards are as follows.

Name	Restricted Stock Units	Grant Date	Vesting Date
Arthur Sulzberger, Jr.	73,413	2/17/2011	2/17/2014
Michael Golden	19,033	2/17/2011	2/17/2014
James M. Follo	24,500	2/16/2012	2/16/2015
	19,033	2/17/2011	2/17/2014
Kenneth A. Richieri	19,600	2/16/2012	2/16/2015
	13,241	2/17/2011	2/17/2014

3.
Represents the number of shares of Class A stock subject to outstanding stock-settled 2013-2015 performance awards at a target payout (and, in addition, for Mr. Thompson, his Sign-On Performance Stock). The actual number of shares that will be issued will depend on two performance measures, cumulative adjusted EBITDA and total stockholder return relative to companies in the Standard & Poor’s 500 Stock Index, over the three-year period. See “—Compensation Discussion and Analysis” for a description of the performance measures.

4.	Market value at December 27, 2013 ($15.41 per share), the last trading day of our 2013 fiscal year.

5.	Mr. Sulzberger, Jr. has transferred the following stock options included in the table above to his former wife.

Amount	Option Expiration Date
75,000	12/20/2015
29,500	12/16/2014

6.
In connection with his appointment as President and Chief Executive Officer, pursuant to his Employment Agreement, Mr. Thompson received a one-time Sign-On Incentive Award consisting of a Sign-On Performance Stock award of 180,940 target shares of Class A stock and Sign-On Options to purchase 385,604 shares of Class A stock. See “—Employment Agreement with Mark Thompson” for a description of the Employment Agreement.

7.
Upon the termination of his employment with the Company in connection with the sale of the New England Media Group, Mr. Mayer forfeited his outstanding unvested stock options, restricted stock units and performance awards. His vested options will remain exercisable until October 19, 2014, the anniversary of the termination of his employment. See “—Compensation Discussion and Analysis—Retention Agreement with Christopher M. Mayer.”

P. 58 – THE NEW YORK TIMES COMPANY

Option Exercises and Stock Vested
The following table shows amounts received upon the exercise of options and vesting of restricted stock units during the fiscal year ended December 29, 2013.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)[1] (d)	Value Realized on Vesting ($)[2] (e)
Arthur Sulzberger, Jr.			13,650	122,714
Mark Thompson
Michael Golden			4,305	38,702
James M. Follo			4,253	38,234
Kenneth A. Richieri			2,888	25,963
Christopher M. Mayer[3]	68,011	219,876	2,888	25,963

1.	Amounts included in this column relate to cash-settled restricted stock units granted on February 18, 2010, which vested on February 18, 2013.

2.
Represents the market value of shares of Class A stock as of February 15, 2013 ($8.99), the last trading day before the February 18, 2013, vesting of cash-settled restricted stock units granted February 18, 2010.

3.
Value realized under “Option Awards” represents the difference between the market price of Class A stock ($13.50) on November 5, 2013, and the exercise price of the options (36,750 options, $11.13 exercise price; 19,827 options, $10.455 exercise price; and 11,434 options, $7.215 exercise price).

Pension Benefits
The following table shows the number of years of credited service and actuarial present value of accumulated benefit under the Pension Plan and the SERP as of December 31, 2013, the measurement date for each plan. The present value amounts are estimates only, and do not necessarily reflect the actual amounts that will be paid to the named executive officers. Mr. Thompson does not participate in the Pension Plan or the SERP, which were frozen effective December 31, 2009, prior to his joining the Company.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)[1] (c)	Present Value of Accumulated Benefit ($)[2] (d)	Payments During Last Fiscal Year ($) (e)
Arthur Sulzberger, Jr.	Pension Plan	31	1,149,727	0
	SERP	31	11,274,958	0
Mark Thompson	Pension Plan
	SERP
Michael Golden	Pension Plan	25	940,307	0
	SERP	25	5,139,685	0
James M. Follo	Pension Plan	3	54,107	0
	SERP	3	0	0
Kenneth A. Richieri	Pension Plan	27	1,069,457	0
	SERP	27	2,118,860	0
Christopher M. Mayer[3]	Pension Plan	25	380,627	0
	SERP II	25	267,908	0

1.	Because the Pension Plan, SERP and SERP II were frozen effective December 31, 2009, years of credited service for purpose of calculating benefits are determined as of that date.

THE NEW YORK TIMES COMPANY – P. 59

2.
The assumed retirement age used to calculate the actuarial present value of each named executive officer’s accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. Under the Pension Plan, Mr. Sulzberger, Jr. and Mr. Richieri would be eligible to receive unreduced benefits at age 62 with 30 years of service, and all other named executive officers, other than Mr. Thompson, would be eligible to receive unreduced benefits at age 65.

Under the SERP, each named executive officer, other than Mr. Thompson and Mr. Mayer, would be eligible to receive unreduced benefits at age 60 with 10 years of service. The unreduced SERP benefit will make up any reduction in the Pension Plan benefit attributable to early retirement under the Pension Plan.
For a discussion of the assumptions used in calculating the valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

3.
Mr. Mayer is a participant in the Pension Plan and SERP II, an unfunded nonqualified defined benefit plan that provided participants with benefits that would have been provided under the Pension Plan but could not be provided due to Internal Revenue Code limits on compensation that can be taken into account, and annual benefits that can be paid from, a qualified plan. This plan generally covered Pension Plan participants whose pension benefits were restricted by the limit on annual benefits or whose annual base salary exceeded specified limits. The Pension Plan and SERP II were frozen effective December 31, 2009.

Mr. Mayer’s employment terminated in October 2013 in connection with the sale of the New England Media Group, when he was 51. Under the Retention Agreement, he is treated as if he had attained age 55 as of the date of employment termination solely for purposes of determining eligibility for early retirement under SERP II.
Pension Plan
The Pension Plan is a defined benefit pension plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. It was put in place to provide retirement income to eligible employees and their beneficiaries. Employees who were hired prior to January 1, 2009, who are at least 21 years old and are not covered by a collective bargaining agreement are eligible to participate in the Pension Plan after completing one year of service, during which they completed at least 1,000 hours of service. Effective December 31, 2009, the Company froze the Pension Plan, meaning no additional benefits accrue after that date. All of the named executive officers are participants other than Mr. Thompson, who joined the Company after the Pension Plan was frozen.
Computation of Pension Plan Benefits
Previously accrued benefits are determined under a formula that provides an annuity benefit at normal retirement age (65). This amount is the sum of:

•	1 1/2% of final average earnings (as of December 31, 2008) times years of service up to 25 years (as of December 31, 2008), plus

•	5/8% of final average earnings (as of December 31, 2008) times years of service in excess of 25 years up to 40 years (as of December 31, 2008), plus

•	5/8% of final average earnings (as of December 31, 2009) times years of service after December 31, 2008, and prior to January 1, 2010;
provided no more than 40 years of service in total may be used in the formula. However, if greater, the annual annuity benefit at normal retirement age is 1.1% of final average earnings (as of December 31, 2009) times years of service (as of December 31, 2009) up to 40 years.
“Final average earnings” are based on the highest 60 consecutive calendar months of earnings during the 120 consecutive months before December 31, 2008 or December 31, 2009, as applicable. For this purpose, earnings include total earnings from base salary, annual cash bonuses, and sales commissions, if any, but are limited each year in accordance with Internal Revenue Service rules ($245,000 in 2009, the last relevant year).
Payment of Benefits
Benefits are payable at age 65 (unless the participant is eligible for early retirement and elects to commence payment before age 65). The normal payment form is a straight life annuity for unmarried participants and a

P. 60 – THE NEW YORK TIMES COMPANY

subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available. A participant may not elect to receive retirement benefits in a single lump-sum payment.
Early Retirement
Reduced benefits are available to participants retiring after age 55 with at least five years of service.
Age and Service Credits
We do not have a policy of granting additional age or service credit under the Pension Plan, although the Company has, on an ad hoc basis, amended the Pension Plan to grant age and/or service credits to specific groups of employees in connection with divestitures or in connection with employees who elected to be covered by a voluntary buyout plan. None of our named executive officers have been granted age or service credits under the Pension Plan beyond his actual service.
Supplemental Executive Retirement Plan
The SERP is a frozen nonqualified defined benefit pension plan originally put into place to provide participants with a competitive amount of total retirement income when added to the retirement income from the Pension Plan. Only key senior Company executives who were designated by the SERP Committee, a Company management committee, participate in the SERP. Like the Pension Plan, the SERP was amended effective December 31, 2009, to discontinue future benefit accruals. All of the named executive officers are participants other than Mr. Thompson, who joined the Company after the SERP was frozen, and Mr. Mayer.
SERP Benefits
SERP retirement benefits are based on a participant’s years of service with the Company and final average earnings, both determined as of December 31, 2009. Final average earnings for purposes of the SERP are computed the same way as under the Pension Plan, except that there is no annual limit on the amount of earnings that can be taken into account when computing SERP benefits. A participant vests in his or her SERP benefit upon attaining age 55 and completing 10 years of service. The normal payment form is the straight life annuity for unmarried participants and subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available, all actuarially equivalent in value. A participant may not elect to receive a lump-sum payment. Distributions are subject to compliance with Section 409A of the Internal Revenue Code. All participants are subject to non-competition restrictions for the duration of the period during which the participant is receiving benefits under the SERP.
Normal Retirement
The annual SERP retirement benefit payable at normal retirement age (age 65) to a participant with at least 20 years of service as of December 31, 2009 is equal to 50% of “final average earnings” as of December 31, 2009, minus the benefits payable under the Pension Plan at age 65. Messrs. Sulzberger, Jr., Golden and Richieri each had at least 20 years of service as of December 31, 2009.
As a result of SERP amendments effective January 1, 2009, and December 31, 2009, participants with less than 20 years of service as of December 31, 2008, receive an annual SERP retirement benefit payable at normal retirement age (age 65) equal to (a) 2.5% of final average earnings as of December 31, 2009 for each year of service as of December 31, 2008, plus (b) 2.2% of final average earnings as of December 31, 2009 for each year of service after December 31, 2008 and prior to January 1, 2010, provided that the aggregate years of service shall not exceed 20 years of service, minus (c) benefits under the Pension Plan at age 65. Mr. Follo has less than 20 years of service, and accordingly his benefits will be determined at the reduced rate. Mr. Thompson, who joined the Company after the SERP was frozen, and Mr. Mayer are not participants.
Early Retirement
A SERP participant who retires between the ages of 60 and 65 with 10 or more years of service will receive a benefit based on the participant’s service and final average earnings at December 31, 2009. This benefit will not be reduced because of early commencement. However, the benefit of a SERP participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by 1/3 of 1% for each month benefits commence prior to age 60.

THE NEW YORK TIMES COMPANY – P. 61

Nonqualified Deferred Compensation
The following table shows Company and participant contributions, earnings and balances as of year-end under the Restoration Plan, SESP and DEC. The Restoration Plan and the SESP operate on a calendar year basis and accordingly information is presented for calendar year 2013 rather than the Company’s fiscal year.

Name (a)	Plan	Executive Contributions in Last FY ($)[1] (b)	Registrant Contributions in Last FY ($)[2] (c)	Aggregate Earnings in Last FY ($)[3] (d)	Aggregate Withdrawals/ Distributions in Last FY ($)[4] (e)	Aggregate Balance at Last FYE ($) (f)
Arthur Sulzberger, Jr.	Restoration Plan	0	25,110	7,669	0	195,861
	SESP[5]	0	108,700	28,666	0	733,296
	DEC	0	0	51,315	0	286,518
	Total	0	133,810	87,650	0	1,215,675
Mark Thompson	Restoration Plan	0	0	0	0	0
	SESP[5]	0	0	0	0	0
	DEC	0	0	0	0	0
	Total	0	0	0	0	0
Michael Golden	Restoration Plan	0	16,903	3,375	0	87,449
	SESP[5]	0	81,343	14,266	0	371,837
	DEC	0	0	0	0	0
	Total	0	98,246	17,641	0	459,286
James M. Follo	Restoration Plan	0	14,986	2,463	0	64,413
	SESP[5]	0	149,910	22,457	0	590,099
	DEC	0	0	0	0	0
	Total	0	164,896	24,920	0	654,512
Kenneth A. Richieri	Restoration Plan	0	10,241	1,730	0	45,181
	SESP[5]	0	59,138	8,785	0	230,943
	DEC	0	0	92,443	81,000	467,348
	Total	0	69,379	102,958	81,000	743,472
Christopher M. Mayer	Restoration Plan	0	9,525	1,249	0	33,088
	SESP[6]	0	0	0	0	0
	DEC	0	0	43,376	27,805	170,137
	Total	0	9,525	44,625	27,805	203,225

1.	Participants are not permitted to make contributions under the Restoration Plan or the SESP.

2.
The Company’s contributions to the named executive officers’ accounts under the Restoration Plan are included in column (i), and the portion of earnings credited to such account that are above-market earnings under SEC rules are included in column (h), of the Summary Compensation Table. See footnotes 4 and 5 to the Summary Compensation Table.

3.
Participants’ accounts under the Restoration Plan and the SESP are credited with interest on a daily basis at a rate based on the yield of the Barclays Capital Long Credit Index, or a successor index, as of the last business day in October of the preceding plan year. For 2013, the interest rate was 4.22%. Amounts deferred under the DEC earn returns at a rate equal to the returns earned by several widely held third-party mutual funds, as elected by the participant. Earnings may increase or decrease depending on the performance of the elected investments.

P. 62 – THE NEW YORK TIMES COMPANY

4.	Represents optional withdrawals from the DEC of compensation previously deferred by the named executive.

5.
The amounts included in the table for each named executive officer for the SESP represent notional credits made to the named executive officer’s account during 2013, interest credited to account balances and the account balances as of the end of the year. Under the terms of the SESP, in no event may the sum of the benefits payable under the SESP and the frozen SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen as of December 31, 2009. As a result, until a SESP participant retires, it is not possible to calculate the amount of such participant’s notional SESP account that would actually be payable to the participant. See “—Potential Payments Upon Termination or Change in Control” for a description of amounts payable to the named executive officers under the Pension Plan, SERP and SESP, assuming a retirement on December 29, 2013, the last day of our 2013 fiscal year.

6.	Upon the termination of his employment in connection with the sale of the New England Media Group, Mr. Mayer forfeited his participation in the SESP.
Restoration Plan
Through December 31, 2013, participants in the Company 401(k) Plan received an annual employer contribution in cash to the Company 401(k) Plan equal to 3% of their earnings, up to applicable limits under the Internal Revenue Code. Under the Restoration Plan, effective January 1, 2010, through December 31, 2013, participants, including executive officers, were provided with that portion of the 3% basic contribution that could not be provided under the Company 401(k) Plan as a result of Internal Revenue Code limits. Under the Company 401(k) Plan, “earnings” in these plan years meant regular salary and wages (including bonuses), and under the Restoration Plan, “earnings” in these plan years meant regular cash compensation (including bonuses).
Effective January 1, 2014, the Company amended both the Company 401(k) Plan and the Restoration Plan. The Company 401(k) Plan was amended to: replace the 3% annual employer contribution with a discretionary profit sharing contribution; increase the Company matching contribution on participant deferrals from 5% to 6% of earnings contributed by the participant (up to applicable limits under the Internal Revenue Code); make the entire matching contribution in cash, rather than cash and stock; and redefine earnings to generally mean W-2 wages. The Restoration Plan was amended to increase the annual employer contribution to 6% of a participant’s earnings in excess of the amount of compensation that can be taken into account under the Company 401(k) Plan in order to reflect the changes made to the amount of the Company match under the Company 401(k) Plan. For purposes of the Restoration Plan, “earnings” is regular cash compensation (including bonuses).
The Company credits participants’ accounts with interest daily based on the yield of the Barclays Capital Long Credit Index, or a successor index.
Participants vest in their accounts pursuant to a five-year graded vesting schedule or, upon a change in control, death, disability, retirement or attainment of age 65 while employed, become 100% vested.
Upon termination of employment, participants will receive a lump-sum payment of their vested account balances under the Restoration Plan. Payments to “specified employees,” as defined under Section 409A of the Internal Revenue Code, will be delayed for six months following termination from employment.
Supplemental Executive Savings Plan
The named executive officers, other than Mr. Mayer, are participants in the SESP. For plan years through 2013, a SESP participant’s account was credited each year with a “supplemental contribution” equal to: (i) 10% of his or her compensation for those who were SERP participants on December 31, 2009; or (ii) 5% for those who were not SERP participants on December 31, 2009. Certain participants, including Mr. Follo, were eligible for a “transition credit” equal to 10% of their compensation. Compensation means a participant’s base salary, annual cash bonuses and sales commissions paid during the year, including amounts deferred under the DEC. The Company credits participants’ accounts daily with interest based on the yield of the Barclays Capital Long Credit Index, or a successor index.
Effective for plan years commencing after December 31, 2013, the Company has amended the SESP to discontinue all future supplemental contributions and transition credits. No other executive may be designated as a participant in the now frozen plan.

THE NEW YORK TIMES COMPANY – P. 63

Under the SESP, in no event would the sum of the benefits payable under the SESP and the SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen. The value of the participant’s SESP account will be reduced as necessary to ensure that this limit is not exceeded.
Participants will vest in their benefit upon attaining age 55 and completing 10 years of service or upon a change in control. Upon termination of employment, participants will receive a lump-sum payment of their vested account balances under the SESP. Payments to “specified employees,” as defined under Section 409A of the Internal Revenue Code, will be delayed for six months following termination from employment.
Deferred Executive Compensation Plan
Certain of the named executive officers participate in the DEC.
Permitted Deferrals
Under the DEC, participants are currently allowed to defer up to:

•	33% of their base salary;

•	85% of their annual incentive award/bonus;

•	85% of their long-term performance awards; and

•	85% of amount payable to them, if any, under our advertising and circulation sales incentive plan.
Also, any participant who is a “covered employee” as defined in Section 162(m) of the Internal Revenue Code may defer 100% of any bonus (annual incentive award) if the bonus would cause the participant’s compensation to exceed the deductible amount under Section 162(m) of the Internal Revenue Code.
Earnings on Deferrals
DEC deferrals are credited with earnings. Earnings are based on the rates of return earned by various well-known third-party mutual funds offered under the DEC from time to time.
When a participant makes a deferral, the participant elects which of the available mutual funds will be used to measure earnings on the deferral. A participant can change his or her earnings election at any time through our third-party administrator. There are no restrictions on the frequency of changes, and any election changes are applied prospectively only. Currently, we offer participants the choice of 10 investment funds to measure earnings under the DEC. For 2013, the rates of return for these funds ranged from (2.29)% to 43.58%.
Distributions of Deferrals
When a participant elects to make a deferral, the participant must also elect the duration of the deferral period. The deferral period can be no less than two years and no more than 15 years. (A participant may subsequently elect to extend the deferral period for a minimum of five and a maximum of 15 additional years if he or she continues to be employed. A terminated participant may elect to extend the deferral period if he or she terminates employment on or after attaining age 55 and completing at least 10 years of service or incurs a total and permanent disability. In all cases, participants can extend the deferral period if requirements specified in the DEC are met.) At the same time, a participant must also elect the form in which the deferral will be paid. The choices are a single lump-sum payment, five, 10 or 15 substantially equal annual installments, or a combination of a lump sum and annual installments. Regardless of any deferral and payment elections a participant has in effect, the executive’s entire DEC account balance will be paid to the participant in a single lump sum upon a change of control of the Company.

P. 64 – THE NEW YORK TIMES COMPANY

Potential Payments Upon Termination or Change in Control
The following table sets out the compensation for the named executive officers assuming, as of the last day of the 2013 fiscal year, a termination of employment as a result of a termination, resignation, or death, disability or retirement; a change in control; or a termination following a change in control. In the case of Mr. Thompson, treatment of his compensation in these scenarios is primarily governed by the terms of his Employment Agreement, the operative provisions of which expire on the third anniversary of his employment commencement date, or November 12, 2015. See “—Employment Agreement with Mark Thompson.” We have no employment agreements with any other named executive officer. However, the terms of certain elements of compensation to executive officers are treated differently under various termination of employment scenarios or upon a change in control. The following describes how elements of compensation are handled under these scenarios for the named executive officers, assuming termination as of December 29, 2013, the last day of our 2013 fiscal year.

•	Base salary—Base salary is paid through the last day worked, regardless of the reason for termination of employment.

•
Annual incentive awards—Participants in the annual incentive award program are generally entitled to a prorated portion of the relevant payment if terminated because of death, disability or retirement. Such payment is made if, as and when such annual incentive awards are paid to other participants.

•	Long-term performance awards—Treatment depends on the reason for the termination of employment.

◦
Death, disability or retirement—An individual will be entitled to receive a prorated payout at the end of the performance period based upon the number of days during the performance period that the individual is considered to be an active employee. Payments are made at the end of the performance cycle if, as and when such annual incentive awards are paid to other participants.

◦
Change of Control—In the case of the 2013-2015 performance awards only, upon the occurrence of a change of control during the performance period, the period will be deemed to have ended as of the date of such change of control and prorated payouts will be made based upon performance over the shortened performance period. For this purpose, change of control is as defined in the 2010 Incentive Plan.

◦	Termination—In all other instances, all performance awards will be canceled upon the termination.

•	Stock options—Treatment depends on the reason for termination of employment.

◦
Death, disability or retirement—Unvested options granted prior to 2011 will generally become exercisable 30 days after death, disability or retirement (in the absence of action by the Compensation Committee) and remain so until the original expiration date. Unvested options granted in 2011 or after will generally become exercisable immediately upon death, disability or retirement and remain exercisable until their expiration date.

◦
Termination—In all other instances, all stock options that are not vested are forfeited effective upon the date of termination. Vested stock options are exercisable for up to one year, not to extend beyond the original expiration date.

•	Restricted stock units—Treatment depends on the reason for termination of employment.

◦	Death, disability or retirement—Generally, restricted stock units immediately vest (subject to applicable tax regulations).

◦	Termination—In all other instances, all restricted stock units that are not vested are forfeited effective upon the date of termination.

•	Retirement benefits (Pension Plan and SERP)—Benefits will be paid out upon retirement as described above under “—Pension Benefits.”

•
Nonqualified deferred compensation (Restoration Plan, SESP and DEC)—Upon termination of employment for any reason, participants in the Restoration Plan and the SESP (or their beneficiaries, in the event of death) receive a lump-sum payment of their vested account balance, reduced, in the case of the SESP, so that the sum of the benefits payable under the SESP and the SERP do not exceed the value of the SERP benefit that would have been received had the SERP not been frozen as of December 31, 2009. Upon termination of employment

THE NEW YORK TIMES COMPANY – P. 65

for any reason, a participant’s DEC account balance will be paid to the participant (or, in the case of the participant’s death, to the participant’s beneficiary) according to the deferral and payment elections then in effect. Upon a change in control of the Company, a participant’s entire DEC account balance will be paid to the participant in a single lump sum.

•
Severance benefits—Pursuant to the Company’s severance plan for nonunion employees, each of the named executive officers would be entitled to certain severance pay and certain other benefits in the case of a termination of his or her employment by the Company in the circumstances contemplated by the plan. Payments would be based on the employee’s length of service and base salary at the time of termination. The severance plan is generally limited to the termination of employment in connection with a reduction in force. Accordingly it would not generally be applicable to the termination of the employment of a named executive officer in the circumstances contemplated by this section. See “—Employment Agreement with Mark Thompson” for a description of the terms under which Mr. Thompson would be entitled to severance payments upon a termination.

•	Perquisites and other executive benefits—In most cases, participation ends on the last day worked, unless otherwise agreed by the Compensation Committee.
The following table and footnotes quantify the payments and benefits that each named executive officer would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 29, 2013, the last day of our 2013 fiscal year.

P. 66 – THE NEW YORK TIMES COMPANY

Payment Upon Termination or Change in Control Table

Name	Termination[1] ($)	Resignation[1] ($)	Death, Disability or Retirement ($)	Change in Control[2] ($)	Termination Upon Change in Control[1,2] ($)
Arthur Sulzberger, Jr.
Salary	0	0	0	0	0
Annual and long-term performance awards[3]	4,085,009	4,085,009	4,085,009	1,000,000	4,085,009
Stock options[4]	1,409,353	1,409,353	1,409,353	0	1,409,353
Restricted stock units[4]	1,131,294	1,131,294	1,131,294	0	1,131,294
Present value of Pension Plan and SERP benefits[5]	12,424,685	12,424,685	12,424,685	0	12,424,685
Nonqualified deferred compensation[6]	1,489,585	1,489,585	1,489,585	1,489,585	1,489,585
Mark Thompson[7]
Salary	0	0	0	0	0
Annual and long-term performance awards	541,667	0	2,455,000	1,000,000	1,500,000
Stock options	50,914	0	1,832,902	0	50,914
Present value of Pension Plan and SERP benefits	N/A	N/A	N/A	N/A	N/A
Nonqualified deferred compensation[6]	0	0	3,846	3,846	3,846
Severance benefits	2,515,430	0	12,344	0	2,515,430
Michael Golden
Salary	0	0	0	0	0
Annual and long-term performance awards[3]	1,289,692	1,289,692	1,289,692	263,333	1,289,692
Stock options[4]	362,864	362,864	362,864	0	362,864
Restricted stock units[4]	293,299	293,299	293,299	0	293,299
Present value of Pension Plan and SERP benefits[5]	6,098,122	6,098,122	6,098,122	0	6,098,122
Nonqualified deferred compensation[6]	589,774	589,774	589,774	589,774	589,774
James M. Follo
Salary	0	0	0	0	0
Annual and long-term performance awards[3]	0	0	1,195,678	263,333	263,333
Stock options[4]	0	0	362,400	0	0
Restricted stock units[4]	0	0	670,844	0	0
Present value of Pension Plan and SERP benefits[5]	64,713	64,713	64,713	0	64,713
Nonqualified deferred compensation[6]	64,413	64,413	84,930	862,814	842,297
Kenneth A. Richieri
Salary	0	0	0	0	0
Annual and long-term performance awards[3]	784,481	784,481	784,481	171,667	784,481
Stock options[4]	239,723	239,723	239,723	0	239,723
Restricted stock units[4]	506,080	506,080	506,080	0	506,080
Present value of Pension Plan and SERP benefits[5]	3,188,317	3,188,317	3,188,317	0	3,188,317
Nonqualified deferred compensation[6]	833,072	833,072	833,072	833,072	833,072
Christopher M. Mayer[8]
Payments under Retention Agreement	840,000	0	0	0	0

1.
Messrs. Sulzberger, Jr., Golden and Richieri were eligible to retire under the Company’s retirement plans as of December 29, 2013, the last day of our 2013 fiscal year. Accordingly, payments to them upon any termination or resignation, including following a change in control, would be the same as upon retirement as set forth under “Death, Disability or Retirement.”

2.	See footnote 7 for an explanation of the amounts shown for Mr. Thompson under “Change in Control” and “Termination Upon Change in Control.” The Company has change-in-control provisions in the DEC, the

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Restoration Plan and the SESP. The amounts shown for “Nonqualified deferred compensation” under “Change in Control,” and, for Mr. Follo, under “Termination Upon Change in Control,” represent amounts that would be paid as vested under such plans as described below.
Under the DEC, the executive’s entire DEC account balance would be paid in a single lump sum in the event of a change of control. For purposes of the DEC, a change of control will generally be deemed to occur if:

•
any person or group acquires Company stock that, together with stock they already hold, equals 50% or more of the fair market value of the Company’s outstanding common stock or that has the ability to elect 50% or more of the Company’s directors;

•	a majority of the Company’s directors are replaced during any 12-month period by directors who were not endorsed by a majority of the existing directors; or

•
any person or group acquires Company assets during any 12-month period that have a total fair market value equal to 40% or more of the total fair market value of all the Company’s assets immediately before the acquisition, except in certain limited circumstances described in the DEC.

Under the Restoration Plan and the SESP, participants vest in their accounts upon a change of control. A change of control will generally be deemed to occur:

•	if a person or group (other than a permitted holder) obtains the right or ability to elect or designate for election at least a majority of the Board; or

•
upon the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property or any sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety; provided, however, that any such share exchange, consolidation or merger will not be a change of control if holders of the Company’s common stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

For awards under the 2010 Incentive Plan, upon a change in control, vesting of time-based awards will be accelerated only if and to the extent that the awards are not assumed, substituted, or replaced by the Company’s successor, and if time-based awards are assumed, substituted, or replaced, their vesting will accelerate only upon a subsequent involuntary termination of employment, other than on account of death, disability, retirement, or willful and gross misconduct or willful failure to perform services, within 12 months following the change in control. In the case of 2013-2015 performance awards only, upon the occurrence of a change of control, the performance period will be deemed to have ended upon such occurrence and payouts will be made in accordance with performance over the shortened performance period. The amounts shown for “Annual and long-term performance awards” under “Change in Control,” and for Mr. Follo, under “Termination Upon Change in Control” represent the prorated target value of the 2013-2015 long-term performance awards. The amounts shown for “Stock options” and “Restricted stock units” under “Termination Upon Change in Control” for Mr. Follo represent the in-the-money value of unexercisable stock options and restricted stock units granted under the 2010 Incentive Plan that would be exercisable and/or deliverable in shares or cash upon the termination of Mr. Follo in the manner described above upon the “Change in Control,” based on the Company’s closing stock price on December 27, 2013 ($15.41), the last trading day of our 2013 fiscal year.
For purposes of the 2010 Incentive Plan, a change in control will generally be deemed to occur:

•	if a person or group (other than descendants of Iphigene Ochs Sulzberger) obtains the right or ability to elect or designate for election a majority of the Company’s Board; or

•
upon the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property, or any sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety; provided, however, that any such share exchange, consolidation or merger will not be a change in control if holders of the Company’s common stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or

P. 68 – THE NEW YORK TIMES COMPANY

transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

3.
See footnote 7 for an explanation of the amounts shown for “Annual and long-term performance awards” for Mr. Thompson. For each other named executive officer, the amounts shown under each column other than “Change in Control,” and in the case of Mr. Follo, “Termination Upon Change in Control”(for an explanation of which, see footnote 2), represent, in the case of awards paid in February 2014, the actual amounts paid, and in the case of long-term performance awards payable in future years, a prorated portion of the target amounts (two-thirds of target for the cash-settled 2012-2014 cycle and one-third of target for the stock- and cash-settled 2013-2015 cycle). Actual payments of such ongoing long-term performance awards would be made at the end of the relevant performance period and would depend on the Company’s achievement of the applicable targets.

4.
See footnote 7 for an explanation of the amounts shown for “Stock options” for Mr. Thompson. For each other named executive officer, the amounts shown for “Stock options” and “Restricted stock units” under each column other than “Change in Control,” and in the case of Mr. Follo, “Termination Upon Change in Control” (for an explanation of which, see footnote 2), represent the in-the-money value of unexercisable stock options and restricted stock units that would become exercisable and/or deliverable in shares or cash upon retirement, death or disability of the named executive officer, based on the Company’s closing stock price on December 27, 2013 ($15.41), the last trading day of our 2013 fiscal year.

5.
The amounts shown represent the actuarial present value of the aggregate anticipated annual payments under the Pension Plan and the SERP assuming retirement at December 29, 2013, the last day of our 2013 fiscal year, based on the following anticipated annual payments:

Arthur Sulzberger, Jr.	$954,891
Mark Thompson	0
Michael Golden	495,912
James M. Follo	4,492
Kenneth A. Richieri	247,916
Although the total present value of retirement benefits is shown, lump-sum payments are not permitted. The present values shown are less than those shown above under “—Pension Benefits” because this presentation assumes a December 29, 2013, retirement. All of the named executive officers, other than Messrs. Thompson and Follo, are eligible for early retirement with benefits at these levels. While Mr. Follo is vested in the amount shown, he would not be eligible to commence payments until he reached age 55, his earliest retirement date. Mr. Thompson is not a participant in the Pension Plan or SERP, which were frozen effective December 31, 2009.

6.
See footnote 2 for an explanation of the amounts shown for “Nonqualified deferred compensation” under “Change in Control,” and in the case of Mr. Follo, “Termination Upon Change in Control.” For each other column, the amounts shown represent the sum of the named executive officer’s DEC account balance, if any, Restoration Plan account balance and SESP account balance. In the case of the Restoration Plan and the SESP, account balances of named executive officers who are eligible to retire under the terms of these plans would be adjusted to provide a prorated credit for 2013 through December 29, 2013. Under the terms of these plans, credits for 2013 are made in 2014. As described above under “—Nonqualified Deferred Compensation,” under the terms of the SESP, in no event may the sum of the benefits payable under the SESP and the frozen SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen as of December 31, 2009. Accordingly, the amounts shown in the table above, which assumes a December 29, 2013, retirement, include the following adjusted lump-sum distributions from the named executive officer’s SESP account.

Arthur Sulzberger, Jr.	$949,881
Mark Thompson	0
Michael Golden	478,098
James M. Follo	0
Kenneth A. Richieri	305,751
Christopher M. Mayer	0

THE NEW YORK TIMES COMPANY – P. 69

SESP participants will vest in their benefit upon attaining age 55 and completing 10 years of service or upon a change in control. As of December 29, 2013, the last day of our 2013 fiscal year, neither Mr. Thompson nor Mr. Follo had vested in their SESP benefit. Upon the termination of his employment in connection with the sale of the New England Media Group, Mr. Mayer forfeited his participation in the SESP.

7.
See “—Employment Agreement with Mark Thompson” for a description of the terms of Mr. Thompson’s Sign-On Performance Stock and Sign-On Options. The table assumes that a termination was without Cause (upon a termination for “Cause,” he would not be entitled to any compensation) and that a resignation was not for “Good Reason.” Upon a resignation for “Good Reason,” Mr. Thompson would be entitled to the same compensation as would be the case upon a termination without “Cause.”

Under “Termination”:

•
The amount shown for “Annual and long-term performance awards” represents a prorated portion of the target value of Mr. Thompson’s Sign-On Performance Stock. The actual value of his Sign-On Performance Stock would be determined at the end of the relevant performance period based on the Company’s achievement of the applicable targets. Payout would be made at the end of the performance period.

•
The amount shown for “Stock options” represents the in-the-money value of a prorated portion of Mr. Thompson’s unexercisable Sign-On Options that would become exercisable, based on the Company’s closing stock price on December 27, 2013 ($15.41), the last trading day of our 2013 fiscal year.

•
The amount shown for “Severance benefits” represents (i) an amount, payable under the Employment Agreement, equal to 1.25 times the sum of Mr. Thompson’s annual base salary ($1 million) and target incentive award ($1 million), (ii) the amount of the 2013 annual incentive award paid out in February 2014, and (iii) reimbursements for the actual cost of COBRA coverage in excess of the amount that similarly situated active employees pay for the same levels of coverage.

Under “Death, Disability or Retirement”:

•
The amount shown for “Annual and long-term performance awards” represents the amount of the 2013 annual incentive award paid out in February 2014 and a prorated portion of the target value of his 2013-2015 long-term performance awards. The actual value of his 2013-2015 long-term performance awards would be determined at the end of the relevant performance period based on the Company’s achievement of the applicable targets. Payout would be made at the end of the performance period.

•
The amount shown for “Stock options” represents the in-the-money value of Mr. Thompson’s unexercisable Sign-On Options that would become exercisable, based on the Company’s closing stock price on December 27, 2013 ($15.41), the last trading day of our 2013 fiscal year.

•
The amount shown for “Severance benefits” represents reimbursements for the actual cost of COBRA coverage in excess of the amount that similarly situated active employees pay for the same levels of coverage.

These amounts are payable in the event of death or disability as of December 29, 2013, the last day of our 2013 fiscal year. Mr. Thompson was not eligible for retirement under the Company’s plans as of that date.
Under “Change in Control,” Mr. Thompson would be entitled to a partial payout of the 2013-2015 long-term performance awards, calculated as described in footnote 2.
If within 12 months of a Change in Control, Mr. Thompson’s employment were terminated by the Company without Cause or he resigned for Good Reason, he would be entitled to the amounts as set forth under “Termination on Change in Control” as follows:

•	The amount shown for “Annual and long-term performance awards” represents the target value of Mr. Thompson’s Sign-On Performance Stock.

•	The amount shown for “Stock options” under “Change in Control” represent the in-the-money value of unexercisable stock options that would become exercisable.

•	The amount shown for “Severance benefits” are as described above, under the “Termination” column.

P. 70 – THE NEW YORK TIMES COMPANY

See footnotes 2 and 6 for an explanation of the amounts shown for “Nonqualified deferred compensation.”
For purposes of Mr. Thompson’s Employment Agreement, the following terms are defined as follows:

•	“Change in Control” for purposes of the Employment Agreement is used as defined in the 2010 Incentive Plan.

•
“Cause” shall mean any of the following events: (i) Mr. Thompson’s willful misconduct or gross negligence with regard to the Company or in the performance of his duties to the Company; (ii) his failure to attempt in good faith to perform his duties or his failure to follow the lawful directives of the Board (other than as a result of death or a physical or mental incapacity) which failure is not cured within five days of written notice; (iii) his indictment (or equivalent) for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) his performance of any act of theft, fraud, malfeasance or dishonesty (other than good faith expense account disputes) in connection with the Company or performance of his duties to the Company; or (v) a material breach by him of the Employment Agreement or any other written agreement with the Company which is not cured within 10 days of written notice; (vi) his willful misconduct which the Board determines in its good faith judgment has or could have an adverse impact on the Company (economically or reputation-wise); or (vii) a material violation by him of the Company’s Business Ethics Policy or other written material Company policy.

•
“Disability” shall mean any of the following: (i) the meaning ascribed to such term (or a similar term) in the long term disability plan sponsored by the Company in which Mr. Thompson is eligible to participate from time to time; (ii) his absence from work due to his physical or mental incapacity for a period of at least 180 days during any 365-day period (whether or not consecutive, and including weekends and holidays); or (iii) in the good faith determination of the Board, he is reasonably expected to be absent for work due to his physical or mental incapacity for a period of at least 180 consecutive days.

•
“Good Reason” shall mean the occurrence of any of the following events, without Mr. Thompson’s express written consent, unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by him to the Company that he intends to terminate his employment at the end of such 30-day period for one of the following reasons: (i) material diminution in his then current base salary (other than across-the-board diminutions applicable to generally all named executive officers); (ii) material diminution in his duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) a requirement that he report to a person other than the Board or the (Executive) Chairman; (iv) the relocation of his primary work location by more than 50 miles from its then current location; or (v) a material breach by the Company of the Employment Agreement or any other written agreement with him.

8.
In October 2013, the Company completed the sale of its New England Media Group, and Mr. Mayer, Publisher of The Boston Globe and President of the New England Media Group, ceased to be an executive officer of the Company. The amounts reflected in the table above represent the actual compensation to Mr. Mayer as a result of this termination of his employment with the Company. Those payments were made pursuant to the terms of his compensation and applicable plans of the Company as well as the terms of a retention agreement entered into by the Company with Mr. Mayer on May 15, 2013. See “—Compensation Discussion and Analysis—Retention Agreement with Christopher M. Mayer” for a description of the terms of this retention agreement.

THE NEW YORK TIMES COMPANY – P. 71

Equity Compensation Plan Information
The following table presents information regarding our existing equity compensation plans as of December 29, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock options and stock-based awards	12,849,396	[1]	$22.62	[2]	3,161,160	[3]
Employee Stock Purchase Plan	—		—		6,410,000	[4]
Total	12,849,396				9,571,160
Equity compensation plans not approved by security holders	None		None		None

1.
Includes (i) 9,748,599 shares of Class A stock to be issued upon the exercise of outstanding stock options granted under the 1991 Incentive Plan, the 2010 Incentive Plan, and the Directors’ Incentive Plan, at a weighted average exercise price of $22.62 per share, and with a weighted average remaining term of 4 years; (ii) 1,193,197 shares of Class A stock issuable upon the vesting of outstanding stock-settled restricted stock units granted under the 2010 Incentive Plan; and (iii) 1,907, 600 shares of Class A stock that would be issuable at maximum performance pursuant to outstanding stock-settled performance awards under the 2010 Incentive Plan. Under the terms of the performance awards, shares of Class A stock are to be issued at the end of three-year performance cycles based on the Company’s achievement under specified performance tests. The shares included in the table represent the maximum number of shares that would be issued under the outstanding performance awards. The number of shares that would be issued at the end of the three-year cycle assuming target performance is 953,800.

2.	Excludes shares of Class A stock issuable upon conversion of stock-settled restricted stock units and shares issuable pursuant to stock-settled performance awards.

3.
Includes shares of Class A stock available for future stock options to be granted under the 2010 Incentive Plan and the Directors’ Incentive Plan. As of December 29, 2013, the 2010 Incentive Plan had 2,921,160 shares and the Directors’ Incentive Plan had 240,000 shares of Class A stock remaining available for issuance upon the grant, exercise or other settlement of share-based awards. Stock options granted under the 2010 Incentive Plan and the Directors’ Incentive Plan must provide for an exercise price of 100% of the fair market value on the date of grant. The Directors’ Incentive Plan terminates on April 30, 2014.

4.	Includes shares of Class A stock available for future issuance under the Company’s Employee Stock Purchase Plan (“ESPP”). We have not had an offering under the ESPP since 2010.

P. 72 – THE NEW YORK TIMES COMPANY

PROPOSAL NUMBER 2—APPROVAL OF AMENDMENT AND RESTATEMENT OF THE NEW YORK TIMES COMPANY 2010 INCENTIVE COMPENSATION PLAN

In February 2014, our Board of Directors adopted, subject to stockholder approval, an amended and restated 2010 Incentive Plan to:

•	increase the number of shares of Class A stock reserved for issuance under the 2010 Incentive Plan by 6.5 million shares; and

•
increase the per participant annual grant limit on the amount of cash-based awards intended to be performance awards with respect to which performance is measured over no more than one year from $5,000,000 in the aggregate to $6,000,000 and the per participant annual grant limit on the amount of cash-based awards intended to be performance awards with respect to which performance may be measured over more than one year from $5,000,000 in the aggregate to $6,000,000.

The Board also adopted certain administrative and clarifying changes under the 2010 Incentive Plan, which are not subject to stockholder approval and became effective on February 20, 2014.
We are seeking stockholder approval of these amendments to the 2010 Incentive Plan in order to satisfy certain legal requirements, including requirements under our Certificate of Incorporation and the rules of the NYSE. In addition, by obtaining stockholder approval of the amended 2010 Incentive Plan and the material terms of the performance goals therein, we will preserve our ability to claim tax deductions for compensation paid, to the greatest extent practicable, and permit designated stock options to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), which can give the holder more favorable tax treatment, as explained below.
The 2010 Incentive Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain employees who we expect will contribute to our financial success. Our Board of Directors believes that awards granted pursuant to the 2010 Incentive Plan are a vital component of our compensation program and align the interests of our employees with those of our stockholders.
The 2010 Incentive Plan was approved by our Board of Directors and stockholders in 2010. The 2010 Incentive Plan originally authorized 8 million shares of Class A stock for issuance pursuant to awards under the plan. When adopted, the Board expected this number of authorized shares to be sufficient for three to four years. As of March 3, 2014 (the record date for the 2014 annual meeting), there were 1,695,748 shares available for grant for future awards under the 2010 Incentive Plan. Our Board believes that this number of shares currently available for grant under 2010 Incentive Plan is not sufficient in view of our compensation structure and strategy.
Based on our historic and anticipated practices, the Board believes that the availability of the additional 6.5 million shares will ensure that the Company continues to have a sufficient number of shares authorized for issuance under the 2010 Incentive Plan for three to four years. The Board therefore believes that it is appropriate at this time to amend the 2010 Incentive Plan in order to reserve and make available for issuance 6.5 million additional shares.
In addition to asking stockholders to approve the amendments to the 2010 Incentive Plan described herein, the stockholders are also being asked to reapprove the material terms of the performance goals that may be used in granting performance-based awards under the 2010 Incentive Plan that are intended to satisfy the requirements for the “performance-based compensation exception” under Section 162(m) of the Code.
Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer or any of the three highest-paid officers, other than the chief executive officer and chief financial officer, in either case serving on the last day of the fiscal year. “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. One of these requirements is that the material terms of the performance goals must be approved by stockholders. For this purpose, the material terms include: (i) the employees eligible to receive the performance-based compensation; (ii) the business criteria on which the performance goals are based; and (iii) the limit on the amount of compensation that could be paid to any employee, each as set forth below.
The material terms of the performance goals applicable to awards granted under the 2010 Incentive Plan were last approved by stockholders in 2010. Stockholder reapproval must be obtained at least every five years for plans, such as the 2010 Incentive Plan, that have targets or goals that the Compensation Committee has the authority to

THE NEW YORK TIMES COMPANY – P. 73

change. Even though such stockholder approval is therefore not required until 2015, the Company is seeking stockholder approval in connection with approval of the amendments to the 2010 Incentive Plan.
Section 162(m) of the Code also requires that a plan pursuant to which performance-based compensation is granted specify certain per participant limits on awards constituting performance-based compensation. The Board of Directors has approved increases to certain per participant limits in order to effectuate the Company’s compensation philosophy and better align the interests of our employees with those of our stockholders.
The principal features of the amended 2010 Incentive Plan are described below. The description below is qualified in its entirety by reference to the complete text of the amended 2010 Incentive Plan annexed hereto as Appendix I. The increased number of shares of Class A stock reserved for issuance under the 2010 Incentive Plan and the increased per participant grant limits for cash-based awards will not become effective unless stockholder approval is obtained at the Annual Meeting. In addition, if the amended 2010 Incentive Plan is not approved, then the Company may not have the ability to grant awards satisfying the requirements for the performance-based compensation exception beginning in 2015.
Plan Summary
Administration. The Compensation Committee (or another committee appointed by the Company’s Board of Directors and generally consisting of persons who are both non-employee directors, as defined under Rule 16b-3 under the Exchange Act, and “outside directors,” within the meaning of Section 162(m) of the Code) (in either case, the “Committee”), administers the 2010 Incentive Plan. The Committee has the authority to select award recipients, determine the type, size, vesting requirements and other terms and condition of the award, and make all other decisions and determinations as may be required under the terms of the 2010 Incentive Plan or as the Committee may deem necessary or advisable for the administration of the 2010 Incentive Plan. The Committee is permitted to delegate to a sub-committee or to one or more officers of the Company all or any portion of its authority, as it may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable rules of the NYSE. In the event the 2010 Incentive Plan is used for grants to non-employee directors, the Nominating & Governance Committee, which reviews and makes recommendations to the Board with respect to the compensation for non-employee directors, will continue to do so.
Eligibility. Officers, other employees, and other service providers of the Company and its subsidiaries are eligible to be selected as award recipients. The 2010 Incentive Plan also allows for grants to non-employee directors.
Type of Awards. The 2010 Incentive Plan gives the Committee the flexibility to grant a variety of equity instruments, including performance awards payable in stock and/or cash, stock options, restricted stock units, restricted stock, bonus shares, and stock appreciation rights. The 2010 Incentive Plan also provides the Committee with the authority to grant various awards payable in cash.
Awards may be granted alone or in combination with any other award granted under the 2010 Incentive Plan or any other plan. The Committee determines the size of each award to be granted (including, where applicable, the number of shares of Class A stock to which an award will relate), and all other terms and conditions of each award. To the extent that the Committee grants stock options or stock appreciation rights, the exercise price or base price per share will not be less than the fair market value of a share of Class A stock on the date of grant.
See “Compensation of Executive Officers—Compensation Discussion and Analysis” for a description of the types of awards that have been granted by the Compensation Committee under the 2010 Incentive Plan, and that we currently expect to continue to be granted.
Performance Goals. The Committee sets the performance goals used to determine the amount payable pursuant to a performance award. In order to comply with the requirements for tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following:

•	earnings per share, adjusted earnings per share, or growth in earnings per share;

•	revenues or revenue growth, including revenue growth when compared to expense growth;

•	cash flow, free cash flow, operating cash flow, or operating cash flow margin;

•	return on investment, return on assets, return on net assets, return on capital, return on stockholder’s equity, return on invested capital, or return on sales;

P. 74 – THE NEW YORK TIMES COMPANY

•	profitability;

•	economic value added, as measured by the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the relevant performance period;

•	operating margins, operating cash flow margins or profit margins;

•	income or earnings before or after taxes;

•	earnings before or after taxes, interest, depreciation and amortization;

•	operating profit;

•	operating earnings;

•	pretax operating earnings, before or after interest expense and before or after incentives;

•	net income (before or after taxes), adjusted net income, or net sales;

•	total stockholder return, stockholders’ equity, or stock price;

•	book value per share;

•	costs, expense management, operating expenses, or operating expenses as a percentage of revenue;

•	improvements in capital structure;

•	working capital; and

•	market share.
Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, affiliates, divisions, or other business units of the Company and may be with fixed, qualitative targets; targets relative to past performance; or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.
To the extent applicable, the achievement of performance goals will be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles, and in a manner consistent with the methods used in the Company’s audited financial statements. However, to the extent permitted by Section 162(m) of the Code, in setting the performance goals, the Committee may provide for appropriate adjustment for one or more of the following items:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	changes in accounting principles;

•	changes in tax law or other laws affecting reported results;

•	changes in commodity prices, including newsprint;

•	severance, contract termination, and other costs related to exiting, modifying or reducing any business activities;

•	costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets;

•	gains and losses from the early extinguishment of debt;

•	gains and losses in connection with the termination or withdrawal from a pension plan;

•	stock compensation costs and other non-cash expenses;

•
any extraordinary items as described in FASB Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; and

•	any other specified non-operating items as determined by the Committee in setting performance goals.

THE NEW YORK TIMES COMPANY – P. 75

Limitations on Awards. The 2010 Incentive Plan originally authorized up to 8 million shares of Class A stock, of which 1,695,748 shares remain available for future issuance as of March 3, 2014. If the proposed amendments to the 2010 Incentive Plan become effective, the amended 2010 Incentive Plan will authorize an additional 6.5 million shares of Class A stock. All share numbers are subject to adjustment as described below.
If the exercise price of a stock option granted under the 2010 Incentive Plan, or the tax withholding requirements with respect to any award granted under the 2010 Incentive Plan, is satisfied by tendering shares of Class A stock to the Company or withholding shares of Class A stock otherwise to be delivered pursuant to such award, or if a stock appreciation right is exercised, only the number of shares of Class A stock issued, net of the shares tendered or withheld, if any, will be deemed issued for purposes of the share limitations in the 2010 Incentive Plan. Any shares underlying any award under the 2010 Incentive Plan that is cancelled, forfeited, lapses or is otherwise terminated without an issuance of shares of Class A stock being made thereunder may again be subject to awards under the 2010 Incentive Plan.
The 2010 Incentive Plan provides that in any calendar year, no participant can be granted stock options or stock appreciation rights for more than 1,000,000 shares of Class A stock in the aggregate, or any other stock-based awards intended to constitute performance-based compensation for more than 500,000 shares of Class A stock in the aggregate.
The 2010 Incentive Plan originally provided that in any calendar year, a participant could not be granted: (i) cash-based awards that were intended to constitute performance based compensation with respect to a performance period of no more than one year, that could be settled for more than $5,000,000 in the aggregate; and (ii) cash-based awards that were intended to constitute performance-based compensation with respect to a performance period that may exceed one year, that could be settled for more than $5,000,000 in the aggregate. If the amended 2010 Incentive Plan becomes effective, these limits will increase so that in any calendar year, no participant can be granted:

•
cash-based awards that are intended to constitute performance-based compensation with respect to a performance period of no more than one year that can be settled for more than $6,000,000 in the aggregate; and

•
cash-based awards that are intended to constitute performance-based compensation with respect to a performance period that may exceed one year that can be settled for more than $6,000,000 in the aggregate.

The annual limits on stock options and stock appreciation rights, and on other stock-based awards intended to constitute performance-based compensation, would remain unchanged.
Adjustments. In the event of a stock dividend, spinoff, recapitalization, or stock split; combination or exchange of shares of Class A stock; merger, reorganization, or consolidation; classification or change in par value; or other extraordinary or unusual event affecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Class A stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Committee shall equitably adjust the maximum number of shares of Class A stock available for issuance under the 2010 Incentive Plan, the maximum number of shares of Class A stock for which any individual may receive awards in any year, the kind and number of shares of Class A stock covered by outstanding awards, the kind and number of shares of Class A stock issued and to be issued under the 2010 Incentive Plan, the price per share or applicable market value of such awards, and the exercise price, grant price or purchase price relating to any award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.
Change in Control. Unless otherwise provided in an award, in the event of a Change in Control of the Company, if the unvested portions of time-based awards are to be cancelled, forfeited, or otherwise expire without payment or other consideration, the time-based awards will become fully vested immediately prior to the Change in Control, and if the unvested portions of time-based awards remain outstanding or are replaced with new awards following a Change in Control and a participant’s employment is terminated within 12 months following the Change in Control, the unvested portions of such participant’s awards will become fully vested, unless such termination is on account of the participant’s willful and gross misconduct or willful failure to perform services for his employer, or on account of the participant’s voluntary resignation, death, disability or retirement (in which case the terms of such award applicable in such event will govern). Whether and the extent to which performance-based awards become vested upon a Change in Control will be determined on a grant-by-grant basis by the Committee.

P. 76 – THE NEW YORK TIMES COMPANY

For purposes of the 2010 Incentive Plan, a Change in Control will generally be deemed to occur:

•	if a person or group (other than descendants of Iphigene Ochs Sulzberger) obtains the right or ability to elect or designate for election a majority of the Company’s Board of Directors; or

•
upon the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property, or any sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety; provided, however, that any such share exchange, consolidation or merger will not be a Change in Control if holders of the Company’s common stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

Restriction on Repricing. The 2010 Incentive Plan includes a restriction that, unless authorized by stockholders, the Company will not amend or replace stock options or stock appreciation rights previously granted under the 2010 Incentive Plan in a transaction that constitutes a “repricing” as that term is defined under NYSE rules.  In addition, the Board of Directors may not amend the 2010 Incentive Plan to permit repricing of options or stock appreciation rights without prior stockholder approval. As part of the changes adopted by the Board that became effective on February 20, 2014, the Board amended the definition of repricing under the 2010 Incentive Plan to explicitly provide that the term “repricing” includes (to the extent not otherwise included in the definition under the NYSE rules) cancelling outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights and cancelling outstanding options or stock appreciation rights with an exercise price above the current stock price in exchange for cash or other securities. Adjustments to the exercise price or number of shares subject to an option or stock appreciation right to reflect the effects of a stock split or other extraordinary corporate transaction generally will not constitute a “repricing.”
Amendment, Termination. The Board may amend, suspend, discontinue, or terminate the 2010 Incentive Plan, any provision of the 2010 Incentive Plan, or the Committee’s authority to grant awards under the 2010 Incentive Plan without stockholder approval, provided that any amendment requiring stockholder approval pursuant to the Company’s Certificate of Incorporation or any applicable law, regulation or stock exchange rule will be subject to stockholder approval. No amendment, suspension, discontinuation or termination of the 2010 Incentive Plan may materially impair the rights of a participant under any previously granted award without the participant’s consent. The Board may amend the 2010 Incentive Plan and awards in the event of changes in applicable law or regulations. Unless earlier terminated by the Board of Directors, the 2010 Incentive Plan will terminate on April 26, 2020, which is the day immediately preceding the tenth anniversary of the plan’s effective date.
Tax Consequences
The federal income tax consequences arising with respect to awards granted under the 2010 Incentive Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of Class A stock. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

•
if shares of Class A stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture and recognize ordinary income immediately);

•
if an employee is granted a stock option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

•
the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based”

THE NEW YORK TIMES COMPANY – P. 77

compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

•
an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2010 Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2010 Incentive Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
New Plan Benefits
Future benefits under the amended 2010 Incentive Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.
During 2013, performance-based cash and stock awards were granted to the named executive officers as set forth above under “Compensation of Executive Officers—Summary Compensation Table” and “—Grants of Plan-Based Awards.” In addition, in 2013 performance-based cash and stock awards and restricted stock units with an aggregate value of $7,157,972 were granted to employees of the Company and its subsidiaries (other than the named executive officers) under the 2010 Incentive Plan.
Recommendation and Vote Required
The Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:
RESOLVED, that adoption of the amendment and restatement of the 2010 Incentive Plan described in Proposal 2 in The New York Times Company’s 2014 Proxy Statement be, and the same hereby is, ratified, confirmed and approved.
The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class, is required for approval of this resolution. As a result, broker non-votes will have no effect on this proposal and abstentions will have the same effect as a vote against this proposal.

P. 78 – THE NEW YORK TIMES COMPANY

PROPOSAL NUMBER 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides for a number of corporate governance and executive compensation reforms, including the requirement that U.S. public companies provide stockholders a non-binding advisory vote to approve the compensation of the company’s named executive officers disclosed in the annual proxy statement (a “say-on-pay” vote). Under our Certificate of Incorporation, an advisory vote to approve compensation is not among the expressly enumerated items as to which the Class A stock has a vote. As a result, for the Company, the say-on-pay vote is reserved for a vote of the Class B stockholders.
At the Company’s 2013 Annual Meeting, the Class B stockholders overwhelmingly supported the say-on-pay proposal. We currently intend to hold our say-on-pay vote every year and the next advisory vote on the frequency of the say-on-pay vote will occur no later than 2017. Accordingly, at the 2014 Annual Meeting the Company is again providing Class B stockholders a nonbinding advisory vote to approve the compensation of the Company’s named executive officers.
Say-on-Pay Vote
Executive compensation is an important matter for the Company. We structure compensation for our executive officers:

•	to drive performance through the achievement of short-term and long-term objectives;

•	to link our executives’ total compensation to the interests of our stockholders and to drive the creation of value for stockholders over the long term; and

•	to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance.
We believe our compensation program, as currently structured and as implemented for 2013, is strongly aligned with the long-term interests of our stockholders. We urge you to read “Compensation of Executive Officers,” including the “Compensation Discussion and Analysis,” compensation tables and the narrative discussion, beginning on page 37 of this Proxy Statement, for details on our executive compensation.
Recommendation and Vote Required
The Board of Directors recommends that the Class B stockholders vote FOR the following resolution, which will be presented at the Annual Meeting.
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby approved.
As an advisory vote, the result is non-binding on the Company and the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required pursuant to the Company’s By-laws for approval of this advisory proposal. Accordingly, broker non-votes will have no effect on this proposal and abstentions will have the same effect as votes against this proposal.

THE NEW YORK TIMES COMPANY – P. 79

PROPOSAL NUMBER 4—SELECTION OF AUDITORS

The Audit Committee has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending December 28, 2014, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class.
We have been informed by Ernst & Young that the firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
A representative of Ernst & Young will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.
Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee Charter requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.
Audit and Other Fees
The following table presents the aggregate fees incurred for audit and other services rendered by Ernst & Young during fiscal year 2013 and 2012:

Service Type	Fiscal 2013	Fiscal 2012
Audit Fees	$2,805,000	$2,786,500
Audit-Related Fees	1,000	51,000
Tax Fees	298,000	131,000
All Other Fees	—	—
Total Fees Billed	$3,104,000	$2,968,500
Audit Fees ($2,805,000; $2,786,500). This category includes the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, consents related to documents filed with the SEC, due diligence related to dispositions, and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.
Audit-Related Fees ($1,000; $51,000). Audit-related fees for 2013 were due to a financial statement audit of an employee benefit plan. The audit-related fees for 2012 were due to a software pre-implementation review and a financial statement audit of an employee benefit plan.
Tax Fees ($298,000; $131,000). This category includes the aggregate fees billed by Ernst & Young for tax services. Fees for assistance in the preparation of tax returns, claims for refunds and tax payment planning, including support during income tax audits or inquiries, were $96,000 in 2013 and $50,000 in 2012. The remaining $202,000 in 2013 and $81,000 in 2012 were for tax advice, planning and consulting.
All Other Fees ($0; $0). No other fees were paid in 2013 or 2012.
Recommendation and Vote Required
The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:

P. 80 – THE NEW YORK TIMES COMPANY

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 28, 2014, is hereby ratified, confirmed and approved.
The affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class, is required pursuant to the Company’s By-laws for approval of this resolution. As a result, abstentions will have the same effect as a vote against the proposal.
OTHER MATTERS

Submission of Stockholder Proposals for 2015
Stockholders who intend to present proposals at the 2015 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 17, 2014. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2015 proxy materials.
Advance Notice
The Company’s By-laws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the Board or by any stockholder of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of Class A stock, complies with certain notice procedures. Any holder of Class A stock proposing to nominate an individual for election to the Board by the Class A holders or proposing business to be considered by the Class A holders at an annual meeting must give written notice and certain information to the Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. As a result, stockholders who intend to present proposals at the 2015 Annual Meeting under these provisions must give written notice to the Secretary, and otherwise comply with the By-law requirements, generally no earlier than December 31, 2014, and no later than January 30, 2015.
Certain Matters Relating to Proxy Materials
The Company may satisfy SEC rules regarding delivery of proxy materials by delivering a single copy of these materials to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. Under this procedure, the Company has delivered only one copy of the Proxy Statement and Annual Report, or individual Notices, in one envelope to multiple stockholders who hold their shares through a broker or bank and share an address and last name and who do not participate in electronic delivery of proxy materials, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and annual report or Notice in a separate envelope, as applicable, to a stockholder at a shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Proxy Statement, Annual Report or Notice in a separate envelope either now or in the future, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently receiving separate copies and wish to receive only one copy of future Proxy Statements, Annual Reports or individual Notices, in one envelope, for your household, please contact Broadridge at the above phone number or address.
By order of the Board of Directors.
Diane Brayton
Secretary and Assistant General Counsel
New York, NY
March 17, 2014

THE NEW YORK TIMES COMPANY – P. 81

APPENDIX I
THE NEW YORK TIMES COMPANY
2010 INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective as of the Amendment Effective Date)
1.    Purpose of the Plan
The purpose of this 2010 Incentive Compensation Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to replace the Company’s 1991 Executive Stock Incentive Plan and the Company’s 1991 Executive Cash Bonus Plan, provided that awards outstanding under such plans as of the Effective Date shall remain outstanding in accordance with their terms. The Plan was originally effective as of April 27, 2010, and has been amended and restated effective as of the Amendment Effective Date, subject to stockholder approval of this amended and restated Plan.
2.    Definitions
Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.
2.1    “Amendment Effective Date” means the date the amended and restated Plan is approved by the Company’s stockholders.
2.2    “Award” means a Cash-Based Award or a Share-Based Award.
2.3    “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cash-Based Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, cash, other than an award pursuant to which the amount of cash is determined by reference to the value of a specific number of Shares. For the avoidance of doubt, Dividend-Equivalent Rights constitute Cash-Based Awards.
2.6    “Change in Control” shall mean, unless otherwise provided by the Committee with respect to an Award:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than any descendant (or any spouse thereof) of Iphigene Ochs Sulzberger or any beneficiary or trustee (as the same may change from time to time) of a trust over 50% of the individual beneficiaries of which are descendants (or any spouses thereof) of Iphigene Ochs Sulzberger) shall have obtained the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board; or
(b)    consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of the consolidated assets of the Company and its Subsidiaries substantially as an entirety to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than one of the Subsidiaries; provided, however, that any such share exchange, consolidation or merger will not be a Change in Control if holders of the Common Stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

P. I-1 – THE NEW YORK TIMES COMPANY

2.7    “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.
2.8    “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan or any part thereof, or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.
2.9    “Common Stock” means the Class A and Class B Common Stock of the Company, or such other class or classes of capital stock of the Company that shall have the right to vote in the election of Board members.
2.10    “Company” means The New York Times Company, a corporation organized under the laws of the State of New York.
2.11    “Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to a Share-Based Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.
2.12    “Effective Date” means April 27, 2010.
2.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.14    “Fair Market Value” means, with respect to the Shares, the average of the highest and lowest sale price for the Shares as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange (or such other national securities exchange on which the Shares may be listed at the time of determination, and if the Shares are listed on more than one exchange, then the one located in New York, or if the Shares are listed on the Nasdaq stock market, then on such exchange) on the date as of which such determination is being made or on the most recently preceding date on which there was such a sale.
2.15    “Non-Employee Director” means a member of the Board who is not employed by the Company or any Subsidiary.
2.16    “Participant” means any employee, director, or other service provider who has been granted an Award under the Plan.
2.17    “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).
2.18    “Retirement” means (i) retirement from employment with the Company and its subsidiaries at any time after the Participant reaches age 55 and attains 5 years of service, or (ii) as otherwise may be specified under the terms of a particular Award hereunder.
2.19    “Share-Based Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares, or receives, or has the opportunity to receive, cash, where the amount of cash is determined by reference to the value of a specific number of Shares. Share-Based Awards shall include, without limitation, stock options, stock appreciation rights, restricted stock, restricted stock units, stock units, and bonus shares.
2.20    “Shares” means shares of Class A Common Stock of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.
2.21    “Subsidiary” means: (a) any entity in which the Company owns at least 50% of the equity interests; and (b) any entity that is, either directly or through one or more intermediaries, controlled by the Company, as determined by the Committee.
2.22    “Time-Based Award” means any Share-Based Award, the vesting of which is conditional solely upon a Participant’s continued employment with the Company or any Subsidiary.
3.    Administration
3.1    Committee. A Committee appointed by the Board, all of whom shall be Non-Employee Directors, shall administer the Plan. At any time that a member of the Committee is not a Qualified Member, (a) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within

THE NEW YORK TIMES COMPANY – P. I-2

the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (b) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may from time to time confer upon it. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.
3.2    Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:
(a)    adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(b)    correct any defect or supply any omission or reconcile any inconsistency in the Plan, construe and interpret the Plan, any Award, any rules and regulations hereunder, or other instrument hereunder, and correct any defect or inconsistency with the terms of the Plan with respect to any Award hereunder;
(c)    make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and
(d)    make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.
3.3    Delegation by Committee. The Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to a sub-committee or to one or more officers of the Company, all or any portion of its authority, to the extent consistent with applicable law, including Section 16 of the Exchange Act and Code Section 162(m); the applicable rules of any stock exchange; and Section 5.2 of the Plan. Any such allocation or delegation may be revoked by the Committee at any time.
3.4    Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accounting firm, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
4.    Awards
4.1    Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (a) individuals who are employees (including officers) of the Company or any Subsidiary, (b) persons who provide services to the Company or any Subsidiary who are not otherwise employed by the Company, and (c) Non-Employee Directors. Notwithstanding the foregoing, employees of, or service providers to, Subsidiaries in which the Company owns, directly or indirectly, less than 50% of the equity interests are eligible to receive an Award only to the extent that such Award is based upon legitimate business criteria, consistent with Code Section 409A.
4.2    Type of Awards. The Committee shall have the discretion to determine the type of Award to be granted to a Participant. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of

P. I-3 – THE NEW YORK TIMES COMPANY

the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements.
4.3    Terms and Conditions of Awards.
(a)    Generally. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate, subject to Section 6.1), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine, and any expiration date). Notwithstanding the foregoing but subject to Section 7, (i) the price per Share at which Shares may be purchased upon the exercise of a stock option shall not be less than 100% of the Fair Market Value per Share on the date of grant of such stock option; (ii) with respect to stock appreciation rights, the price per Share from which stock appreciation is measured shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the date of grant of the stock appreciation right; and (iii) Dividend-Equivalent Rights shall not be granted with respect to stock options or stock appreciation rights. The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m). Notwithstanding the foregoing, Dividend-Equivalent Rights shall not be paid with respect to unvested performance shares and performance units, and any amounts accruing with respect to such Awards will only be paid to the extent the performance shares or performance units become vested.
(b)    Vesting in connection with a Change in Control. Notwithstanding Section 4.3(a), unless otherwise provided with respect to an Award:
(i)    if, pursuant to action taken by the Committee pursuant to Section 7, the unvested portion of a Time-Based Award that is outstanding at the time of a Change in Control is to be cancelled, forfeited or otherwise expire upon the Change in Control without the receipt of consideration therefor, then subject to the requirements of Section 409A of the Code, such Time-Based Award shall become fully vested immediately prior to the Change in Control; and
(ii)    if the unvested portion of the Time-Based Award is to remain outstanding following the Change in Control or is substituted with a new award, then subject to the requirements of Section 409A of the Code, the portion of the Time-Based Award or substituted award that remains outstanding but unvested at the time of any termination of the Participant’s employment within 12 months following the Change in Control shall become fully vested immediately prior to such termination, unless such termination is on account of the Participant’s voluntary resignation; total and permanent disability; Retirement; death; or willful and gross misconduct or willful failure to perform services for his or her employer.
4.4    Option Repricing. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice stock options or stock appreciation rights, nor may the Board amend the Plan to permit repricing of stock options or stock appreciation rights, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A.08 of the New York Stock Exchange Listed Company Manual, as in effect from time to time, and shall also include (to the extent not otherwise included in Section 303A.08 of the New York Stock Exchange Listed Company Manual), cancelling outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights or cancelling outstanding stock options or stock appreciation rights with an exercise price above the current price of Common Stock in exchange for cash or other securities; provided however that, a repricing shall not include adjustments pursuant to Section 7 of the Plan.
4.5    Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment

THE NEW YORK TIMES COMPANY – P. I-4

from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any stock option or stock appreciation right or purchase price of any other Award.
4.6    Award Notice. The Committee shall cause each Participant to be notified of each Award hereunder and the terms thereof pursuant to such means as the Committee may determine. The Committee may, but shall not be obligated to, require that a Participant enter into an agreement evidencing any Award hereunder.
5.    Performance Awards
5.1    Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).
(a)    Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
(b)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, affiliates, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for Performance Awards:
((i)    earnings per share, adjusted earnings per share, or growth in earnings per share;
(ii)    revenues or revenue growth, including revenue growth compared to expense growth;
(iii)    cash flow, free cash flow, operating cash flow, or operating cash flow margin;
(iv)    return on investment, return on assets, return on net assets, return on capital, return on stockholder’s equity, return on invested capital, or return on sales;
(v)    profitability;
(vi)    economic value added, as measured by the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the relevant performance period;
(vii)    operating margins, operating cash flow margins or profit margins;
(viii)    income or earnings before or after taxes; earnings before or after taxes, interest, depreciation and amortization; operating profit; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives; net income (before or after taxes), adjusted net income, or net sales;
(ix)    total stockholder return, stockholders’ equity, or stock price;
(x)    book value per share;
(xi)    costs, expense management, operating expenses, or operating expenses as a percentage of revenue;
(xii)    improvements in capital structure; working capital;
(xiii)    market share; and

P. I-5 – THE NEW YORK TIMES COMPANY

(xiv)    any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.
(c)    Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (a) while the performance outcome for that performance period is substantially uncertain; and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. To the extent consistent with Code Section 162(m), the Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of the Participant’s employment prior to the end of a performance period or settlement of Performance Awards, including providing any Participant with a pro rata portion of the amount payable pursuant to any Performance Award in the event of such termination of employment, based on actual levels of achievement during such performance period.
(d)    Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).
(e)    Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1.
(f)    Impact Of Extraordinary Items Or Changes In Accounting. To the extent applicable, subject to the following sentence, the determination of achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. To the extent permitted by Code Section 162(m), in setting the performance goals within the period prescribed in Section 5.1(c), the Committee may provide for appropriate adjustment for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices, including newsprint; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary items as described in FASB Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting performance goals.
5.2    Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards.
5.3    Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m)

THE NEW YORK TIMES COMPANY – P. I-6

and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
6.    Limitations on Awards
6.1    Aggregate Number of Shares Available for Awards. Subject to Section 7, the aggregate number of Shares issued to Participants or their Beneficiaries upon the grant, exercise or other settlement of all Awards shall not exceed the sum of the following: (a) the number of Shares subject to outstanding Awards under the Plan as of the Amendment Effective Date; plus (b) the number of Shares remaining available for issuance under the Plan as of the Amendment Effective Date; plus (c) 6,500,000 Shares; provided that, in no event shall the maximum number of Shares that may be issued or transferred under the Plan beginning on the Effective Date exceed 14,500,000. If the exercise price of an option to purchase Shares granted under the Plan, or the tax withholding requirements with respect to any Award, is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or withholding Shares otherwise to be delivered pursuant to such Award, or if a stock appreciation right is exercised, only the number of Shares issued, net of the Shares tendered or withheld, if any, will be deemed issued for purposes of this Section 6.1. Any Shares underlying any Award under the Plan that is cancelled, forfeited, lapses or is otherwise terminated without an issuance of Shares being made thereunder will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan. Shares issued under the Plan may be authorized but unissued Shares or treasury Shares, including Shares purchased by the Company on the open market for purposes of the Plan or otherwise.
6.2    Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted any Share-Based Awards in the form of either stock options or stock appreciation rights for more than 1,000,000 Shares in the aggregate. In addition, in any calendar year, a Participant shall not be granted any other Share-Based Awards that are intended to be Performance Awards that relate to more than 500,000 Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of these limitations, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.
6.3    Per Participant Limitation on Cash-Based Awards. In any calendar year, no Participant may be granted (i) Cash-Based Awards that are intended to be Performance Awards, with respect to which performance will be measured over a period that cannot exceed one year, that can be settled for more than $6,000,000 in the aggregate; and (ii) Cash-Based Awards that are intended to be Performance Awards, with respect to which performance will be measured over a period that may exceed one year, that can be settled for more than $6,000,000 in the aggregate. If the amount payable in respect of a Cash-Based Award is a function of future achievement of performance targets, then for purposes of these limitations, the value of such Award shall equal the amount that would be payable assuming maximum performance was achieved.
7.    Adjustments
If there is any change in the number or kind of Shares outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of Shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the maximum number of Shares for which any individual may receive Awards in any year, the kind and number of Shares covered by outstanding Awards, the kind and number of Shares issued and to be issued under the Plan, and the price per Share or the applicable market value of such Awards and the exercise price, grant price or purchase price relating to any Award shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company capital stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however,

P. I-7 – THE NEW YORK TIMES COMPANY

that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change in Control of the Company, the provisions of Section 4.3(b) of the Plan shall apply. Any adjustments determined by the Committee shall be final, binding and conclusive.
8.    General Provisions
8.1    Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
8.2    Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that, if and only to the extent permitted by the Committee, Awards and other rights hereunder may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
8.3    No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified with respect to an applicable Award and to the extent consistent with Code Section 409A, (a) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (b) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.
8.4    Taxes. The Company and any Subsidiary is authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.
8.5    Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan, any provision thereof, or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders, in accordance

THE NEW YORK TIMES COMPANY – P. I-8

with the Company’s Certificate of Incorporation, at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by the Company’s Certificate of Incorporation or any applicable law, regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Without the consent of an affected Participant, no amendment, suspension, discontinuation, or termination of the Plan may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Unless the Plan is terminated earlier by the Board, the Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan and Awards in such manner as it deems appropriate in the event of a change in applicable law or regulations.
8.6    No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, directors, and other service providers. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.
8.7    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
8.8    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
8.9    Successors and Assigns. The Plan and Awards may be assigned by the Company to any successor to the Company’s business. The Plan and any Awards shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
8.10    Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
8.11    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
8.12    Section 409A. Notwithstanding the other provisions hereof, the Plan and the Awards are intended to comply with the requirements of Code Section 409A. Accordingly, all provisions herein and with respect to any Awards shall be construed and interpreted to be consistent with the requirements of Code Section 409A to the maximum extent possible, and any payments constituting nonqualified deferred compensation subject to Code Section 409A shall only be made in a manner and upon an event permitted by Code Section 409A; provided, however, that in no event shall the Company be obligated to reimburse a Participant or Beneficiary for any additional tax (or related penalties and interest) incurred by reason of application of Code Section 409A, and the Company makes no representations that Awards are exempt from or comply with Code Section 409A and makes no undertakings to ensure or preclude that Code Section 409A will apply to any Awards. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Code Section 409A, if (a) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Code Section 409A (as determined in accordance

P. I-9 – THE NEW YORK TIMES COMPANY

with the policies and procedures adopted by the Company) and (b) the delivery of any cash or Shares payable pursuant to an Award is required to be delayed for a period of six (6) months after separation from service pursuant to Code Section 409A, such cash or Shares shall be paid during the seventh calendar month that begins following the Participant’s separation from service. If the Participant dies during the six-month delay period, the amounts withheld on account of Code Section 409A shall be paid to the Participant’s Beneficiary within thirty (30) days of the Participant’s death. The Committee shall have the discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment.

THE NEW YORK TIMES COMPANY – P. I-10

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 29, 2014 (other than 401(k) plan participants). Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

620 EIGHTH AVENUE NEW YORK, NY 10018 ATTENTION: CORPORATE SECRETARY
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Proxy Statements, proxy cards and Annual Reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 29, 2014 (other than 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

401(k) PLAN PARTICIPANTS
All votes by participants in The New York Times Companies Supplemental Retirement and Investment Plan submitted over the Internet, by phone or mail must be received by 11:59 p.m. Eastern Time on April 27, 2014.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

You can change your vote or revoke your proxy at any time before it is voted at the meeting by mailing a later-dated proxy card, executing a later-dated proxy by Internet or telephone or by voting by ballot at the meeting. If you execute more than one proxy, whether by mail, Internet or telephone, and/or vote by ballot at the meeting, only the latest dated proxy or ballot will be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M65905-P45581-Z62167	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Class A Nominees:
01) Raul E. Cesan
02) Joichi Ito
03) David E. Liddle
04) Ellen R. Marram

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	Approval of amendment and restatement of The New York Times Company 2010 Incentive Compensation Plan					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
4.	Ratification of the selection of Ernst & Young LLP as auditors					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No
IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

THE NEW YORK TIMES COMPANY
ANNUAL MEETING OF STOCKHOLDERS
APRIL 30, 2014
10:00 a.m. Eastern Time
TheTimesCenter
242 WEST 41ST STREET
NEW YORK, NEW YORK 10018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 30, 2014: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

M65906-P45581-Z62167

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 30, 2014

The undersigned hereby appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Diane Brayton, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS A COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 30, 2014, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of directors and FOR proposals 2 and 4. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

If the undersigned is a participant in The New York Times Companies Supplemental Retirement and Investment Plan, this card will also be used to provide voting instructions to the trustee for any shares attributed to the undersigned’s account on the record date, as set forth in the Notice of Annual Meeting and Proxy Statement.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be dated and signed on reverse side.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 29, 2014. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

620 EIGHTH AVENUE NEW YORK, NY 10018 ATTENTION: CORPORATE SECRETARY
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future Proxy Statements, proxy cards and Annual Reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 29, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

You can change your vote or revoke your proxy at any time before it is voted at the meeting by mailing a later-dated proxy card, executing a later-dated proxy by Internet or telephone or by voting by ballot at the meeting. If you execute more than one proxy, whether by mail, Internet or telephone, and/or vote by ballot at the meeting, only the latest dated proxy or ballot will be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M65907-Z62168	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Class B Nominees:
	01) Robert E. Denham	06) Brian P. McAndrews
	02) Michael Golden	07) Arthur Sulzberger, Jr.
	03) Steven B. Green	08) Mark Thompson
	04) Carolyn D. Greenspon	09) Doreen A. Toben
05) James A. Kohlberg

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	Approval of amendment and restatement of The New York Times Company 2010 Incentive Compensation Plan					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
3.	Advisory vote to approve executive compensation					☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:
4.	Ratification of the selection of Ernst & Young LLP as auditors					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No
IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

THE NEW YORK TIMES COMPANY
ANNUAL MEETING OF STOCKHOLDERS
APRIL 30, 2014
10:00 a.m. Eastern Time
TheTimesCenter
242 WEST 41ST STREET
NEW YORK, NEW YORK 10018

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 30, 2014: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

M65908-Z62168

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 30, 2014

The undersigned hereby appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Diane Brayton, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS B COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 30, 2014, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of directors and FOR proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be dated and signed on reverse side.